                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Under Rule 14a-12


                              WESTWOOD CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]       No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
              Common Stock, par value $.003 per share

          (2) Aggregate number of securities to which transaction applies:
              10,481,103 shares of common stock (includes 3,716,456 shares underlying options and warrants to purchase shares of common stock and convertible debt.)

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              $2.30 per share of common stock outstanding; $2.30 minus the exercise price or conversion price per share underlying options and warrants; and $2.30 per share of common stock converted from the convertible debt prior to the merger; determined based on the total merger consideration of $22,000,000

          (4) Proposed maximum aggregate value of transaction:
              $22,000,000

          (5) Total fee paid:
              $2,024


[X] Fee paid previously with preliminary materials.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:

                              WESTWOOD CORPORATION
                             12402 East 60th Street
                              Tulsa, Oklahoma 74146


                                 October 7, 2002




Dear Stockholder:


         You are cordially invited to attend a special meeting of stockholders of Westwood Corporation to be held at our offices at 12402 East 60th Street, Tulsa, Oklahoma, on November 13, 2002, at 9:00 a.m., Central Standard Time. At the special meeting, you will be asked to consider and approve our merger with a subsidiary of L-3 Communications Corporation, a corporation headquartered in New York, New York, pursuant to an agreement and plan of merger, dated as of August 8, 2002. You should carefully read the merger agreement, a copy of which is attached as Appendix A to the accompanying proxy statement. Upon completion of the merger, each share of our common stock will be converted automatically into the right to receive $2.30 in cash, without interest. We can only complete the merger if the holders of a majority of our outstanding shares approve and adopt the merger agreement.


         Our board of directors unanimously approved the merger agreement and declared the merger agreement advisable and in the best interests of our stockholders and unanimously recommends that you vote "for" approval and adoption of the merger agreement. Among the factors considered by our board of directors in evaluating the merger was the opinion of New York Capital Corp., our financial advisor, dated August 6, 2002, which provides that, as of such date, the cash consideration to be received by holders of our common stock pursuant to the merger was fair, from a financial point of view, to our stockholders. The written opinion of New York Capital Corp. is attached as Appendix B to the accompanying proxy statement and should be read carefully and in its entirety.

         The proxy statement provides you with a summary of the merger and additional information about the parties involved. If the merger agreement is approved and adopted by the requisite holders of our common stock, the closing of the merger will occur as soon after the special meeting as all of the other conditions to the closing of the merger are satisfied or waived.

         Please give all of this information your careful attention. Whether or not you plan to attend the special meeting, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you have any questions regarding the proposed transaction, please call Mr. David L. Shepherd, our corporate secretary, at (918) 250-4411.

                                   Sincerely,



                                   Ernest H. McKee
                                   Chairman of the Board, Chief Executive
                                     Officer and President




         The accompanying proxy statement of Westwood Corporation is dated October 7, 2002, and the accompanying proxy statement and proxy are first being mailed to stockholders on or about October 9, 2002.

                              WESTWOOD CORPORATION
                             12402 East 60th Street
                              Tulsa, Oklahoma 74146


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                         To Be Held On November 13, 2002



To the Stockholders of
Westwood Corporation:


         A special meeting of stockholders of Westwood Corporation will be held at our offices at 12402 East 60th Street, Tulsa, Oklahoma, on November 13, 2002, at 9:00 a.m., Central Standard Time, for the following purposes:


         1. To consider and act upon a proposal to approve and adopt the agreement and plan of merger, dated as of August 8, 2002, among Westwood Corporation, L-3 Communications Corporation, a Delaware corporation, and Blue Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of L-3 Communications Corporation, relating to the merger of Blue Acquisition Corp. with and into Westwood, with Westwood surviving the merger and becoming a wholly owned subsidiary of L-3 Communications Corporation; and

         2. To transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting.


         Our board of directors has fixed the close of business on September 20, 2002, as the record date for the special meeting. Accordingly, only stockholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of that meeting. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.


         Your vote is important regardless of the number of shares of common stock you own. Please vote as soon as possible to make sure that your shares of common stock are represented at the special meeting. To grant your proxy to vote at the special meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. We have enclosed a postage-prepaid envelope for that purpose. You may, of course, attend the special meeting, revoke your proxy and vote in person even if you have already returned your proxy. If you do not send in a proxy or vote at the special meeting, it will have the same effect as if you voted against the merger.

         If you do not vote in favor of the proposal to approve and adopt the merger agreement and the merger is completed, you may be entitled to assert dissenters' rights under the terms of the Nevada Revised Statutes. Information regarding the procedures to be followed is summarized in the attached proxy statement and the applicable provisions of the Nevada Revised Statutes are set forth in their entirety in Appendix D to the accompanying proxy statement.

                                             By Order of the Board of Directors,



                                             David L. Shepherd
                                             Secretary

Tulsa, Oklahoma
October 7, 2002

                              Westwood Corporation
                             12402 East 60th Street
                              Tulsa, Oklahoma 74146

                                 PROXY STATEMENT


                         Special Meeting of Stockholders

                         To Be Held On November 13, 2002



                                TABLE OF CONTENTS


                                                      Page
                                                      ----
SUMMARY TERM SHEET.....................................1
     The Parties to the Merger.........................1
     The Merger........................................1
     Recommendation of Our Board of Directors
       and Reasons for the Merger......................2
     Opinion of Financial Advisor......................2
     Funding of the Merger.............................2
     Interests of Officers and Directors in the
       Merger That Differ From Your Interests..........2
     The Stockholders Agreement........................2
     The Special Meeting...............................3
     Record Date and Voting Power......................3
     Quorum and Vote Required..........................3
     Proxies, Voting and Revocation....................3
     Effective Time of the Merger......................3
     Exchange of Stock Certificates....................4
     Conditions to the Merger..........................4
     No Solicitation of Proposals from
       Other Parties...................................4
     Termination of the Merger Agreement...............5
     Termination Fee...................................5
     Dissenters' Rights................................5
     Federal Income Tax Consequences...................5

QUESTIONS AND ANSWERS ABOUT
THE MERGER.............................................6

FORWARD LOOKING STATEMENTS.............................7

MARKET FOR WESTWOOD'S COMMON
EQUITY AND RELATED STOCKHOLDER
MATTERS................................................8

THE SPECIAL MEETING....................................8
     Date, Time and Place of the
       Special Meeting.................................8
     Purpose of the Special Meeting....................8
     Record Date and Voting Power......................8
     Quorum and Vote Required..........................9
     Proxies, Voting and Revocation....................9
     Solicitation of Proxies and Expenses..............9
     2002 Annual Meeting of Stockholders
       of Westwood Corporation........................10

THE PARTIES TO THE MERGER.............................10
     Westwood Corporation.............................10
     L-3 Communications Corporation...................10
     Blue Acquisition Corp............................11

THE MERGER............................................11
     General..........................................11
     Background of the Merger.........................11
     Recommendation of Our Board of Directors
       and Reasons for the Merger.....................13
     Our Forecasts....................................15
     Opinion of Financial Advisor.....................16
       Comparable Company Analysis....................17
       New York Capital Corp.'s Engagement
         Agreement....................................18
     Funding of the Merger............................19
     Interests of Officers and Directors in
       the Merger.....................................19
     Some Effects of the Merger.......................20
     Method of Accounting.............................20

THE MERGER AGREEMENT..................................20
     Effective Time of the Merger.....................20
     Conversion of Shares Pursuant to
       the Merger.....................................20
     Exchange of Stock Certificates...................21
     Stock Options; Warrants; Convertible Notes.......21
     Conduct of the Business Before
       the Merger.....................................22
     Covenants and Agreements.........................25
       No Solicitation................................25
       Indebtedness...................................26
       Stockholders Meeting...........................27
       Access to Information..........................27



                                      (i)


                                                      Page
                                                      ----
       Indemnification and Insurance of
          Westwood Officers and Directors.............27
       Employee Matters...............................27
       SEC and Government Filings.....................27
       Pre-Closing Date Balance Sheet.................27
       Additional Mutual Covenants....................27
     Representations and Warranties of
       Westwood and Purchaser.........................27
     Conditions to the Merger.........................29
       Conditions to the Obligations of
         Each Party...................................29
       Conditions to Our Obligations..................30
       Conditions to the Obligations of Purchaser.....30
     Termination of the Merger Agreement..............31
     Termination Fees.................................32
     Merger Expenses..................................32
     Amendments.......................................32

THE STOCKHOLDERS AGREEMENT............................33
     General..........................................33
     Voting...........................................33
     Restrictions on Transfer and Other
       Voting Arrangements............................33
     No Solicitation..................................33
     Profit Disgorgement..............................33
     Option...........................................34
     Agreement to Tender Shares.......................34
     Termination......................................34

YOU HAVE DISSENTERS' RIGHTS IN THE
MERGER................................................34
     General..........................................34
     Exercising Procedures............................34
     Payment of Fair Value............................35
     Record and Beneficial Owners.....................36
     Delivery of Notices and Demands..................36
     Costs............................................36
     Loss of Dissenters' Rights.......................37

FEDERAL INCOME TAX
CONSEQUENCES..........................................37

REGULATORY AND OTHER
APPROVALS.............................................38

PRINCIPAL STOCKHOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT ..............................38

OTHER MATTERS.........................................40

WHERE YOU CAN FIND MORE
INFORMATION...........................................40

APPENDICES

    Appendix A--
      Agreement and Plan of Merger..................A-1

    Appendix B--
      Opinion of New York Capital Corp..............B-1

    Appendix C--
      Stockholders Agreement........................C-1

    Appendix D--
      Text of Sections 92A.300 to 92A.500
        of the Nevada Revised Statutes
        Concerning Dissenters' Rights...............D-1




                                      (ii)

                               SUMMARY TERM SHEET

     This summary term sheet, together with the subsequent questions and answers section, highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, as well as the additional documents to which we refer you, including the merger agreement attached as Appendix A. We encourage you to read the merger agreement because it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.


The Parties to the Merger (page 10)

Westwood Corporation
12402 East 60th Street
Tulsa, Oklahoma 74146
(918) 250-4411

     In this proxy statement, we call this company "Westwood," "we" or "us." Westwood is a Nevada corporation formed in 1986. Our common stock is traded on the NASDAQ Bulletin Board Market under the symbol "WNMP.OB." Westwood is engaged in the design and sale of electronic generation, distribution and automated control equipment and related products. Through its subsidiaries, Westwood controls the design and manufacture of:

o a broad family of diesel, natural gas and electrical generators for both military and civilian use;

o the development, sale and service of automation and control systems for major military and commercial ships; and

o the manufacture and sale of marine switchboards designed for the distribution of electrical power, interior communication, weapons systems, electrical plant control and power and lighting control on naval combat vessels.


L-3 Communications Corporation
600 Third Avenue
New York, New York 10016
(212) 697-1111

     In this proxy statement, we call this company "Purchaser." Purchaser is a Delaware corporation formed in 1997 and, together with its subsidiaries, is a leading merchant supplier of sophisticated secure communication systems and specialized products. Purchaser's products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems.

Blue Acquisition Corp.
c/o L-3 Communications Corporation
600 Third Avenue
New York, New York 10016

     Blue Acquisition Corp. is a Nevada corporation and a wholly owned subsidiary of Purchaser. Blue Acquisition Corp. was formed solely for the purpose of effecting the merger and has conducted no activities other than in connection with the merger and the merger agreement.

The Merger (page 11)

     If the merger is completed, Blue Acquisition Corp. will be merged with and into Westwood, with Westwood being the surviving corporation, pursuant to a merger agreement dated as of August 8, 2002, among Purchaser, Blue Acquisition Corp. and us.

     At the effective time of the merger, each outstanding share of our common stock will be converted automatically into the right to receive $2.30 in cash, without interest.

     After the completion of the merger, Westwood will be the surviving corporation and will be a wholly owned subsidiary of Purchaser. The holders of our common stock will have no continuing equity interest in, and will not share in future earnings, dividends or growth, if any, of, the surviving corporation. In addition, after the merger has been completed, our common stock will no longer be traded on the NASDAQ Bulletin Board or registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Recommendation of Our Board of Directors and Reasons for the Merger (page 13)

     After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, at a meeting on August 7, 2002, our board of directors determined that the merger agreement was fair to, and in the best interests of, Westwood and our stockholders. The board also unanimously approved the merger, the merger agreement and the transactions contemplated by that agreement and unanimously voted to recommend that our stockholders approve and adopt the merger agreement.

     In reaching its recommendation, our board considered, among other things, the following factors:

o our financial condition, assets, results of operations, business and prospects and the risks inherent in achieving those prospects;

o the trading history of our common stock, which has been characterized by low daily trading volumes and the resulting illiquidity, typical of companies of similar size;

o    the fairness opinion of New York Capital Corp.; and

o    the terms and conditions of the merger agreement.

Opinion of Financial Advisor (page 16)

     On August 6, 2002, New York Capital Corp. rendered an opinion to our board of directors that, as of the date of that opinion, the $2.30 per share in cash to be received by holders of our common stock was fair, from a financial point of view, to our stockholders. New York Capital Corp. orally confirmed this opinion to our board of directors on August 7, 2002.

     The full text of the written opinion of New York Capital Corp., dated August 6, 2002, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to, and is incorporated by reference in, this proxy statement. The opinion of New York Capital Corp. does not constitute a recommendation as to how any holder of our common stock should vote with respect to the merger. You should carefully read the opinion in its entirety.

Funding of the Merger (page 19)

     Purchaser currently is expected to pay the merger consideration out of its available cash balances and/or through borrowings under its senior credit facilities.

Interests of Officers and Directors in the Merger That Differ From Your Interests (page 19)

     You should be aware that, at the effective time of the merger, in addition to the merger consideration to be received for shares of common stock, our officers and directors will receive consideration in exchange for the cancellation of their stock options and warrants as well as their convertible notes. In addition, it is currently expected that Ernest H. McKee, our President and Chief Executive Officer and a member of our board of directors, and David L. Shepherd, our Chief Financial Officer and Secretary, will continue with Westwood as President and as Chief Financial Officer, respectively, following the merger. The Westwood board was aware of these interests and considered them in approving the merger agreement.


The Stockholders Agreement (page 33)


     Mr. McKee and William J. Preston, a member of our board of directors, who collectively have the right to vote 2,147,598 shares of common stock, or approximately 32% of the outstanding shares of common stock, have agreed, pursuant to a stockholders agreement that they entered into with Purchaser, Blue Acquisition Corp. and Westwood, to vote in favor of the approval and adoption of the merger agreement, granted an irrevocable proxy to Purchaser to vote their shares in favor of the merger agreement, and agreed to tender their shares to Purchaser if Purchaser offers to acquire 40% or more of our assets or stock by way of an amendment to the merger agreement or otherwise. In addition, if Messrs. McKee and Preston were to convert or exercise their respective convertible securities and exercisable options into our common stock, they would collectively have the right to vote 3,255,648 shares of common stock, or approximately 41% of the outstanding shares of common stock after giving effect to such conversion or exercise. If all of the officers and directors of Westwood were to convert or exercise their respective convertible securities and exercisable options into our common stock, Messrs. McKee and Preston would then collectively have the right to vote approximately 34% of the then outstanding common stock.

The Special Meeting (page 8)


     The special meeting will be held on November 13, 2002, at 9:00 a.m. Central Standard Time, at our offices at 12402 East 60th Street, Tulsa, Oklahoma. At the special meeting, our stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement. You may vote on the proposal by completing, signing, dating and returning the enclosed proxy card or by appearing at the special meeting and voting in person.


Record Date and Voting Power (page 8)


     Our board of directors has fixed the close of business on September 20, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting.


     On the record date, we had 6,764,647 outstanding shares of common stock held by approximately 120 stockholders of record. We have no other class of voting securities outstanding. Stockholders of record on the record date will be entitled to one vote per share of common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required (page 9)

     Approval and adoption of the merger agreement requires the affirmative vote of a majority of outstanding shares of our common stock. Ernest H. McKee, our President and Chief Executive Officer and a member of our board of directors, and William J. Preston, a member of our board of directors, who collectively have the right to vote 2,147,598 shares of common stock, or approximately 32% of the outstanding shares of common stock, have agreed, pursuant to a stockholders agreement that they entered into with Purchaser, Blue Acquisition Corp. and Westwood, to vote in favor of the approval and adoption of the merger agreement and have granted an irrevocable proxy to Purchaser to vote their shares in favor of the merger agreement. Therefore, approval of the merger agreement will require an additional affirmative vote of approximately 18% of the outstanding shares of our common stock.


Proxies, Voting and Revocation (page 9)

     Shares of common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted "For" the approval of the merger agreement. Proxies are being solicited on behalf of our board of directors.

     A proxy may be revoked by the person who executed it at, or before, the special meeting by:

o delivering to our secretary a written notice of revocation bearing a later date than a previously delivered proxy;

o    duly executing, dating and delivering to our secretary a subsequent proxy;
     or

o    attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Effective Time of the Merger (page 20)

     The merger will become effective as of the date and time that the articles of merger are accepted for filing by the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes, which is expected to occur as soon as practicable after stockholder approval and the satisfaction or waiver of all other conditions to closing of the merger.


Exchange of Stock Certificates (page 21)


     At the effective time of the merger, Purchaser will deposit with Progressive Transfer Company, Westwood's transfer agent, who is acting as the paying agent, cash in an amount sufficient to pay the holders of shares of common stock outstanding immediately prior to the effective time of the merger, other than stockholders exercising their appraisal rights, the cash merger consideration to which they are entitled under the merger agreement.

     The merger agreement provides that as soon as reasonably practicable after the effective time of the merger, the paying agent will send to each stockholder of record, as of immediately prior to the effective time, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering stock certificates. You should not send any stock certificates to the paying agent or to anyone else until you receive the letter of transmittal. Upon the surrender of a stock certificate, the paying agent will issue to the surrendering holder the consideration described above, without interest and subject to any required withholding of taxes.

Conditions to the Merger (page 29)

     For the merger to occur, the holders of a majority of the shares of common stock outstanding must approve and adopt the merger agreement and the parties must satisfy or waive all other conditions specified in the merger agreement, including:

o that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the completion of the merger, be in effect;

o that Purchaser receive evidence that Purchaser and Westwood have received all consents, approvals, and permits required to be obtained from any governmental entity or third party;

o that no event has occurred that could be materially adverse to our assets, business, prospects, financial condition or operations, or that of our subsidiaries, or that materially impairs or delays us from consummating the merger; and

o that the holders of not more than five percent of our outstanding shares shall have exercised their dissenters' rights under the Nevada Revised Statutes.

No Solicitation of Proposals from Other Parties (page 25)

     In accordance with the merger agreement, we have agreed that, until the termination of the merger agreement or the effective time of the merger, we will not authorize or permit any of our directors, officers, employees, investment bankers, attorneys, accountants, or other advisors or representatives to (a) solicit, initiate, encourage or facilitate any takeover proposal, or (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or otherwise cooperate in any way with, any takeover proposal, unless the other party making the takeover proposal has made a bona fide unsolicited takeover proposal to Westwood's board of directors that the board of directors determines in good faith is or is reasonably likely to be superior to the merger.

     We must advise Purchaser promptly in writing of any unsolicited inquiry or proposal which we receive that is reasonably likely to lead to a takeover proposal.


     After stockholder approval of the merger agreement, we have no right to terminate the merger agreement if we receive an offer to acquire us from a third party that is superior to Purchaser's offer.

Termination of the Merger Agreement (page 31)

     The merger agreement may be terminated at any time prior to the effective time of the merger by, among other things, the mutual written agreement of the parties or, after the occurrence of certain events or actions, by one of the parties acting independently. For example, either party may independently terminate the merger agreement if:

o the merger is not consummated by February 4, 2003; provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause of, or resulted in, the failure of the merger to be completed by that date and such action or failure constituted a breach of the merger agreement;

o any governmental authority takes any action prohibiting the merger, and such action becomes final and non-appealable;

o our stockholders holding in excess of a majority of our common stock do not vote to approve and adopt the merger; or

o the other party materially breaches the merger agreement and does not promptly correct such breach.

     In addition, Purchaser may terminate the merger agreement if our board withdraws or modifies its recommendation in a manner adverse to Purchaser.

     Prior to stockholder approval of the merger agreement, we may terminate the merger agreement and enter into a transaction with a third party on a proposal which is superior to Purchaser's offer subject to compliance with the conditions set forth in the merger agreement.

Termination Fee (page 32)

     We are required to pay a termination fee to Purchaser in the amount of $1,100,000 if:

o either we or Purchaser terminate the merger agreement because stockholder approval is not obtained and, within twelve months of the termination, we enter into another acquisition agreement; or

o Purchaser terminates the merger agreement because our board withdraws or modifies its recommendation in a manner adverse to Purchaser; or

o either we or Purchaser terminate the merger agreement because we are entering into a competing business combination with a third party which constitutes a superior proposal.

Dissenters' Rights (page 34)

     If you do not vote in favor of the proposal to approve and adopt the merger agreement and you comply strictly with the applicable provisions of the Nevada Revised Statutes, and the requisite number of our stockholders approve and adopt the merger agreement and the merger is completed, you have the right to dissent and be paid cash for the "fair value" of your shares. This payment may be more than, the same as, or less than, the merger consideration you would receive in the merger. To perfect these dissenters' rights, you must follow the required procedures precisely. The applicable provisions of the Nevada Revised Statutes are attached to this document as Appendix D. It is a condition to the completion of the merger that holders of not more than five percent of the outstanding voting shares entitled to vote at the special meeting elect to exercise their dissenters' rights.


Federal Income Tax Consequences (page 37)

     If the merger is completed, the exchange of our common stock by any of our stockholders in return for the merger consideration will be a taxable transaction under the Internal Revenue Code of 1986. Because of the complexities of the tax laws, we advise you to consult your own tax advisors concerning the applicable federal, state, local, foreign and other tax consequences resulting from the merger.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  How do I submit my vote?

A: After reading and considering the information in this proxy statement, please mark, sign and date your proxy card. Then mail your signed and dated proxy card in the enclosed postage-paid, return envelope as soon as possible so that your shares can be voted at the special meeting.

Q:  What happens if I do not return a proxy card?

A: If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as voting against the merger agreement.

Q:  May I vote in person?

A: Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card. However, even if you plan to attend the special meeting, it is a good idea to cast your vote in advance of the meeting by returning your proxy card in case your plans to attend should change.

Q:  May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions on page 9. You then may either change your vote by sending in a new proxy or attending the special meeting and voting in person.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: No. Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares by following the instructions provided to you by your broker that should accompany this proxy statement.

Q:  Should I send in my stock certificates now?

A: No. Promptly after the merger is completed, you will receive detailed instructions for delivering your stock certificates for the cash payment. You should not send your stock certificates to us or anyone else until you receive these instructions. Purchaser will arrange for payment to be sent to you as promptly as practicable following receipt of your stock certificates and other required documents.

Q:  What will I receive in the merger?

A: Upon completion of the merger, you will receive a cash payment of $2.30, without interest, for each share of common stock that you hold, subject to any required tax withholding.

Q:  What will happen to my shares of Westwood after the merger?

A: Following completion of the merger, your shares of common stock will represent solely the right to receive the $2.30 per share cash payment. Trading in our common stock on the NASDAQ Bulletin Board will cease. Price quotations will no longer be available and we will no longer file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Q:  What will happen to present members of Westwood's management?

A: It is expected that Ernest H. McKee will remain as President of Westwood after the merger. It is expected that David L. Shepherd will also remain as Westwood's Chief Financial Officer after the merger pursuant to his employment contract. At or prior to the merger, the members of our board of directors will resign.

Q:  Did the Westwood board retain financial advisors?

A: To assist it in making its recommendation regarding the merger, our board retained New York Capital Corp. as its financial advisor in connection with its evaluation of the merger. New York Capital Corp. delivered to our board an opinion to the effect that, as of the date of that opinion, the per share merger consideration to be received by the holders of our common stock was fair, from a financial point of view, to the holders of our common stock. We have attached the full text of the opinion of New York Capital Corp. as Appendix B to this proxy statement. This opinion sets forth the assumptions made, matters considered and limitations on the review taken in connection with the opinion.

Q:  Do I have the right to exercise dissenters' rights if I oppose the merger?

A: Under Nevada law, you are entitled to dissent and seek appraisal of the "fair value" of your shares of common stock as determined by a court. In order to perfect your dissenters' rights, you must not vote in favor of the merger and you must strictly follow all of the requirements under Nevada law, which requirements are set forth in Appendix D to this proxy statement and summarized under "YOU HAVE DISSENTERS' RIGHTS IN THE MERGER." The fair value could be equal to, less than or more than $2.30 per share.

Q:  When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. If the stockholders approve the merger agreement at the special meeting and the other conditions to the merger are satisfied or waived, we expect to complete the merger shortly after the special meeting.

Q:  Who can help answer my questions?

A: If you have any additional questions about the merger, you should call Mr. David L. Shepherd, our corporate secretary, at (918) 250-4411.


                           FORWARD LOOKING STATEMENTS

     This proxy statement includes "forward looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward looking statements and include the following:

o    completion of the proposed merger; and

o    future financial performance if the merger is not completed.

     These forward looking statements are based on assumptions, which we believe are reasonable, but which are open to a wide range of uncertainties and business risks. Factors that could cause actual results to differ materially from those anticipated are discussed in the pertinent sections of this proxy statement and in our periodic filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended March 31, 2002.

                       MARKET FOR WESTWOOD'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     Our common stock is traded on the NASDAQ Bulletin Board Market under the symbol "WNMP.OB." The following table shows the high and low sale prices of Westwood common stock for the calendar quarters indicated, as reported by the National Association of Securities Dealers, Inc.:


               Quarter Ended             High Bid                Low Bid
               -------------             --------                -------
               Sept. 30, 2002             $2.25                   $1.15
               June 30, 2002               1.45                    1.01
               Mar. 31, 2002               1.40                    1.03
               Dec. 31, 2001               1.85                    1.15

               Sept. 30, 2001             $1.47                   $0.72
               June 30, 2001               0.94                    0.50
               Mar. 31, 2001               0.875                   0.5312
               Dec. 31, 2000               0.9375                  0.4375


We have not paid any cash dividends on our common stock for the periods shown above. In addition, due to the continued need for operating capital, current bank credit facility restrictions of dividend payments, and restrictions imposed by the merger agreement, we do not expect to pay cash dividends during the remainder of fiscal 2003.

         The following table sets forth the closing per share sales price of Westwood's common stock, as reported on The NASDAQ Bulletin Board Market on August 8, 2002, the last full trading day before the public announcement of the proposed merger, and on October 3, 2002, the latest practicable trading day before the printing of this proxy statement:




                                                         Westwood's Common
                                                        Stock Closing Price
                                                        -------------------
      August 8, 2002................................            $1.27
      October 3, 2002...............................            $2.24


                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting


     The special meeting will be held at our offices at 12402 East 60th Street, Tulsa, Oklahoma, on November 13, 2002, at 9:00 a.m., Central Standard Time.


Purpose of the Special Meeting

     At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement relating to the merger of Blue Acquisition Corp. into Westwood, with Westwood being the surviving corporation. As a result of the merger, Westwood will become a wholly owned subsidiary of Purchaser.

Record Date and Voting Power


         Our board of directors has fixed the close of business on September 20, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were 6,764,647 outstanding shares of common stock held by approximately 120 holders of record. Our common stock is our only outstanding class of stock. Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required

     Our bylaws require the presence, in person or by duly executed proxy, of the holders of shares of common stock representing at least 33-1/3% of our outstanding shares of common stock at the special meeting in order to constitute a quorum. For purposes of determining only the presence or absence of a quorum for the transaction of business, we intend to count abstentions and broker non-votes as present at the special meeting. Abstentions and broker non-votes are not, however, counted as favorable votes and, therefore, have the same effect as a vote against the proposal. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock.


     Ernest H. McKee, our President and Chief Executive Officer and a member of our board of directors, and William J. Preston, a member of our board of directors, who collectively have the right to vote 2,147,598 shares of common stock, or approximately 32% of the outstanding shares of common stock, have agreed, pursuant to a stockholders agreement that they entered into with Purchaser, Blue Acquisition Corp. and Westwood, to vote in favor of the approval and adoption of the merger agreement and have granted an irrevocable proxy to Purchaser to vote their shares in favor of the merger agreement. Therefore, approval of the merger agreement will require an additional affirmative vote of approximately 18% of the outstanding shares of our common stock.


Proxies, Voting and Revocation

     Shares of our common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted "For" the approval of the merger agreement. Proxies are being solicited on behalf of our board.

     A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

o delivering to our secretary a written notice of revocation bearing a later date than a previously delivered proxy;

o    duly executing, dating and delivering to our secretary a subsequent proxy;
     or

o attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy.

Any written notice revoking a proxy should be delivered to Westwood Corporation, 12402 East 60th Street, Tulsa, Oklahoma 74146, Attention:
Mr. David L. Shepherd.

Solicitation of Proxies and Expenses

     We will bear the entire cost of solicitation of proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. In addition to solicitation by mail, directors, officers and employees of Westwood and its subsidiaries may solicit proxies from Westwood stockholders, either personally or by telephone or other forms of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. We do not anticipate that any other persons will be specifically engaged to solicit proxies or that special compensation will be paid for that purpose, but we reserve the right to do so should we conclude that such efforts are necessary or advisable. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

2002 Annual Meeting of Stockholders of Westwood Corporation


     We will hold our 2002 annual meeting of stockholders only if the merger is not consummated. In the event of the annual meeting, any stockholder proposals intended to be presented at the meeting must have been received at our principal executive offices on or before October 31, 2002, in order to be included in our proxy materials relating to that meeting.



                            THE PARTIES TO THE MERGER

Westwood Corporation

     Westwood, a Nevada corporation formed in 1986, is engaged in the design, manufacture and sale of electrical generation, distribution, and automated control equipment and related products. The Company's business is conducted through its wholly owned subsidiaries, NMP Corp. ("NMP"), an Oklahoma corporation formed in 1988; TANO Corp. ("TANO"), a Louisiana corporation acquired in May of 1997; and MC II Electric Company, Inc. ("MC II"), a Texas corporation acquired in May of 1997.

     NMP's marine engineered products line includes marine switchboards designed for the distribution of electrical power, interior communication, weapons systems, electrical plant control and power and lighting control on naval combat vessels. NMP's primary customers for switchboard products are the major shipbuilders that serve as prime defense contractors to the U.S. government. Equipment is also sold to Allied Foreign Governments, with State Department approval, under the War Munitions Act.

     TANO, located in New Orleans, Louisiana, designs, manufactures, installs and services high-quality automation and control systems for major military and commercial ships. TANO is a leading and long-standing provider of automated machinery plant control systems for the U.S. Coast Guard, the U.S. Navy and the Military Sealift Command. TANO's product lines are primarily divided into two segments: Systems, and Parts and Service. Systems consists of the design and manufacture of automation and control systems for new ships, as well as complex retrofits for existing ships. Parts and Service consists of the aftermarket business whereby TANO provides parts and maintenance to a large, worldwide installed base of TANO systems.

     MC II is in the business of designing and manufacturing a broad family of diesel, natural gas and turbine mobile electrical generator sets for both military and commercial applications. MC II has also designed computer software and flat panel control screens for monitoring and controlling all generator mechanical and operational functions.

L-3 Communications Corporation

     Together with its subsidiaries, Purchaser is a leading merchant supplier of sophisticated secure communication systems and specialized products. It produces secure, high data rate communication systems, training and simulation systems, engineering development and integration support, avionics and ocean products, fuzing products, telemetry, instrumentation, space and guidance products and microwave components. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Purchaser's systems and specialized products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Its customers include the U.S. Department of Defense, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. Its business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets.

Blue Acquisition Corp.

     Blue Acquisition Corp. is a Nevada corporation recently formed by Purchaser solely for the purpose of effecting the merger. It has not conducted any business or activity except in connection with activities related to the merger.


                                   THE MERGER

General

     The merger agreement provides for the merger of Blue Acquisition Corp. with and into Westwood, with Westwood being the surviving corporation. The merger will become effective when the articles of merger have been accepted for filing by the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes, which is expected to occur as soon as practicable after stockholder approval of the merger and the satisfaction or waiver of all other conditions to closing the merger.

     As of the effective time of the merger, holders of shares of our common stock will have no further ownership interest in the surviving corporation. Instead, each holder of common stock issued and outstanding immediately prior to the effective time of the merger will be entitled to receive $2.30 in cash per share, without interest. Prior to the effective time of the merger, we will use our best efforts to have each convertible note converted in full into shares of common stock. Upon completion of the merger, all of Westwood's outstanding stock options and warrants will be cancelled and, in full settlement of these options and warrants, Purchaser will cause Westwood to pay each holder an amount of cash equal to the product of (i) the number of shares of common stock underlying each stock option and warrant held by that holder, and (ii) the excess, if any, of the merger consideration over the exercise price per share of common stock applicable to that option or warrant.

Background of the Merger

     During the course of 1997, members of our board expressed concern that, in our present structure, we would not be able to grow and develop on a basis acceptable to our board and stockholders. The board decided to investigate potential transactions in which we could continue to grow and develop on an acceptable basis. In March 1998, we entered into a contract with an investment advisor to investigate various strategic alternatives to maximize stockholder value, including our possible sale. We worked with this investment advisor to prepare materials to be presented to potential purchasers but determined that the timing was not yet right to present Westwood for sale.


     In February 2000, we instructed our investment advisor to begin the marketing process. The investment advisor contacted a number of companies to determine interest in a transaction with Westwood. In July 2000, we entered into three confidentiality agreements, including one with an affiliate of Purchaser. We commenced serious discussions with Purchaser and two other potential purchasers in August 2000. Representatives of Purchaser came to Tulsa to meet with management in late October 2000. On November 10, 2000, Purchaser submitted a non-binding indication of interest in acquiring Westwood for a purchase price in the range of $20 to $25 million. The indication of interest was subject to a number of conditions, including additional due diligence. Purchaser conducted its due diligence with us throughout November and December 2000.


     On December 21, 2000, the investment advisor instructed Purchaser and the other potential acquirers to submit their best offer in early January. On January 10, 2001, Purchaser submitted a proposal to acquire Westwood for $18 million, conditioned on Westwood's outstanding debt not exceeding $4.5 million at closing. Our board considered this offer inadequate. We continued to negotiate with Purchaser and to discuss possible transactions with two other interested parties. In late January, 2001, the two other potential purchasers advised us, without submitting bids, that they had decided not to proceed with discussions with us to purchase Westwood.

     On February 2, 2001, Purchaser submitted a revised proposal to acquire Westwood, offering $18 million (conditioned on Westwood's outstanding debt not exceeding $4.5 million at closing) plus a potential additional payment of up to $4 million dependent on certain performance criteria being achieved by Westwood on or before June 30, 2001. On March 2, 2001, Purchaser further revised its proposal by conditioning it on the elimination of Westwood's outstanding debt immediately prior to closing. The negotiations were terminated in March, 2001 because of numerous contingencies relating to product development and qualification testing for several of our products.

     In the summer of 2001, we entered into discussions with New York Capital Corp. to consider whether to retain its services as an investment advisor. In a teleconference on July 23, 2001, the board decided to hire New York Capital Corp. to represent us in seeking potential buyers. New York Capital Corp. contacted numerous potential purchasers on our behalf. Seventeen companies expressed an initial interest and our management held meetings with three potential purchasers who expressed further interest, including Purchaser.

     We recommenced serious discussions with Purchaser in November 2001 while still providing requested information to the other two potential purchasers. Purchaser made a verbal proposal in late December 2001 to acquire Westwood for $20 million plus a potential additional payment to be calculated based on certain contingencies relating to qualification testing requirements on certain of Westwood's government contracts. Discussions to improve Purchaser's offer were conducted by our management. On January 7, 2002, Purchaser made its final proposal to acquire Westwood for $22 million (representing a price of $2.30 per share for our common stock), conditioned on Westwood's outstanding debt not exceeding $6 million at closing. In late February, 2002, our management asked Purchaser to prepare a draft of the merger agreement setting forth the terms of its proposal. During this time, discussions with the other potential parties did not result in any proposals.


     Purchaser delivered initial drafts of the merger agreement and the stockholders agreement in late March, 2002. From April through August, our management continued to negotiate with Purchaser to provide the best possible terms for Westwood and our stockholders. In connection with these negotiations, Purchaser agreed to remove its $6 million absolute condition on Westwood's indebtedness in exchange for the more flexible indebtedness condition currently contained in the merger agreement and described in "THE MERGER AGREEMENT--Covenants and Agreements--Indebtedness." During this period, Westwood also continued to provide Purchaser with due diligence information. On July 30, 2002, representatives of Purchaser met with Westwood's management in Tulsa to conclude Purchaser's due diligence review.


     On August 5, 2002, our board, together with its financial and legal advisors, convened a special meeting to consider the proposed merger agreement, stockholders agreement and the transactions contemplated by the agreements, including the purchase price. Mr. McKee and Mr. Shepherd, together with our legal and financial advisors, reviewed the background of the proposed merger, the potential benefits of the merger to our stockholders, financial and valuation analyses of the transaction, and the terms of the merger agreement and related documents. Following the meeting, Westwood's and Purchaser's respective legal advisors continued to finalize the terms of the merger agreement and related agreements.

     On August 7, 2002, our board, together with its financial and legal advisors, convened a special meeting at which the financial and legal advisors updated the board on the status and terms of the proposed agreements. New York Capital Corp. delivered to our board its written opinion dated August 6, 2002, which it orally confirmed at the meeting, that, based on and subject to the matters set forth in its opinion, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair to such holders, from a financial point of view. After considering the presentations given at this meeting and at the August 5 meeting by Messrs. McKee and Shepherd and our legal advisor and the presentation by and opinion of New York Capital Corp., along with various other factors discussed below, our board unanimously:

     o approved the merger agreement, the stockholders agreement and the transactions contemplated by the agreements;

     o approved an amendment to our bylaws so as to exempt the merger transaction from certain anti-takeover provisions of Nevada corporate law;

     o authorized our officers to execute the merger agreement and stockholders agreement on our behalf; and

     o approved a recommendation that our stockholders vote in favor of the approval and adoption of the merger agreement.

     Following the meeting, the merger agreement, the stockholders agreement and the related documents were finalized.

     On August 8, 2002, officers of Purchaser, Blue Acquisition Corp. and Westwood executed and delivered the merger agreement and the stockholders agreement. On August 9, 2002, Westwood and Purchaser issued press releases announcing the proposed merger.

Recommendation of Our Board of Directors and Reasons for the Merger

     As described above in the section entitled "Background of the Merger," our board unanimously approved the merger, the merger agreement and the transactions contemplated by that agreement at a meeting held on August 7, 2002. Our board believes that the terms of the merger, the merger agreement and the other transactions contemplated by that agreement are fair to, and in the best interests of, Westwood and its stockholders. Accordingly, our board recommends approval and adoption of the merger agreement by our stockholders. In reaching its conclusion to approve the merger and the merger agreement, our board consulted with our management and our legal counsel, and was advised by New York Capital Corp., our financial advisor in this transaction. The board considered our short-term and long-term interests and those of our stockholders. In particular, our board considered the following factors, all of which it deemed favorable, in reaching its decision to recommend the merger and the merger agreement:

     o the consideration to be received by our stockholders in the merger represents a premium of approximately 81% over the NASDAQ Bulletin Board closing price per share of $1.27 on August 8, 2002, which was one day prior to the public announcement of the merger agreement;

     o our financial condition, assets, results of operations, business and prospects and the risks inherent in achieving those prospects;

     o the trading history of our common stock, which has been characterized by low daily trading volumes and the resulting illiquidity, typical of companies of similar size;

     o the opinion of New York Capital Corp. that the consideration to be issued by Purchaser in the merger is fair, from a financial point of view, to the holders of our common stock, and the various analyses presented to our board of directors by New York Capital Corp. See "Opinion of Financial Advisor" at page 16;

     o the provisions that permit Westwood, subject to the conditions and procedures described in the merger agreement, (1) to consider superior third party offers to acquire Westwood, (2) to provide information and negotiate with third parties in response to those offers, and (3) to terminate the merger agreement with Purchaser to accept a superior proposal subject to the payment to Purchaser of a $1.1 million termination fee; and

     o the terms and conditions of the merger agreement, including the payment of the merger consideration solely in cash, which provides certainty in value to our stockholders, the nature of the parties' representations, warranties, covenants and agreements, and the fact that the conditions to Purchaser's obligation to consummate the merger are reasonably limited and thus the risk that the merger will not be consummated is reasonably small.

     Our board also considered the fact that the consummation of the merger is not subject to a financing contingency.

     Our board of directors consulted with New York Capital Corp. during the course of its engagement. The board of directors believed that New York Capital Corp.'s analysis was reasonable.

     In considering the recommendation of the board of directors, you should be aware that certain directors and officers have interests in the merger that are different from, or are in addition to, the interests of Westwood stockholders generally. The board recognized these interests and determined that they neither supported nor detracted from the advisability of the merger to Westwood stockholders. For a discussion of these interests, see "Interests of Officers and Directors in the Merger."

     Our board of directors also considered other strategic alternatives to the merger that might be available to us, including:

     o remaining independent and continuing to expand our business in the marine and defense industries;

     o pursuing other business combinations, including mergers involving companies with significantly greater market capitalization than our own; and

     o rejecting Purchaser's offer and soliciting additional bids from third parties.

     Our board considered the strategic options available to us and determined that none of these options was reasonably likely to present superior opportunities, or was reasonably likely to create greater value for our stockholders, than the prospects presented by the merger. After considering the potential benefits and risks associated with each of these alternatives to us and our stockholders, our board determined that the merger represented the alternative that is in the best interests of our stockholders.

     Our board also considered the following potentially negative factors of the merger in its deliberations concerning the merger and the merger agreement:

     o Our board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the possible future growth of Westwood.

     o Our board of directors acknowledged that the merger is a taxable transaction and, as a result, holders of our common stock will be required to pay taxes on any built-in gain as a result of their receipt of the cash consideration in the transaction.

     o Our board considered the covenant in the merger agreement restricting our ability to solicit or entertain other potential acquisition proposals.

     o Our board considered the risks and costs to us if the merger does not close, which risks and costs would result from, among other things, the extensive efforts that would be required to attempt to complete the transaction and the significant distractions which our employees will experience during the pendency of the transaction.

     In the opinion of our board, the above factors represent the material potential adverse consequences which could occur as a result of the merger. In considering the merger, our board considered the impact of these factors on our stockholders.

     In deciding whether to accept Purchaser's offer, our board compared the merger consideration to the market price for our common stock and determined that the merger consideration was fair for the following reasons:

     o the Purchaser's offer was the highest cash offer submitted to our board and represented Purchaser's final offer;


     o our management engaged in discussions with potential corporate acquirers over a two-year period and believed that it was unlikely that a superior bid would emerge;


     o New York Capital Corp. engaged in extensive communications with potential corporate acquirers;

     o New York Capital Corp. had given our board its opinion that the merger consideration was fair to our stockholders from a financial point of view; and

     o our board believed that if it rejected Purchaser's bid and announced that we had decided to remain independent, the market price of our common stock could have dropped sharply as our stockholders determined that the realization of a takeover premium through a sale of the company was unlikely.

     The foregoing discussion describes the material factors considered by the board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the board determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

     In the event the merger is not completed for any reason, we will continue to explore various strategic alternatives to maximize stockholder value, including other business combination opportunities.

Our Forecasts


     In connection with Purchaser's review of Westwood and in the course of the negotiations between Westwood and Purchaser, we provided Purchaser with non-public business and financial information. We also provided this information to New York Capital Corp., which used this information in its analysis of the fairness of the cash merger consideration to be received by our stockholders. See "Opinion of Financial Advisor." The non-public information we provided included forecasts of our future operating performance. Our forecasts included management forecasts, most recently as of June 2002 of our projected sales, net income, and EBITDA through the fiscal year ending March 31, 2003, and of projected gross revenues for fiscal years ending 2003 through 2005. Our board of directors also reviewed our forecasts in connection with approving the merger agreement and the merger.


     We do not, as a matter of course, publicly disclose forecasts as to future revenues or earnings. Our forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because this information was made available to Purchaser in connection with its due diligence investigation of us and was considered by our board of directors in connection with approving the merger agreement and the merger. Our forecasts were not prepared with a view to complying with the published guidelines of the SEC regarding forecasts, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. Moreover, Ernst & Young LLP, our independent auditor, has not examined, compiled or applied any procedures to our forecasts in accordance with standards established by the American Institute of Certified Public Accountants and expresses no opinion or any assurance on their reasonableness, accuracy or achievability. Our forecasts reflect numerous assumptions made by our management, many of which are inherently uncertain and subject to change. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict, may cause our forecasts or the underlying assumptions to be inaccurate. Accordingly, it is expected that there will be differences between actual and forecasted results, and actual results may be materially different from those contained in our forecasts.


         The inclusion of our forecasts in this proxy statement should not be regarded as an indication that our board of directors, Westwood, Purchaser or either of their respective financial advisors considered or consider our forecasts to be a reliable prediction of future events, and our forecasts should not be relied upon as such. To the extent our forecasts represent our management's best estimate of possible future performance, this estimate is made only as of June 2002, the date of the forecasts, and is not made as of any later date. You should take all of this into account when evaluating any factors or analyses based on our forecasts.


         The forecasts that we provided to Purchaser, that were used by New York Capital Corp. in conjunction with its analyses as described below under the caption "Opinion of Financial Advisor" in rendering its fairness opinion and that our board of directors reviewed in connection with approving the merger agreement and the merger are summarized below.

                     WESTWOOD SUMMARY FINANCIAL PROJECTIONS
                                As of June, 2002
                                 (in thousands)

                                               Fiscal Year Ended
                                                   March 31
                             2003            2004            2005
                             ----            ----            ----
      Gross Revenues        $64,711         $68,071         $50,883

      Net income              2,077            *                *

      EBITDA                  3,253            *                *


------------
*Not provided

Opinion of Financial Advisor

     A special meeting of our board was convened on August 7, 2002, to consider approving the merger agreement. New York Capital Corp. delivered its written opinion dated August 6, 2002 (subsequently confirmed by an oral opinion on August 7, 2002) that, as of such dates, the merger consideration was fair to our stockholders, from a financial point of view.

     A copy of the opinion of New York Capital Corp., which sets forth the items reviewed and the methods used to calculate Westwood's market value by New York Capital Corp. in rendering its opinion, is attached as Appendix B to this proxy statement and is incorporated by reference. This summary of the New York Capital Corp. opinion addresses the material items on which New York Capital Corp. based its opinion. You are strongly encouraged to carefully read the opinion in its entirety.

     The New York Capital Corp. opinion was provided to our board for its information and is directed only to the fairness to our stockholders, from a financial point of view, of the consideration to be received by our stockholders. The New York Capital Corp. opinion does not constitute a recommendation to any Westwood stockholder as to how that holder should vote on the approval of the merger agreement or as to whether the merger would be beneficial to any stockholder.

     The summary set forth below describes material aspects of the analyses underlying New York Capital Corp.'s opinion and the presentation made by New York Capital Corp. to our board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, the New York Capital Corp. opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, New York Capital Corp. did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, New York Capital Corp. believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, could create an incomplete or inaccurate view of the process underlying the New York Capital Corp. opinion.

     In arriving at its opinion, New York Capital Corp. met with our executive management to discuss our business, operations and prospects. In addition, New York Capital Corp. reviewed:

     o    a recent draft of the merger agreement and related documents;

     o    our annual report on Form 10-K for the year ended March 31, 2002;

     o Purchaser's annual report on Form 10-K for the year ended December 31, 2001, interim reports and recent reports on Form 8-K;


     o our confidential memorandum dated November 2001 prepared in connection with consideration of strategic alternatives by us;


     o projections of our results of operations and financial condition through the fiscal year ending March 31, 2005, prepared by us;

     o    drafts of these proxy materials;

     o to the extent it considered appropriate, annual reports and forms 10-K and 10-Q of fourteen publicly traded companies regarded as comparable in nature of business to us; and

     o recent prices and trading volumes for our common stock and of the publicly traded companies regarded as comparable in nature of business.

     In preparing its opinion, New York Capital Corp. did not independently verify any of the foregoing information, and relied upon the information being complete and accurate in all material respects. New York Capital Corp. did not conduct a physical inspection or make an independent evaluation or appraisal of our assets. The New York Capital Corp. opinion was rendered on the basis of conditions in the securities markets prevailing on August 2, 2002, and on the balance sheets of comparable companies as of December 31, 2001, and on the income and cash flow statements for the twelve months then ended. We did not provide specific instructions to, or place any limitation on, New York Capital Corp. with respect to the procedures to be followed or factors to be considered by New York Capital Corp. in performing its analyses or providing its opinion.

     The following is a summary of the valuation parameters used by New York Capital Corp. to compare us to other comparable companies in preparing its opinion.

     Comparable Company Analysis. New York Capital Corp. compared certain financial information and commonly used valuation measurements for us to corresponding information and measurements for two specific groups of companies, both engaged in businesses comparable to ours. The first group of companies is, like Westwood, heavily involved in defense (the "Defense Group"). The second group of companies is involved in civilian manufacturing businesses with size and manufacturing complexities similar to Westwood (the "Non-Defense Group").

     The financial information and measurements included, among other things:

     o market value as a ratio to pre-tax income (to avoid lack of comparability of effective tax rates in reaching net income);

     o market value plus interest-bearing debt as a ratio to earnings before interest and taxes;

     o market value plus interest-bearing debt as a ratio to earnings before interest and taxes plus depreciation and amortization;

     o    market value as a ratio to revenues; and

     o    market value as a ratio to stockholders' equity.

     Market values were based on prices at August 2, 2002, or the next prior date in which a trade took place.

     New York Capital Corp. noted that the ratio of market value to pre-tax income for the Defense Group ranged from 2.93 to 55.12 (except for one ratio, 216.53, which resulted from negligible pre-tax income for one company). The ratio of market value pre-tax income for the Non-Defense Group ranged from 7.20 to 15.51. The ratio for Westwood based on the market price of $1.25 per share on August 2, 2002, was 7.54, and for Westwood at the merger price of $2.30 per share, 19.50.

     New York Capital Corp. noted that the ratio of market value plus interest-bearing debt to earnings before interest and taxes for the Defense Group ranged from 3.39 to 27.95. The ratio of market value plus interest-bearing debt to earnings before interest and taxes for the Non-Defense Group ranged from
9.10 to 17.41. The ratio for Westwood at the $1.25 per share August 2, 2002, market price was 9.99, and for Westwood at the merger price, 19.10.

     New York Capital Corp. noted that the ratio of market value plus interest-bearing debt to earnings before interest and taxes plus depreciation and amortization for the Defense Group ranged from 8.39 to 17.72. The ratio for the Non-Defense Group ranged from 11.91 to 17.63. The ratio for Westwood based on the market price of $1.25 per share on August 2, 2002, was 6.07, and for Westwood at the merger price, 11.60.

     New York Capital Corp. noted that the ratio of market value to revenues for the Defense Group ranged from .58 to 1.51. The ratio for the Non-Defense Group ranged from .28 to 2.70. The ratio for Westwood at the August 2, 2002, market price of $1.25 per share was .17, and for Westwood at the merger price, .43.

     New York Capital Corp. noted that the ratio of market value to stockholders' equity for the Defense Group ranged from .79 to 6.43. The ratio for the Non-Defense Group ranged from .77 to 2.12. The ratio for Westwood at the August 2, 2002, market price of $1.25 per share was 1.56, and for Westwood at the merger price, 4.03.

     New York Capital Corp. also noted that the $2.30 per share merger consideration is 85% above the average closing price of our common stock between June 3, 2002, and August 2, 2002; 31% above the highest price attained in the twelve-month period from August 2, 2001, to August 2, 2002; and over 80% above the price generally prevailing over that period.

     New York Capital Corp.'s Engagement Agreement. New York Capital Corp. was retained to:

     o use its best efforts to work with us in attempting to consummate a merger, strategic alliance, sale of assets, investment or the equivalent under terms and conditions satisfactory to us; and

     o render an opinion as to the fairness of the $2.30 per share to our stockholders on the basis of its experience with mergers and acquisitions.

     Our board of directors selected New York Capital Corp. as financial advisor because of its expertise and reputation. New York Capital Corp., originally founded in 1991, is an investment banking firm that provides a spectrum of corporate financial services to middle market firms.

     Under the terms of the engagement agreement between us and New York Capital Corp., we paid New York Capital Corp. a fee of $25,000 upon execution of the engagement agreement to attempt to consummate a transaction under terms and conditions satisfactory to Westwood. We paid $90,000 in connection with execution of the engagement agreement to provide an opinion on the fairness, from a financial point of view, to the stockholders of the merger. In addition, we will pay New York Capital Corp. two percent of the total value of the merger consideration payable in the merger, approximately $440,000, if the merger is consummated, and expenses. We have agreed to indemnify New York Capital Corp. and its controlling persons against liabilities and expenses relating to or arising out of the consummation of the merger. To the extent that the indemnification includes liabilities arising under federal securities laws, it may not be enforceable as it may be determined to be against public policy. No portion of New York Capital Corp.'s fee was contingent upon whether New York Capital Corp. rendered a favorable opinion with respect to the proposed merger. The terms of New York Capital Corp.'s engagement agreement with us, which are customary for transactions of this nature, were negotiated at arm's length between our board and New York Capital Corp. and our board was aware of these terms at the time of its approval of the merger agreement. In addition, the board of directors was aware that Anthony Pantaleoni, a member of our board of directors, has a brother, Michael Pantaleoni, who is a director of New York Capital Corp. Mr. Michael Pantaleoni was not involved in either negotiating New York Capital Corp.'s contract with us or with performing services under the contract.


     New York Capital Corp. previously provided a fairness opinion to the board of directors of the Company in connection with a private financing of convertible debt in February 2001. In connection with the February 2001 fairness opinion delivered to us by New York Capital Corp., we paid New York Capital Corp. the sum of $15,000.


Funding of the Merger

     Purchaser is currently expected to pay the merger consideration out of its available cash balances and/or through borrowings under its senior credit facilities.

Interests of Officers and Directors in the Merger

     As of the closing of the merger, all of our outstanding stock options (regardless of whether or not such options have vested and regardless of the exercise prices) and warrants (regardless of whether or not such warrants are exercisable and regardless of exercise price) will be cancelled. Each holder of a cancelled option or warrant with an exercise price less than $2.30 per share will be entitled to receive, in consideration for the cancellation of such option or warrant, an amount in cash equal to the product of (i) the number of shares of common stock previously subject to such option or warrant and (ii) the excess, if any, of the merger consideration over the exercise price per share of common stock previously subject to such option or warrant in effect immediately prior to the cancellation. In addition, prior to the effective time of the merger, we will use our best efforts to have each convertible note converted in full into shares of our common stock. The convertible notes are convertible into one share per dollar of principal amount of the notes. As a result, we anticipate that the options, warrants and convertible notes set forth in the following table held by our officers and directors will be cancelled and converted, respectively, and our officers and directors will receive approximately (i.e., before any tax withholding) the indicated cash payment for cancellation and conversion of their options, warrants and convertible notes, respectively.

                           Aggregate
                           Principal       Number        Option
                           Amount of         of          Shares          Number        Warrant
                          Convertible      Option       Exercise           of         Exercise          Total
                             Notes         Shares      Price/Range      Warrants       Price        Consideration*
                             -----         ------      -----------      --------       -----        --------------
Ernest H. McKee             $258,750      158,818      $1.00-$1.94       121,563       $1.00          $ 880,744
Richard E. Minshall         $368,750      158,818      $1.00-$1.94       164,063       $1.00         $1,188,995
Anthony Pantaleoni          $318,750      158,818      $1.00-$1.94       139,063       $1.00         $1,041,495
William J. Preston          $368,750      100,000      $0.81-$1.00       164,063       $1.00         $1,200,907
David L. Shepherd                 --       50,000         $1.00               --         --            $ 65,000
John H. Williams, Sr.       $200,000      105,000      $1.00-$1.93        87,500       $1.00          $ 659,100


------------
*After giving effect to cancellation of options and warrants and conversion of convertible notes.

     Under the terms of the merger agreement, our directors and officers will be entitled to indemnification in some circumstances, as more fully described in the section entitled "THE MERGER AGREEMENT--Covenants and Agreements-- ndemnification and Insurance of Westwood Officers and Directors." It is also currently expected that Ernest H. McKee and David L. Shepherd will continue with Westwood as President and as Chief Financial Officer, respectively, following the merger. In addition, Purchaser has agreed, for a period of at least twelve months following the merger, to provide each of our continuing employees with compensation and employee benefits which are substantially comparable to those provided prior to the merger.


Some Effects of the Merger

     If the merger is completed, holders of shares of our common stock will not have an opportunity to continue their equity interest in us as an ongoing corporation and, therefore, will not have the opportunity to share in our future earnings, dividends or growth, if any. In addition, upon completion of the merger, our common stock will no longer be listed on the NASDAQ Bulletin Board Market and will cease to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Method of Accounting

     The merger will be accounted for under the purchase method of accounting.


                              THE MERGER AGREEMENT

     The terms of and conditions to the merger are contained in the merger agreement, a copy of which is attached to this proxy statement as Appendix A and incorporated in this document by reference. Set forth below is a description of the material terms and conditions of the merger. This description is qualified in its entirety by, and made subject to, the actual text of the merger agreement.

Effective Time of the Merger


     The merger will become effective when the Secretary of State of the State of Nevada has accepted for filing the articles of merger in accordance with the Nevada Revised Statutes or at such later time as specified in the articles of merger. At that time, Blue Acquisition Corp. will be merged with and into Westwood and will cease to exist as a separate entity and Westwood will become a wholly owned subsidiary of Purchaser. We expect the merger to become effective as soon as practicable after approval of the merger by our stockholders and the satisfaction or waiver of all other conditions to closing the merger.


Conversion of Shares Pursuant to the Merger

     At the effective time of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $2.30 in cash, without interest.

Exchange of Stock Certificates

     Purchaser has designated Progressive Transfer Company, Westwood's transfer agent, to act as paying agent in the merger. The merger agreement provides that as soon as reasonably practicable after the effective time of the merger, the paying agent will mail a letter of transmittal to each record holder of an outstanding stock certificate or certificates, which immediately prior to the effective time represented shares of our common stock that were converted into the right to receive the merger consideration. The letter of transmittal will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificate to the paying agent. In addition, the paying agent will also mail to each record holder instructions on how to properly surrender the stock certificates for payment. You should not surrender your stock certificates until you receive a letter of transmittal and instructions.

     Upon the surrender to the paying agent of your stock certificate, together with a duly executed letter of transmittal and any other required documents, and subject to any required withholding of taxes, you will be paid the merger consideration for each share of our common stock previously represented by your stock certificate, and the stock certificate will then be cancelled.

     No interest will be paid or accrued on the cash payable upon the surrender of your stock certificate. Until surrendered in accordance with the provisions stated above, each certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

     After the effective time of the merger, there will be no transfers of certificates that previously represented shares of our common stock on our stock books. If, after the effective time, stock certificates are presented to the surviving corporation or the paying agent for payment, they will be cancelled and exchanged for the merger consideration, without interest.

     If you have lost a certificate, or if your certificate has been stolen or destroyed, in order to receive the merger consideration, you will have to sign an affidavit stating that your certificate was lost, stolen or destroyed. In addition, you may be required to post a bond indemnifying the surviving corporation against any claims against it with respect to the lost, stolen or destroyed certificate.

     If your certificates have not been surrendered for payment prior to two years after the effective time of the merger, you will lose your right to the merger consideration and it shall become the property of the surviving corporation.

     In the event of a transfer of ownership of Westwood's common stock that is not registered in the records of Westwood's transfer agent, the cash consideration for shares of Westwood's common stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

     o the certificate is properly endorsed or otherwise is in proper form for transfer; and

     o the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to Westwood, the surviving corporation in the merger, that the tax has been paid or is not applicable.

Stock Options; Warrants; Convertible Notes

     At the effective time of the merger, we will cancel all outstanding and unexpired stock options (regardless of whether such stock options have vested or are exercisable and regardless of exercise price) and warrants (regardless of whether such warrants are exercisable and regardless of exercise price). Each holder of a cancelled stock option or warrant shall be entitled to receive an amount in cash equal to the product of (i) the number of shares of stock previously subject to such stock option or warrant, and (ii) the excess, if any, of the merger consideration over the exercise price. Payment will be made upon surrender of the certificate evidencing the stock option or warrant and a waiver by the holder of all right, title and interest in the stock option or warrant.

     Prior to the merger, we will use our best efforts to have all outstanding convertible notes converted in full into shares of our common stock in accordance with their terms.

     At the effective time of the merger, all of our stock plans and relevant provisions of all benefit agreements shall terminate so that on and after the effective date, no current or former employee, director, consultant or other person shall have any right or option to acquire, hold or transfer any equity interests under any Westwood stock plan, benefit agreement, or other contract.

Conduct of the Business Before the Merger

     We have agreed that, prior to the merger, we and our subsidiaries will generally carry on our business in the ordinary course and consistent with past practice, including:

     o    complying with all laws in all material respects;

     o using our reasonable best efforts to keep our present officers and employees;

     o    preserving our assets and technology; and

     o preserving our relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us.

     We also agreed that we and our subsidiaries shall:

     o    file all tax returns;

     o    pay all taxes due and payable;

     o accrue a reserve in our books, records and financial statements in accordance with past practice for all taxes payable for which no return is due until after the execution of the merger agreement;

     o notify Purchaser of any suit, claim, action, investigation, proceeding or audit pending against us or our subsidiaries in respect of any tax and not settle or compromise any such suit, claim, action, investigation proceeding or audit;

     o not elect or change any material tax election without Purchaser's consent;

     o confer on a regular and frequent basis with Purchaser to report on operational matters and other matters requested by Purchaser and promptly advise Purchaser of any change or event that could reasonably be expected to have a material adverse effect on us;

     o give prompt notice to Purchaser of any representation or warranty made by us in the merger agreement becoming untrue or inaccurate;

     o provide Purchaser with copies of all government filings made in connection with the merger;

     o provide Purchaser with immediate written notice of any suit, claim, action, investigation or proceeding by a governmental entity against us, our subsidiaries, or any of our directors or officers relating to the merger; and

     o not take any action that will prevent or materially impede, hinder or delay the merger or result in depriving Purchaser of any material right or benefit of the merger.

         In addition, the merger agreement specifically prohibits us and each of our subsidiaries, without Purchaser's consent or as specifically previously disclosed to Purchaser, from taking a number of corporate acts prior to the completion of the merger; among other things, we and our subsidiaries shall not:


     o declare, set aside or pay dividends or any other distributions on its capital stock, other than dividends or distributions by a wholly owned subsidiary to its parent;

     o split, reverse split or reclassify any of its capital stock or issue or authorize the issuance of any other securities for its capital stock;

     o    purchase, redeem or otherwise acquire any of its securities;

     o issue, deliver, sell, pledge or encumber any voting securities or securities convertible into voting securities, other than the issuance of shares upon the exercise of options, warrants or the conversion of convertible notes;

     o    amend or propose to amend its articles of incorporation or bylaws;

     o acquire or agree to acquire any business entity or assets other than in the ordinary course of business consistent with past practice of inventory, components, raw materials or other immaterial assets;

     o sell, lease, license, sell and leaseback, mortgage or otherwise subject to any lien, or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

     o except for the incurrence of indebtedness under our current loan agreements, repurchase, prepay, incur or assume any indebtedness or guarantee any indebtedness;

     o sell any debt securities or options, warrants, calls or other rights to acquire debt securities of us or our subsidiaries;

     o    guarantee any debt securities;

     o enter into any agreement to maintain any financial statement condition of another person;

     o make any loans, advances or capital contributions to, or investments in, any other person other than us or any of our subsidiaries;

     o make any new capital expenditure or incur any obligations or liabilities in connection with new capital expenditures in excess of $25,000 individually or $45,000 during any monthly period;

     o pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by the terms of claims, liabilities or obligations reflected or reserved against in our most recent audited financial statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     o    waive, release, grant or transfer any right of material value;

     o waive any benefits of, or agree to modify in any adverse respect, or fail to enforce any confidentiality, standstill or similar agreement;

     o enter into any contract or make a bid or proposal which was or is expected to result in a loss;

     o enter into any contract involving payments to be made or received by us or any of our subsidiaries in excess of $500,000 per year;

     o    modify, amend or terminate any contract;

     o waive, release or assign any material rights or claims under any contract;


     o change our fiscal year, revalue any of our material assets, or except as required by GAAP, make any changes in accounting or auditing methods, principles or practices;


     o except as required by law or any existing contract, benefit plan or benefit agreement:


          o increase the compensation or fringe benefits of, or pay any bonus to, any of our, or our subsidiaries', current or former directors, officers, employees or consultants,

          o pay to any of our current or former directors, officers, employees or consultants any benefit other than the payment of cash compensation in the ordinary course of business consistent with past practice,


          o    grant any awards under any benefit plan,

          o take any action to fund or in any other way secure the payment of compensation or benefits under any contract, benefit plan or benefit agreement, or

          o take any action to accelerate the vesting or payment of any compensation or benefit under any contract, benefit plan or benefit agreement;

     o    form any subsidiary;


     o enter into any contract if consummation of the merger or compliance with the provisions of the merger agreement will violate or conflict with, or result in any breach of, or default under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien on any of the properties or assets of Purchaser or us, or any of our subsidiaries, under, or give rise to any additional rights under any provision of such contract;


     o    take any action or omit to take any action that would cause


          o any of our representations and warranties in the merger agreement that is qualified as to materiality becoming untrue,


          o any such representation and warranty that is not so qualified becoming untrue in any material respect, or

          o    any condition to the merger not being satisfied;

     o adopt or enter into any employment agreement or any collective bargaining agreement or other labor union contract applicable to our employees or terminate the employment of any of our employees that has an employment, severance or similar agreement with us or any of our subsidiaries;


     o maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

     o commence any suit, claim or proceeding (other than a suit, claim or proceeding in connection with the collection of accounts receivable, to enforce the terms of the merger agreement or as a result of a suit, action or proceeding commenced against us or any of our subsidiaries); or

     o authorize any of, or commit, resolve or agree to take any of the foregoing actions.

Covenants and Agreements

     No Solicitation. In the merger agreement, we have agreed that we will not and will not permit any of our subsidiaries, or any of our or their directors, officers, employees or any investment banker, attorney, accountant or other advisor or representative to directly or indirectly:

     o solicit, initiate or encourage, or take any other action to facilitate, or lead to, a "takeover proposal" (as defined below); or

     o enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal.

     We have also agreed that the board may not:

     o recommend, adopt or approve any takeover proposal other than the merger with Purchaser;

     o cause or permit us or our subsidiaries to enter into any contract relating to a takeover proposal; or

     o withdraw its recommendation to the stockholders to approve the merger unless:

          o we receive an unsolicited takeover proposal that the board reasonably determines in good faith constitutes a superior proposal, and

          o the board determines after consultation with outside counsel that the failure to make a recommendation adverse to the merger would be a breach of the board's fiduciary duties, and

          o the board gives Purchaser five business days' notice of the board's intent to withdraw its favorable recommendation.


     However, prior to obtaining stockholder approval of the merger agreement, the board of directors may, in response to an unsolicited, bona fide, written takeover proposal that the board reasonably determines in good faith to be a "superior proposal" (as defined below):


     o furnish information to the person making the takeover proposal pursuant to a confidentiality agreement provided that such information is provided on a prior basis to Purchaser, and

     o participate in discussions or negotiations with the person making the takeover proposal;

if our board of directors determines in good faith, after consultation with outside counsel, that the failure to take


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



such action would constitute a breach of the fiduciary duties of the board of directors.


     Additionally, prior to obtaining stockholder approval of the merger agreement, the board of directors may terminate the merger agreement and enter into an agreement with a third party for a superior proposal provided that, prior to such termination of the merger agreement, we notify Purchaser at least five days in advance that we intend to terminate the merger agreement, deliver to Purchaser at least two days in advance a copy of the agreement relating to the superior proposal, and provided our board still determines that the third party takeover proposal is a superior proposal, notify Purchaser of actual termination and pay a termination fee to Purchaser. (For the purpose of this paragraph, the term "takeover proposal" defined below shall be modified so that all references to 15% shall be deemed to be 40%.)

     The term "takeover proposal" means any inquiry, proposal or offer relating to any acquisition, merger, consolidation, tender offer, or similar transaction other than the merger with Purchaser, of:


     o assets or businesses that represent 15% or more of the total revenue, operating income, EBITDA or assets of us and our subsidiaries, taken as a whole, or

     o 15% or more of the outstanding common stock, or 15% or more of the equity or voting interests in any of our subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses described in the bullet point above.


     The term "superior proposal" means any bona fide binding written offer not solicited, initiated, facilitated or encouraged by us or our subsidiaries made by a third party that would result in such third party acquiring more than 50% of the voting power of our common stock or all or substantially all of our and our subsidiaries' assets, taken as a whole, for cash and/or securities that our board of directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation):


     o to have a higher value than Purchaser's merger consideration, taking into account any changes to the merger agreement proposed by Purchaser in response to such superior proposal, and

     o    to be reasonably capable of being consummated.

     The merger agreement does not prohibit our board from taking and disclosing to our stockholders a position with respect to a tender offer by a third party pursuant to Rule 14e-2 under the Securities Exchange Act of 1934 or making any disclosure to our stockholders if the board determines in good faith, after consultation with outside counsel, that the failure to disclose would be inconsistent with applicable law.


     Indebtedness. We have agreed to provide Purchaser with evidence that on the last day of the month preceding the effective date of the merger (the "balance sheet date"):


     o the aggregate indebtedness (as defined in the merger agreement) of Westwood and its subsidiaries, on a consolidated basis, is not more than $4,593,000; or


     o for Westwood and its subsidiaries, on a consolidated basis, (x) the excess of consolidated assets over consolidated liabilities (excluding indebtedness and the outstanding principal amount of convertible notes), as set forth on a balance sheet as of the balance sheet date, reduced by (y) the aggregate amount of cash received by Westwood for stock options and warrants exercised after March 31, 2002, shall be equal to or greater than the sum of (a) a calculated adjusted target net worth number (which as of the date of this proxy statement is $11,705,000), plus (b) the amount by which the indebtedness of Westwood and its subsidiaries as of the balance sheet date exceeds $4,593,000.


In addition, we have also agreed that neither we nor our subsidiaries will, during the period that starts on the last day of the month preceding the effective date of the merger and ending on the closing date, incur any indebtedness other than interest on already existing indebtedness.

     Stockholders Meeting. We have agreed to cause the special stockholders meeting to be held as promptly as reasonably practicable for the purpose of voting on and approving and adopting the merger agreement. The special stockholders meeting shall be held on the 9th business day of a month. Subject to the conditions in the merger agreement, Westwood shall, through its board of directors, recommend to its stockholders that they adopt the merger agreement.

     Access to Information. We have agreed to afford to Purchaser and its representatives access to all our properties, books, contracts, directors, officers, employees, and other representatives and to make available all documents and all other information concerning our business, properties and personnel as Purchaser may reasonably request. Purchaser has agreed to keep all such information confidential.


     Indemnification and Insurance of Westwood Officers and Directors. Purchaser has agreed that all rights to indemnification now existing for actions prior to the merger for all of our and our subsidiaries' directors, officers, employees or agents shall continue in full force and effect for a period of not less than six years after the merger. In addition, if any claims are asserted in such six-year period, indemnification for such claims will continue until such claims are disposed of. Purchaser has also agreed to maintain our directors' and officers' liability and insurance policy, or a comparable policy of at least the same coverage, for a period of at least three years after the merger is completed, provided that Purchaser will not be required to pay an annual premium in excess of 150% of the last annual premium paid by us prior to the merger agreement.


     Employee Matters. Purchaser has agreed, for a period of at least twelve months following the merger, to provide each of our continuing employees with compensation and employee benefits which are substantially comparable to those provided prior to the merger. We have agreed to cause the merger to be a distributable event for our 401(K) plan. Purchaser will cause its 401(K) plan to accept from continuing employees, rollover contributions and direct rollovers, including any outstanding loans under our existing 401(K) plan.

     SEC and Government Filings. We have agreed to file all documents and filings required to be filed with the SEC or other government entities and to furnish copies to Purchaser.

     Pre-Closing Date Balance Sheet. We have agreed to prepare and furnish to Purchaser, on or before the sixth business day of the month during which the closing will occur, an unaudited consolidated balance sheet in accordance with GAAP as of the last day of the month preceding the effective date of the merger.

     Additional Mutual Covenants. The merger agreement contains certain mutual covenants of the parties, including covenants relating to:

     o    preparation of this document;

     o    public announcements;

     o    notification of various matters; and

     o using reasonable best efforts to satisfy the conditions to the merger, obtain all necessary consents and approvals and make all necessary registrations, declarations and filings, take steps to avoid any proceeding by any governmental entity and defend any proceeding challenging the consummation of the transactions contemplated by the merger agreement.

Representations and Warranties of Westwood and Purchaser

     In the merger agreement, we make various representations and warranties, subject to exceptions which were disclosed to Purchaser, concerning our business and assets. These representations and warranties, which expire at the effective time of the merger, cover various matters, such as:

     o    corporate organization, qualification and similar corporate matters;

     o    articles of incorporation and bylaws;

     o    capital structure;

     o    ownership of subsidiaries;

     o    corporate authority;

     o    non-contravention of existing agreements;

     o    government approvals and required consents;

     o    documents and other reports filed with the SEC;

     o    absence of untrue statements or omissions;

     o    absence of certain changes or events;

     o    contracts;

     o    litigation;

     o    taxes;

     o    absence of undisclosed liabilities;

     o    intellectual property;

     o    absence of changes in benefit plans;

     o    employee benefits matters;

     o    government permits and consents;

     o    leased real property;

     o    labor matters;

     o    environmental matters;

     o    compliance with laws;

     o    title to and condition of assets;

     o    insurance;

     o    business relationships with affiliates;

     o    government contracts;


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



     o    government furnished equipment;

     o    inventories;

     o    receivables;

     o    product warranties;

     o    order backlog;

     o    no retention agreements;

     o    powers of attorney and bank accounts;

     o    disclosures regarding representations and warranties;

     o    application of state takeover statutes;

     o vote required to approve the merger agreement and related transactions;

     o    no brokers;

     o    schedule of fees and expenses; and

     o    opinion of our financial advisor.

     The merger agreement also contains customary representations and warranties of Purchaser and Blue Acquisition Corp. relating to various aspects of their business and the merger, including:

     o    corporate organization and similar corporate matters;

     o    certificate of incorporation and bylaws;

     o    corporate authority;

     o    non-contravention of existing agreements;

     o    government approvals and required consents; and

     o    absence of untrue statements or omissions.

Conditions to the Merger

     Conditions to the Obligations of Each Party. The obligations of Purchaser and us to consummate the merger depend upon the satisfaction of the following conditions:

     o the merger agreement shall have been approved and adopted by the vote of a majority of our outstanding common stock;

     o any waiting period applicable to the merger under antitrust laws shall have been terminated or expired; and

     o no injunction, order or other legal restraint or prohibition that would prohibit the consummation of the merger shall be in effect.

     Conditions to Our Obligations. Our obligation to consummate the merger is further subject to satisfaction of the following conditions:

     o each of Purchaser's representations and warranties contained in the merger agreement qualified as to materiality shall be true and correct and all representations and warranties not qualified as to materiality shall be true and correct in all material respects, in each case as of the effective time; and

     o Purchaser shall have performed in all material respects the obligations required to be performed by it at or prior to the effective time.

     Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the merger is further subject to the satisfaction of the following conditions:

     o each of our representations and warranties contained in the merger agreement qualified as to materiality shall be true and correct and all representations and warranties not qualified as to materiality shall be true and correct in all material respects, in each case as of the effective time;

     o we shall have performed in all material respects the obligations required to be performed by us at or prior to the effective time;

     o there shall not be pending any suit, action, or proceeding challenging the merger, seeking to limit the ownership or operation by Westwood or Purchaser of a material portion of the business or assets of Westwood or Purchaser or to require any such person to dispose of or hold separate any material portion of the business or assets of Westwood or Purchaser as a result of the merger, seeking to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, any shares of Westwood common stock, or seeking to prohibit Purchaser from effectively controlling a material portion of the business or operations of Westwood;

     o there shall not be in effect any restraining order, injunction or other legal restraint that would result in the effects described in the preceding bullet point;

     o Purchaser shall have received evidence that all required consents have been obtained;


     o Purchaser shall have received evidence that we have met either indebtedness restrictions or a targeted adjusted net worth requirement as of the last day of the calendar month immediately preceding the calendar month in which the closing date occurs (as more fully described in the section entitled "THE MERGER AGREEMENT--Covenants and Agreements--Indebtedness");


     o we must have complied with limitations on our ability to incur indebtedness during the period that starts on the last day of the calendar month immediately preceding the calendar month in which the closing date occurs and ends on the closing date;

     o since the date of our March 31, 2001 audited balance sheet included in our SEC documents, there shall not have occurred any material adverse effect on us;

     o holders of not more than five percent of our outstanding shares shall have exercised their dissenters' rights;

     o all options and warrants shall be cancelled and we shall have used our best efforts to have all convertible notes converted to common stock;

     o all intercompany agreements other than those permitted by the merger agreement shall be terminated;

     o    we shall have delivered to Purchaser a FIRPTA certificate;

     o we shall have delivered to Purchaser all information requested related to our base period research and experimental expenses; and

     o we must provide a pre-closing date balance sheet on or before the sixth business day of the month during which the closing date will occur.

Termination of the Merger Agreement

     The merger agreement may be terminated at any time prior to the effective time, whether before or after approval by our stockholders:

     o by the mutual written consent of Purchaser, Blue Acquisition Corp. and us;

     o by either Purchaser or us, if the merger has not been consummated by February 4, 2003; provided, however, that the right to terminate the merger agreement if the merger agreement has not been consummated by February 4, 2003, shall not be available to any party whose action or failure to act has resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

     o by either Purchaser or us, if any final and non-appealable order, decree, ruling or other action enjoining any party from consummating the merger shall have been entered by any governmental authority;

     o by either Purchaser or us, if the requisite stockholder approval is not obtained by a vote of our stockholders at the special meeting;

     o by Purchaser, if our board of directors shall have withdrawn its recommendation to stockholders to approve and adopt the merger agreement or failed to confirm its recommendation within 10 business days after a written request by Purchaser to do so;


     o by Purchaser, if we have breached in any material respect any of our representations, warranties, covenants or agreements and the breach is not cured or capable of being cured within fifteen days after notice of the breach;


     o by Purchaser, if any legal restraint having the effect of prohibiting the consummation of the merger, prohibiting or limiting the ownership or operation of us by Purchaser, imposing limitations on the ability of Purchaser to own or vote our common stock, or prohibiting Purchaser from controlling our business or operations shall have become final and unappealable;


     o by us, if Purchaser has breached in any material respect any of its representations, warranties, covenants or agreements and the breach is not cured or capable of being cured within fifteen days after notice of the breach; or

     o by us, if we, concurrently with such termination, are entering into an agreement with a third party on an unsolicited superior proposal and the requirements described in the fourth paragraph under "THE MERGER AGREEMENT--Covenants and Agreements--No Solicitation" have been complied with.



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




Termination Fees

     If:

     o the merger agreement is terminated by either Purchaser or us because stockholder approval is not obtained, and within twelve months of the date of termination, we enter into another acquisition agreement or consummate a takeover proposal (except that for purposes of this paragraph, references to "15%" in the definition of "takeover proposal" will be deemed to be references to "40%"),

     o the merger agreement is terminated by Purchaser because our board of directors withdrew its recommendation to stockholders to approve and adopt the merger agreement or failed to confirm its recommendation within 10 business days after a written request by Purchaser to do so, or

     o the merger agreement is terminated by us because we are entering into an agreement with a third party on a superior proposal,

then we shall pay Purchaser a termination fee equal to $1,100,000.


     In addition to a termination fee that may be payable as described above, if the merger agreement is terminated:


     o    by Purchaser or us because stockholder approval is not obtained;

     o    by us because the merger has not been consummated by February 4, 2003;
          or

     o by Purchaser because our board of directors withdrew its recommendation to stockholders to approve and adopt the merger agreement or failed to confirm its recommendation within 10 business days after a written request by Purchaser to do so;


     o by Purchaser because we have breached in any material respect any of our representations, warranties, covenants or agreements and the breach is not cured or capable of being cured within fifteen days after notice of the breach; or


     o by us because we are entering into an agreement with a third party on a superior proposal;

then we will reimburse Purchaser for all its reasonable out-of-pocket expenses actually incurred in connection with the merger, including legal fees.

Merger Expenses

     The merger agreement provides that all expenses incurred by the parties to the merger agreement shall be paid by the party that has incurred the expenses except for our reimbursement under certain conditions of Purchaser's out-of-pocket expenses as described above under "Termination Fees."

Amendments

     The merger agreement may be amended only by written agreement of Purchaser, Blue Acquisition Corp. and us at any time before the effective time. However, after the required Westwood stockholder approval is obtained, no amendment may be made to the merger agreement that by law would require further approval by our stockholders, unless such further approval is obtained.


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



                           THE STOCKHOLDERS AGREEMENT

General

         Simultaneously with the execution and delivery of the merger agreement, Purchaser entered into a stockholders agreement with Westwood and Messrs. McKee and Preston, who on the record date together held approximately 32% of the outstanding Westwood common stock. A copy of the stockholders agreement is attached to this proxy statement as Appendix C and incorporated in this document by reference. Set forth below is a description of the material terms of the stockholders agreement. This description is qualified in its entirety by, and made subject to, the actual text of the stockholders agreement.

Voting


         In the stockholders agreement Messrs. McKee and Preston agreed, among other things, to vote their shares of Westwood common stock in favor of the adoption of the merger agreement and the approval of the terms thereof and in favor of the merger at any meeting of Westwood stockholders at which such matters are considered and at any adjournment thereof. As stockholders, Messrs. McKee and Preston also agreed to vote against any other takeover proposal or, except with Purchaser's written consent, amendment to Westwood's certificate of incorporation or bylaws or other proposal, action or transaction involving Westwood that could reasonably be expected to prevent, materially impede or delay the completion of the merger, or dilute in any material respects the benefits to Purchaser of the merger or change in any manner the voting rights of holders of Westwood common stock. In order to secure these obligations, Messrs. McKee and Preston granted a proxy and power of attorney with respect to any of their Westwood shares with respect to such matters to certain officers of Purchaser or a person designated by Purchaser.


Restrictions on Transfer and Other Voting Arrangements


         In the stockholders agreement Messrs. McKee and Preston have agreed not to sell, transfer, pledge, assign, tender or otherwise dispose of, or (except as may be required under certain existing pledge agreements) consent to or permit any transfer of, any Westwood securities subject to the stockholders agreement during the term of the stockholders agreement other than pursuant to the stockholders agreement or the merger agreement. In addition, Messrs. McKee and Preston have agreed not to enter into any other voting agreement or arrangement in connection with a takeover proposal or other transaction of a nature described above under the caption "Voting."


No Solicitation

         Each of Messrs. McKee and Preston has agreed that he will not, nor will either permit any of the directors, officers, employees or partners or any investment banker, attorney or other advisor or representative retained by him, in his capacity as a stockholder to, directly or indirectly solicit, initiate, encourage or otherwise facilitate any takeover proposal, as described in "THE MERGER AGREEMENT--No Solicitation," or other transaction involving Westwood that would prevent or delay the completion of the merger or enter into any agreement, or engage in or continue any discussions, relating to any of the foregoing, except in his capacity as a member of the board of directors of Westwood.

Profit Disgorgement

         Messrs. McKee and Preston have agreed that, if

                  (i) the merger agreement is terminated under the circumstances set forth in the stockholders agreement, Westwood enters into an acquisition agreement in connection with any takeover proposal within twelve months after termination of the merger agreement and a takeover proposal is consummated within twenty-four months of such termination, or


                  (ii) a takeover proposal for Westwood is made and consummated by Purchaser which provides for consideration in excess of $2.30 per share, then Messrs. McKee and Preston must pay to Purchaser an amount of cash for each share of Westwood common stock owned by them equal to the excess of the per share consideration received by such stockholder in the takeover proposal over $2.30, less certain taxes.


Option

         During the term of the stockholders agreement, at the request of Purchaser, Messrs. McKee and Preston agree to transfer to Purchaser their shares of Westwood common stock for $2.30 per share. In addition, during the term of the stockholders agreement, at the request of Purchaser, Messrs. McKee and Preston agree to convert or exercise any securities they own that are convertible or exercisable into our common stock; provided, however, Purchaser shall purchase all shares of our common stock issued upon such conversion at a price of $2.30 per share.

Agreement to Tender Shares

         If during the term of the stockholders agreement, Purchaser offers to acquire 40% of more of the capital stock, or voting interests in, Westwood, then, at the request of Purchaser, Messrs. McKee and Preston have agreed to tender, pursuant to the tender offer, all of the shares of our common stock owned by them.

Termination

         The stockholders agreement provides that it will terminate upon the earlier of the completion of the merger or the termination of the merger agreement in accordance with its terms; provided, however, that the proxy granted under the stockholders agreement will terminate upon the earlier of the termination of the stockholders agreement and August 11, 2004. In addition, if the merger agreement is terminated on the basis that Westwood did not obtain requisite stockholder approval at the stockholders meeting, Westwood withdraws or modifies its recommendation in a manner adverse to Purchaser or Westwood is entering into a competing business combination with a third party, then certain provisions of the stockholders agreement will remain in effect until the first anniversary of the termination of the merger agreement; except that, if during such twelve-month period Westwood or any of its subsidiaries enters into an acquisition agreement with respect to a takeover proposal, then such provisions of the stockholders agreement will remain in effect until the date that is twenty-four months and three days after the termination of the merger agreement.


                    YOU HAVE DISSENTERS' RIGHTS IN THE MERGER

General


         Under Nevada law, stockholders are entitled to dissenters' rights. A copy of the applicable Nevada statute (Nevada Revised Statutes Sections 92A.300-92A.500, inclusive) regarding dissenters' rights is attached to this proxy statement as Appendix D. Stockholders who are considering exercising dissenters' rights should review the statute carefully, particularly the steps required to perfect dissenters' rights. No provision under Nevada law provides a stockholder the right to demand any payment in connection with dissenters' rights if the stockholder does not fully comply with all of the statutory requirements. Set forth below is a summary of the steps to be taken by a stockholder to exercise the right to dissent. This summary should be read in conjunction with the full text of the attached statute.


Exercising Procedures

         To exercise your right to dissent:

         o before the vote is taken, you must deliver written notice to us stating that you intend to demand payment for your shares if the proposed merger is consummated; and




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


         o you must not vote your shares of common stock in favor of the proposed merger either by proxy or in person.

         If you (i) send written notice of your intent to dissent before the vote on the proposed merger and (ii) do not vote in favor of the proposed merger, the surviving company is required to send to you a written dissenter's notice within 10 days after the proposed merger is consummated telling you:

         o where your demand for payment for your common stock must be sent and where and when your stock certificates must be deposited and, for holders of our common stock not represented by certificates, to what extent the transfer of such stock will be restricted after the demand for payment is received; and

         o the date by which the surviving company must receive your written demand form, which must be between 30 and 60 days after delivery of the surviving company's notice to you, and providing you with:

                  o    a form to demand payment; and

                  o    a copy of the Nevada statute.

         After the surviving company has sent you the dissenter's notice, you must:

         o        demand payment,

         o certify whether you acquired beneficial ownership of the shares before August 9, 2002, and

         o deposit your certificates in accordance with the terms of the dissenter's notice.

         Your failure to demand payment in the proper form or deposit your certificates as described in the dissenter's notice will terminate your right to receive payment for your common stock other than as provided in the merger agreement.

Payment of Fair Value

         If you properly exercise your right to dissent, then within 30 days of receipt of a properly executed demand for payment from you, the surviving company must pay you what it determines to be the fair value for your common stock, plus interest. Payment is required to be accompanied by: (i) specific financial records of our company; (ii) a statement of the surviving company's estimate of fair value of the shares, (iii) an explanation of how interest was calculated; (iv) information regarding your right to challenge the fair value estimate; and (v) copies of relevant portions of the Nevada law. The surviving company may elect to withhold payment if you acquired beneficial ownership of shares on or after August 9, 2002. In that case, the surviving company must offer to pay you the amount it determines to be the fair value for your common stock, plus interest, if you agree to accept the payment in full satisfaction of your demand.

         If you determine the amount paid or offered by the surviving company is less than the fair value of your shares, or that the calculation of interest is incorrect, you may notify the surviving company, in writing within thirty days after the surviving company's payment or offer, of your own estimate of the fair value of your shares and interest due and demand payment of your estimate less any amount previously paid. Failure to do so will terminate your right to challenge the surviving company's calculation of fair value.

         If you and the surviving company cannot agree on fair value, then the surviving company must commence legal action within 60 days after it receives your stockholder demand, seeking court determination of fair value. If the surviving company fails to commence a legal action within the 60-day period, it must pay each dissenter whose demand remains unsettled the amount he, she or it demanded. Proceedings instituted by the surviving company will be in Washoe County, Nevada. All dissenters whose demands remain unsettled will be made parties to the proceeding.

         Failure to comply strictly with the procedures set forth in the Nevada statute will result in the loss of dissenters' rights.

Record and Beneficial Owners

         A notice of intent to dissent may be executed by a record holder of common stock, and may be either on behalf of such record holder or the beneficial owner of the common stock, as the case may be. It must state that the record holder intends thereby to demand payment for his, her or its shares of common stock if the proposed merger is consummated. It should also state the record holder's name, as it appears on the stock certificate. A record holder, other than a person (such as a stock broker) who holds shares as nominee for several beneficial owners, who determines to elect to exercise dissenter's rights must dissent as to all shares of common stock held by such record holder, or the record holder will lose his, her or its right to elect to dissenter's rights for any of the common stock such record holder owns.

         A record holder serving as a nominee may exercise dissenter's rights with respect to all, but not less than all, of the shares of common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. However, in such case, the written notice of intent to dissent should set forth fully and correctly:

         o the record holder's name, as it appears on the stock certificate; and

         o the name(s) and address(es) and number of shares owned beneficially by each beneficial owner as to whom the record holder is dissenting.

         A beneficial owner may also directly exercise the right of dissent with the written consent of the record holder, in which case the consent of the record holder must be provided to us not later than the beneficial owner's notice of dissent. In such a case, the beneficial owner must dissent as to all shares of common stock that he, she or it owns or over which he, she or it has voting control.

         Stockholders who hold their shares in brokerage accounts or other nominee form and who wish to exercise dissenter's rights are urged to consult with their brokers or nominees to determine the appropriate procedures.

Delivery of Notices and Demands

         Written notices of intent to dissent and demand payment for shares of common stock if the proposed merger is consummated must be delivered prior to the vote on the merger agreement to either:

         o Westwood Corporation, 12402 East 60th Street, Tulsa, Oklahoma, 74146, Attention: Secretary; or

         o in person, to the Secretary of Westwood at the special meeting.

         Stockholders considering seeking dissenters' rights should be aware that the fair value of their shares as determined under Nevada law could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement.

Costs

         Costs of legal action will be assessed against the surviving company, unless the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith, in which case costs may be assessed against some or all of the dissenters. Attorneys' and expert fees may be awarded in such amount as the court deems equitable against any party that the court determines has acted wrongfully.

Loss of Dissenters' Rights

         A stockholder who signs and returns a proxy form without expressly directing that his, her or its shares of common stock be voted against the merger agreement will effectively waive his, her or its dissenter's rights because the shares represented by the proxy form will be voted for the approval and adoption of the merger agreement.

         Accordingly, a stockholder who desires to exercise and perfect dissenter's rights with respect to any of his, her or its shares of common stock must either (i) refrain from executing and returning the enclosed proxy form and from voting in person in favor of the proposal to approve the merger agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such form, or (iii) rescind any proxy and affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A vote or proxy against the merger agreement will not, in and of itself, constitute a notice of intent to dissent.

         If any stockholder who properly demands payment for his, her or its shares of common stock under the Nevada law fails to perfect, or effectively withdraws or loses, the right to payment, as provided in the Nevada law, the shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement.

         You should be aware that any failure to proceed in strict accordance with the provisions of Sections 92A.300 through 92A.500 will result in loss of dissenters' rights. In addition, if the merger is abandoned prior to its consummation, no dissenters' rights will be available.


                         FEDERAL INCOME TAX CONSEQUENCES

         Following is a discussion of the material federal income tax consequences of the merger to our stockholders. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that your Westwood common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to any of our stockholders subject to special rules, such as non-United States persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

         Your receipt of cash for Westwood common stock pursuant to the merger will be a taxable transaction for federal income tax purposes to you, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the Westwood common stock owned by you at the time of the merger and the amount of cash you receive for your Westwood common stock. Your gain or loss will be a capital gain or loss if your Westwood common stock is a capital asset in your hands. If your Westwood common stock was held as a capital asset, your gain or loss will be long-term capital gain or loss if you held your stock for more than one year; otherwise, it will be short-term gain or loss.

         Under federal law, the paying agent must withhold 30% of the cash payments to holders of Westwood common stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount withheld. To avoid backup withholding, you must provide the paying agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the IRS that you are subject to backup withholding. The paying agent will include the form with the transmittal letter and instructions which specify the procedures for you to follow in surrendering your common stock certificate(s).

         The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state, local and/or foreign taxes.


                         REGULATORY AND OTHER APPROVALS


         There are no federal or state regulatory requirements which remain to be complied with in order to consummate the merger, other than the filing of the articles of merger with the Secretary of State of the State of Nevada.



           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth our information as of October 1, 2002, relating to the beneficial ownership of our common stock, by


         o any person known to us to own beneficially more than 5% of the outstanding shares of common stock,

         o    each of our directors,

         o    each of our executive officers, and

         o    all of our current executive officers and directors as a group.


         Shares of common stock which were not outstanding but which could be acquired by a person upon exercise of an option, convertible note, or warrant within 60 days of October 1, 2002 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by that person. These shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.


         Except as otherwise indicated, each of the persons named below is believed by us to be the direct owner and to possess sole voting and investment power with respect to the shares of common stock beneficially owned by that person.


                                                                                  Number              Percentage
Name of Owner or Identity of Group                                               of Shares             of Shares
----------------------------------                                               ---------             ---------
L 3 Communications Holdings, Inc.....................................           3,255,648 (1)             41.35%
L-3 Communications Corporation.......................................           3,255,648 (1)             41.35%
Blue Acquisition Corp................................................           3,255,648 (1)             41.35%
Ernest H. McKee......................................................           1,902,277 (2)             26.09%
Richard E. Minshall..................................................           1,091,810 (3)             14.67%
Anthony Pantaleoni...................................................             799,675 (4)             10.85%
William J. Preston...................................................           1,353,371 (5)             18.42%
David L. Shepherd....................................................              10,000 (6)                 *
John H. Williams, Sr.................................................             385,400 (7)              5.41%
All Executive Officers and Directors as a Group
(6 persons)..........................................................           5,542,533                 58.19%




----------
*Less than one percent (1%).

(1) L-3 Communications Holdings, Inc., Purchaser and Blue Acquisition Corp. may be deemed to beneficially own all shares that are beneficially owned by Messrs. McKee and Preston, and may be deemed to have certain voting power and investment power over such shares, as a result of the Stockholders Agreement, dated August 8, 2002, among Purchaser, Blue Acquisition Corp., Westwood and Messrs. McKee and Preston. Purchaser is a wholly owned subsidiary of L-3 Communications Holdings, Inc. The address of each of L-3 Communications Holdings, Inc., Purchaser and Blue Acquisition Corp. is c/o L-3 Communications Corporation, 600 Third Avenue, New York, New York 10016.


(2) Includes 144,924 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $1.70 per share. Also includes a 10% Convertible Subordinated Note in the face amount of $190,000, convertible into 190,000 shares of common stock; a 12% Convertible Subordinated Note in the face amount of $68,750, convertible into 68,750 shares of common stock; and Warrants to acquire 121,563 shares of common stock. The stockholder's address is 2902 East 74th Street, Tulsa, Oklahoma 74136. L-3 Communications Holdings, Inc., Purchaser and Blue Acquisition Corp. may be deemed to beneficially own all shares that are beneficially owned by Messrs. McKee and Preston, and may be deemed to have certain voting power and investment power over such shares, as a result of the Stockholders Agreement, dated August 8, 2002, among Purchaser, Blue Acquisition Corp., Westwood and Messrs. McKee and Preston.

(3) Includes 144,924 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $1.70 per share. Also includes a 10% Convertible Subordinated Note in the face amount of $190,000, convertible into 190,000 shares of common stock, a 12% Convertible Subordinated Note in the face amount of $178,750, convertible into 178,750 shares of common stock, Warrants to acquire 164,063 shares of common stock, and 181,934 shares held by Capital Advisors, Inc., of which Mr. Minshall is the president and principal stockholder. Also includes 1,084 shares owned by Minshall & Company, Inc., of which Mr. Minshall is chairman of the board. Also includes 137,280 shares owned individually by Mr. Minshall's wife, and 91,355 shares owned by the Bonnie O'C. Minshall Revocable Trust and 2,420 shares held by the E.R. Minshall, Jr., Revocable Trust. Mr. Minshall serves as trustee of both trusts. The stockholder's address is 320 South Boston Avenue, Suite 1300, Tulsa, Oklahoma 74103.


(4) Includes 144,924 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $1.70 per share. Also includes a 10% Convertible Subordinated Note in the face amount of $50,000, convertible into 50,000 shares of common stock; a 12% Convertible Subordinated Note in the face amount of $178,750, convertible into 178,750 shares of common stock; and Warrants to acquire 94,063 shares of common stock held by Mr. Pantaleoni; a 10% Convertible Subordinated Note in the face amount of $50,000, convertible into 50,000 shares of common stock; and Warrants to acquire 25,000 shares of common stock held by Mr. Pantaleoni's wife, as to which Mr. Pantaleoni disclaims beneficial ownership; and a 10% Convertible Subordinated Note in the face amount of $40,000, convertible into 40,000 shares of common stock; and Warrants to acquire 20,000 shares of common stock held by the Anthony Pantaleoni Trust, of which Mr. Pantaleoni is a trustee and a beneficiary. This amount also includes 60,000 shares of common stock owned by a trust of which Mr. Pantaleoni is a trustee and beneficiary; 40,233 shares owned by Mr. Pantaleoni's wife, as to which he disclaims beneficial ownership; and 40,000 shares held by trusts of which Mr. Pantaleoni is a trustee, and as to which he disclaims beneficial ownership. The stockholder's address is 666 Fifth Avenue, New York, New York 10103.


(5) Includes 50,000 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $0.91 per share. Also includes a 10% Convertible Subordinated Note in the face amount of $190,000, convertible into 190,000 shares of common stock; a 12% Convertible Subordinated Note in the face amount of $178,750, convertible into 178,750 shares of common stock; and Warrants to acquire 164,063 shares of common stock. The stockholder's address is 1717 Woodstead Court, The Woodlands, Texas 77380. L-3 Communications Holdings, Inc., Purchaser and Blue Acquisition Corp. may be deemed to beneficially own all shares that are beneficially owned by Messrs. McKee and Preston, and may be deemed to have certain voting power and investment power over such shares, as a result of the Stockholders Agreement, dated August 8, 2002, among Purchaser, Blue Acquisition Corp., Westwood and Messrs. McKee and Preston.


(6) Includes 10,000 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $1.00 per share. The shareholder's address is 7909 South 77 East Avenue, Tulsa, Oklahoma 74133.

(7) Includes 75,000 shares subject to stock options that are currently exercisable or exercisable within sixty days, at an average exercise price of $1.47 per share. Also includes a 10% Convertible Subordinated Note in the face amount of $90,000, convertible into 90,000 shares of common stock; a 12% Convertible Subordinated Note in the face amount of $110,000, convertible into 110,000 shares of common stock; and Warrants to acquire 87,500 shares of common stock. Also includes 5,500 shares owned by Mr. Williams' wife, as to which he disclaims beneficial ownership. The stockholder's address is 1800 South Baltimore Avenue, Tenth Floor, Tulsa, Oklahoma 74119.


                                  OTHER MATTERS

         Our management knows of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in the proxy.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

         You should rely only on the information contained in this proxy statement to vote on the merger. We have not authorized anyone to give any information that is different from what is contained in this proxy statement. The delivery of this proxy statement will not create an implication that there has been no change in the affairs of Purchaser or us since the date of this proxy statement or that the information in this proxy statement is correct as of any time after the date of this proxy statement.

                                          By the Order of the Board of Directors



                                          David L. Shepherd
                                          Secretary


Tulsa, Oklahoma
October 7, 2002

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                         L-3 COMMUNICATIONS CORPORATION

                             BLUE ACQUISITION CORP.

                                       and

                              WESTWOOD CORPORATION

                           Dated as of August 8, 2002

                                Table of Contents
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I THE MERGER..........................................................5

  SECTION 1.01   Effective Time of the Merger.................................5
  SECTION 1.02   Closing......................................................5
  SECTION 1.03   Effect of the Merger.........................................6
  SECTION 1.04   Articles of Incorporation and Bylaws.........................6
  SECTION 1.05   Directors....................................................6
  SECTION 1.06   Officers.....................................................6

ARTICLE II CONVERSION OF SECURITIES...........................................6

  SECTION 2.01   Conversion of Capital Stock..................................6
  SECTION 2.02   Exchange of Certificates.....................................7
  SECTION 2.03   Stock Options; Warrants; Convertible Notes...................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10

  SECTION 3.01   Organization, Qualification and Corporate Power.............10
  SECTION 3.02   Capital Structure...........................................11
  SECTION 3.03   Subsidiaries................................................14
  SECTION 3.04   Authority; Noncontravention.................................14
  SECTION 3.05   SEC Documents...............................................16
  SECTION 3.06   Information Supplied........................................17
  SECTION 3.07   Absence of Certain Changes or Events........................17
  SECTION 3.08   Contracts...................................................20
  SECTION 3.09   Litigation..................................................23
  SECTION 3.10   Taxes.......................................................23
  SECTION 3.11   Undisclosed Liabilities.....................................25
  SECTION 3.12   Intellectual Property.......................................25
  SECTION 3.13   Absence of Changes in Benefit Plans.........................27
  SECTION 3.14   Employee Benefits Matters...................................28
  SECTION 3.15   Permits.....................................................30
  SECTION 3.16   Leased Real Property........................................30
  SECTION 3.17   Labor Matters...............................................31
  SECTION 3.18   Environmental Matters.......................................31
  SECTION 3.19   Legal Compliance............................................33
  SECTION 3.20   Assets......................................................33
  SECTION 3.21   Insurance...................................................33
  SECTION 3.22   Business Relationships with Affiliates......................34
  SECTION 3.23   Government Contracts........................................34
  SECTION 3.24   Government Furnished Equipment..............................36
  SECTION 3.25   Inventories.................................................36
  SECTION 3.26   Receivables.................................................36

                                Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----

  SECTION 3.27   Product Warranties..........................................36
  SECTION 3.28   Order Backlog...............................................36
  SECTION 3.29   No Retention Agreements, etc................................37
  SECTION 3.30   Power of Attorney/Bank Accounts.............................37
  SECTION 3.31   Disclosure..................................................37
  SECTION 3.32   State Takeover Statutes.....................................37
  SECTION 3.33   Voting Requirements.........................................37
  SECTION 3.34   Brokers; Schedule of Fees and Expenses......................37
  SECTION 3.35   Opinion of Financial Advisor................................38

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................38

  SECTION 4.01   Organization................................................38
  SECTION 4.02   Authority; Noncontravention.................................38
  SECTION 4.03   Information Supplied........................................39

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..........................40

  SECTION 5.01   Conduct of Business.........................................40
  SECTION 5.02   No Solicitation.............................................43
  SECTION 5.03   Indebtedness................................................46

ARTICLE VI ADDITIONAL AGREEMENTS.............................................46

  SECTION 6.01   Preparation of the Proxy Statement; Stockholders Meeting....46
  SECTION 6.02   Access to Information; Confidentiality......................47
  SECTION 6.03   Reasonable Best Efforts; Notification.......................47
  SECTION 6.04   Indemnification.............................................48
  SECTION 6.05   Employee Matters............................................49
  SECTION 6.06   Public Announcements........................................50
  SECTION 6.07   Additional Reports..........................................50
  SECTION 6.08   Pre-Closing Date Balance Sheet..............................50

ARTICLE VII CONDITIONS PRECEDENT.............................................53

  SECTION 7.01   Conditions to Each Party's Obligation to Effect the Merger..53
  SECTION 7.02   Conditions to Obligations of Parent and Sub.................53
  SECTION 7.03   Conditions to Obligation of the Company.....................56

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................56

  SECTION 8.01   Termination.................................................56
  SECTION 8.02   Effect of Termination.......................................57
  SECTION 8.03   Fees and Expenses...........................................58

                                Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----

  SECTION 8.04   Amendment...................................................58
  SECTION 8.05   Extension; Waiver...........................................59

ARTICLE IX GENERAL PROVISIONS................................................59

  SECTION 9.01   Nonsurvival of Representations and Warranties...............59
  SECTION 9.02   Notices.....................................................59
  SECTION 9.03   Definitions.................................................60
  SECTION 9.04   Interpretation..............................................61
  SECTION 9.05   Counterparts................................................62
  SECTION 9.06   Entire Agreement; No Third-Party Beneficiaries..............62
  SECTION 9.07   Governing Law...............................................62
  SECTION 9.08   Assignment..................................................62
  SECTION 9.09   Consent to Jurisdiction.....................................62
  SECTION 9.10   Waiver of Jury Trial........................................62
  SECTION 9.11   Enforcement.................................................63
  SECTION 9.12   Exhibits and Schedules......................................63

                             TABLE OF DEFINED TERMS

------------------------------------------------------------
Defined Term                          Section
------------------------------------------------------------
Adjusted Target Net Worth             Section 7.02(f)
------------------------------------------------------------
Acquisition Agreement                 Section 5.02(b)
------------------------------------------------------------
Adverse Recommendation Change         Section 5.02(b)
------------------------------------------------------------
Affiliate                             Section 9.03
------------------------------------------------------------
Agreement                             Introductory Paragraph
------------------------------------------------------------
Applicable Law                        Section 9.03
------------------------------------------------------------
Appraisal Rights Sections             Section 2.01(d)
------------------------------------------------------------
Appraisal Shares                      Section 2.01(d)
------------------------------------------------------------
Articles of Merger                    Section 1.01
------------------------------------------------------------
Backlog                               Section 3.28
------------------------------------------------------------
Balance Sheet Date                    Section 6.08
------------------------------------------------------------
Balance Sheet Date Net Worth          Section 7.02(f)
------------------------------------------------------------
Benefit Agreements                    Section 3.07(d)
------------------------------------------------------------
Benefit Plans                         Section 3.13
------------------------------------------------------------
Certificate                           Section 2.01(c)
------------------------------------------------------------
Closing                               Section 1.02
------------------------------------------------------------
Closing Date                          Section 1.02
------------------------------------------------------------
Code                                  Section 2.02(f)
------------------------------------------------------------
Commonly Controlled Entity            Section 3.13
------------------------------------------------------------
Company                               Introductory Paragraph
------------------------------------------------------------
Company Affiliated Group              Section 3.10(i)
------------------------------------------------------------
Company Common Stock                  Section 2.01
------------------------------------------------------------
Company Disclosure Schedule           Section 3.01(a)
------------------------------------------------------------
Company Intellectual Property         Section 3.12(b)
------------------------------------------------------------
Company Material Adverse Effect       Section 3.01(a)
------------------------------------------------------------
Company Preferred Stock               Section 3.02(a)
------------------------------------------------------------
Company Stock Plans                   Section 3.02(a)
------------------------------------------------------------
Confidentiality Agreement             Section 6.02
------------------------------------------------------------
Consent                               Section 3.04(d)
------------------------------------------------------------
Continuing Employee                   Section 6.05(a)
------------------------------------------------------------
Contract                              Section 3.04(c)
------------------------------------------------------------
Convertible Notes                     Section 3.02(a)
------------------------------------------------------------
Credit Facility                       Section 3.04  (c)
------------------------------------------------------------
Damages                               Section 3.18(e)
------------------------------------------------------------
Designated Contract                   Section 3.08(a)
------------------------------------------------------------
EACs                                  Section 6.08
------------------------------------------------------------
EBITDA                                Section 9.03
------------------------------------------------------------
Effective Time                        Section 1.01
------------------------------------------------------------
Environmental Laws                    Section 3.18(e)
------------------------------------------------------------
Environmental Liabilities and Costs   Section 3.18(e)
------------------------------------------------------------

------------------------------------------------------------
ERISA                                 Section 3.14(a)
------------------------------------------------------------
ETCs                                  Section 6.08
------------------------------------------------------------
Exchange Act                          Section 3.04(d)
------------------------------------------------------------
Existing 401(K) Plan                  Section 6.05(b)
------------------------------------------------------------
Filed SEC Document                    Section 3.05
------------------------------------------------------------
GAAP                                  Section 3.05
------------------------------------------------------------
Government Bid                        Section 3.08(a)(xix)
------------------------------------------------------------
Government Contract                   Section 3.08(a)(xx)
------------------------------------------------------------
Governmental Entity                   Section 2.02(d)
------------------------------------------------------------
Government Furnished Equipment        Section 3.24
------------------------------------------------------------
Hazardous Substances                  Section 3.18(e)
------------------------------------------------------------
Indebtedness                          Section 7.02(f)
------------------------------------------------------------
Indemnified Parties                   Section 6.04(a)
------------------------------------------------------------
Intellectual Property                 Section 3.12(a)
------------------------------------------------------------
Intercompany Agreements               Section 3.22
------------------------------------------------------------
Inventories                           Section 3.25
------------------------------------------------------------
IRS                                   Section 3.14(a)
------------------------------------------------------------
Leased Real Property                  Section 3.16(a)
------------------------------------------------------------
Legal Restraints                      Section 7.01(c)
------------------------------------------------------------
Liens                                 Section 3.04(c)
------------------------------------------------------------
March 31, 2002 Balance Sheet          Section 6.08
------------------------------------------------------------
Merger                                Recital
------------------------------------------------------------
Merger Consideration                  Section 2.01(c)
------------------------------------------------------------
Notice                                Section 9.02
------------------------------------------------------------
NRS                                   Section 1.01
------------------------------------------------------------
Other Filings                         Section 3.06
------------------------------------------------------------
Parent                                Introductory Paragraph
------------------------------------------------------------
Paying Agent                          Section 2.02(a)
------------------------------------------------------------
Pension Plan                          Section 3.14(a)
------------------------------------------------------------
Permits                               Section 3.15
------------------------------------------------------------
Permitted Liens                       Section 3.07(l)
------------------------------------------------------------
Person                                Section 9.03
------------------------------------------------------------
Pre-Closing Date Balance Sheet        Section 6.08
------------------------------------------------------------
Post-Signing Returns                  Section 5.01(b)
------------------------------------------------------------
Proxy Statement                       Section 3.04(d)
------------------------------------------------------------
Real Property Lease                   Section 3.16(a)
------------------------------------------------------------
Real Property Leases                  Section 3.16(a)
------------------------------------------------------------
Release                               Section 3.18(e)
------------------------------------------------------------
SEC                                   Section 3.04(d)
------------------------------------------------------------
SEC Documents                         Section 3.05
------------------------------------------------------------
Securities Act                        Section 3.05
------------------------------------------------------------
Share Encumbrances                    Section 3.03(a)
------------------------------------------------------------
Stock Options                         Section 3.02(a)
------------------------------------------------------------
Stockholder Approval                  Section 3.33
------------------------------------------------------------
Stockholders Agreement                Recital
------------------------------------------------------------

------------------------------------------------------------
Stockholders Meeting                  Section 6.01(b)
------------------------------------------------------------
Sub                                   Introductory Paragraph
------------------------------------------------------------
Subsidiaries                          Section 9.03
------------------------------------------------------------
Superior Proposal                     Section 5.02(a)
------------------------------------------------------------
Surviving Corporation                 Section 1.03
------------------------------------------------------------
Takeover Proposal                     Section 5.02(a)
------------------------------------------------------------
Target Net Worth                      Section 7.02(f)
------------------------------------------------------------
Taxes                                 Section 3.10(k)
------------------------------------------------------------
Warrants                              Section 3.02(a)
------------------------------------------------------------
Welfare Plan                          Section 3.14(c)
------------------------------------------------------------

     AGREEMENT AND PLAN OF MERGER dated as of August 8, 2002 (this "Agreement"), among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation having its principal office at 600 Third Avenue, New York, NY 10016 ("Parent"), BLUE ACQUISITION CORP., a Nevada corporation and a wholly owned Subsidiary of Parent having its principal office at 600 Third Avenue, New York, NY 10016 ("Sub"), and WESTWOOD CORPORATION, a Nevada corporation having its principal office at 12402
E. 60th Street, Tulsa, OK 74146 (the "Company"). Capitalized and other defined terms shall have the respective meanings set forth or referred to in Section 9.03.

     WHEREAS, the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger of Sub with and into the Company in which the Company would become a wholly owned Subsidiary of Parent (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Parent and Sub to enter into this Agreement, Parent, Sub, the Company and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement"), pursuant to which, among other things, such stockholders are agreeing to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, in each case upon the terms and subject to the conditions set forth therein;

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.01 Effective Time of the Merger. As soon as practicable on or after the Closing Date, the parties shall (a) file articles of merger (the "Articles of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the Nevada Revised Statutes (the "NRS"), and (b) make all other filings or recordings required under the NRS to effect the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Nevada or at such subsequent time as Parent and the Company shall agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VII

(the "Closing Date"), at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, unless another time, date or place is agreed to in writing by Parent and the Company.

     SECTION 1.03 Effect of the Merger. At the Effective Time, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 92A.250 of the NRS.

     SECTION 1.04 Articles of Incorporation and Bylaws.

          (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

     SECTION 1.05 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified, unless they earlier die, resign or are removed, as the case may be.

     SECTION 1.06 Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified, unless they earlier die, resign or are removed, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

     SECTION 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock of the Company, par value $0.003 per share (the "Company Common Stock"), or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $0.003 per share, of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.003 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock, by any Subsidiary of the Company, by Parent or by Sub immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled and retired in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $2.30 in cash, without interest (such $2.30 amount to be appropriately adjusted to take into account any stock dividend, split, reverse split, combination, reclassification, merger, recapitalization, share exchange or other similar transaction occurring after the date hereof and prior to the Effective Time and involving the Company's capital stock) (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Sections 92A.300 through 92A.500, inclusive, of the NRS (the "Appraisal Rights Sections") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of the Appraisal Rights Sections. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Appraisal Rights Sections. Notwithstanding the foregoing, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under the Appraisal Rights Sections, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by the Appraisal Rights Sections, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under the Appraisal Rights Sections shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the NRS received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

     SECTION 2.02 Exchange of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"). From time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in such amounts and at such times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood and agreed that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

          (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify (including a Form W-9)), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) No Liability. None of Parent, Sub, the Company and the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity")), any such Merger Consideration in respect thereof shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay the Merger Consideration in respect of such lost, stolen or destroyed Certificate.

          (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of shares of Company Common Stock pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

     SECTION 2.03 Stock Options; Warrants; Convertible Notes. As soon as practicable following the date of this Agreement and prior to the Closing, the Company shall take such actions (including obtaining any required Consents), which actions shall be satisfactory to Parent, as may be required to effect the following:

          (a) Stock Options. At the Effective Time, all outstanding and unexpired Stock Options (regardless of whether or not such options have vested and regardless of whether the exercise prices per share of Company Common Stock are below, at or above the Merger Consideration) shall be cancelled on terms and conditions satisfactory to Parent. Each holder of a cancelled Stock Option shall be entitled to receive, in consideration for the cancellation of such Stock Option, an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Stock Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Stock Option in effect immediately prior to such cancellation (such payment to be net of taxes and other amounts required by Applicable Law to be withheld with respect thereto). Payment to such holder under this Section 2.03(a) shall be made without interest thereon, upon surrender of the certificate or other document evidencing such Stock Option to the Surviving Corporation. Delivery of any cash payment under this Section 2.03(a) to a holder of cancelled Stock Options shall be conditioned upon receipt by Parent of a waiver of all of such holder's right, title and interest in and to his or her Stock Options.

          (b) Warrants. At the Effective Time, all outstanding and unexpired Warrants (regardless of whether or not such Warrants are then exercisable and regardless of whether the exercise prices per share of Company Common Stock are below, at or above the Merger Consideration) shall be cancelled on terms and conditions satisfactory to Parent. Each holder of a cancelled Warrant shall be entitled to receive, in consideration for the cancellation of such Warrant, an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Warrant in effect immediately prior to such cancellation (such payment to be net of taxes and other amounts required by Applicable Law to be withheld with respect thereto). Payment to such holder under this Section 2.03(b) shall be made without interest thereon, upon surrender of such Warrant to the Surviving Corporation. Delivery of any cash payment under this Section 2.03(b) to a holder of a Warrant shall be conditioned upon receipt by Parent of a waiver of all of such holder's right, title and interest in and to his or her Warrant.

          (c) Convertible Notes. The Company shall use its best efforts to cause all outstanding Convertible Notes to be converted in full into shares of Company Common Stock in accordance with their respective terms and to cease to be issued and outstanding, in each case prior to the Effective Time.

          (d) Termination of Plans. As of the Effective Time, all Company Stock Plans, and the relevant provisions of all Benefit Agreements and other Contracts shall terminate on terms and conditions satisfactory to Parent so that on and after the Effective Time no current or former employee, director, consultant or other Person shall have any right or option to acquire, hold or transfer shares of Company Common Stock or any other equity interests in the Company or any of its Subsidiaries under any Company Stock Plan, Benefit Agreement or other Contract.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     SECTION 3.01 Organization, Qualification and Corporate Power.

          (a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to conduct business and is in good standing under the laws of each jurisdiction set forth in Section 3.01(a) of the Company Disclosure Schedule, which are all the jurisdictions where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing and requirement to be in good standing necessary, except for any such failures to be qualified and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to carry on the business in which it is now engaged and to own, lease and use the properties now owned, leased or used by it.

     For purposes of this Agreement: (i) "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement; and (ii) "Company Material Adverse Effect" means any event, occurrence, fact, condition, change, effect or circumstance that (A) is, or that could reasonably be expected to be, materially adverse to the assets, business, prospects, financial condition, operations, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the industry or specific markets in which the Company competes), or (B) materially impairs or delays the ability of the Company to consummate the transactions contemplated by, or to perform its other obligations under, this Agreement or the Stockholders Agreement. Without limiting the foregoing and for the avoidance of doubt, a "Company Material Adverse Effect" would be deemed to exist in the event of (1) a ruling, decision or order (whether or not final or nonappealable) that is adverse to the Company or any of its Subsidiaries by a Governmental Entity affecting Contract No. DAAB07-01-D-F201 between the U.S. Army and a Subsidiary of the Company issued pursuant to Army Solicitation No. DAAB07-01-R-C402 (as may be amended from time to time, the "TQG Contract") in connection with the facts alleged by the plaintiff in matter of Engineered Electric Company d/b/a Fermont v. The United States of America, No. 02-757C, pending in the United States Court of Federal Claims, or (2) a decision by the Contracting Officer in respect of the TQG Contract materially impairing the value of the TQG Contract to the Company or any of its Subsidiaries.

          (b) The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and its Bylaws and the articles of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes (or in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since May 1, 1996. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or bylaws (or similar organizational documents). The provisions of Sections 78.378 to 78.3793, inclusive, of the NRS relating to "Acquisition of Controlling Interest" and Sections 78.411 to 78.444, inclusive, of the NRS relating to "Combinations with Interested Stockholders" are inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby (including the Merger) as a result of the Company's actions or otherwise.

     SECTION 3.02 Capital Structure.

          (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 of the Company's Preferred Stock, par value $0.001 per share (the "Company Preferred Stock"). At the close of business on August 8, 2002: (i) 6,764,647 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company; (ii) 127,000 shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) options to acquire 1,044,772 shares of Company Common Stock from the Company were issued and outstanding (the "Stock Options") pursuant to (A) the 1992 Incentive and Nonqualified Stock Option Plan of the Company (as amended), the 1992 Directors' Stock Option Plan (as amended) and the 2000 Directors' Stock Option Plan (collectively, the "Company Stock Plans") as listed on Section 3.02(a)(iv)(A1-A3) of the Company Disclosure Schedule, and (B) written employment agreements listed on Section 3.02(a)(iv)(B) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel, (v) warrants to acquire up to 840,002 shares of Company Common Stock from the Company pursuant to the stock purchase warrants listed on Section 3.02(a)(v) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "Warrants") were issued and outstanding; (vi) 1,000,000 shares of Company Common Stock were issuable upon conversion of the 10% Convertible Subordinated Notes listed on Section 3.02(a)(vi) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or its counsel (the "1999 Notes"); (vii) 880,000 shares were issuable upon conversion of the 12% Convertible Subordinated Notes listed in Section 3.02(a)(vii) of the Company Disclosure Schedule and previously provided in true and complete form to Parent or to counsel (together with the 1999 Notes, the "Convertible Notes"); and (viii) (A) 288,153 shares of Company Common Stock were reserved and available for issuance pursuant to the 1992 Incentive and Nonqualified Stock Option Plan of the Company (as amended), (B) 189,330 shares of Company Common Stock were reserved and available for issuance pursuant to the 1992 Directors' Stock Option Plan (as amended), and (C) 250,000 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Directors' Stock Option Plan. Schedule 3.02(a) of the Company Disclosure Schedule sets forth a complete and correct list, as of the close of business on August 8, 2002, of all outstanding stock options or other rights to purchase or acquire Company Common Stock granted under the Company Stock Plans, the Warrants, the Convertible Notes, written employment agreements or otherwise, including: (1) all outstanding Stock Options, the number of shares of Company Common Stock subject to each Stock Option, the grant dates and exercise and vesting schedule of each such Stock Option and the names of the holders of each Stock Option; (2) all outstanding Warrants, the number of shares of Company Common Stock issuable under each Warrant, the issue dates and exercise prices and exercise schedule of each such Warrant and the names of the holders of each Warrant; and (3) all outstanding Convertible Notes, the number of shares of Company Common Stock issuable under each Convertible Note, the issue dates and conversion prices and conversion schedule of each such Convertible Note and the names of the holders of each Convertible Note. Other than the Stock Options, the Warrants and the Convertible Notes, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans, under any Contract or otherwise, or on a deferred basis or otherwise.

          (b) As of the close of business on August 8, 2002, there were outstanding Stock Options, Warrants and Convertible Notes to purchase 3,716,456 shares of Company Common Stock with exercise or conversion prices, as the case may be, on a per share basis lower than the Merger Consideration, and the weighted average exercise or conversion price, as the case may be, of such Stock Options, Warrants and Convertible Notes was equal to $1.07. As of the close of business on August 8, 2002, there were outstanding Stock Options, Warrants and Convertible Notes to purchase 48,318 shares of Company Common Stock with exercise or conversion prices, as the case may be, on a per share basis equal to or higher than the Merger Consideration, and the weighted average exercise or conversion price, as the case may be, of such Stock Options, Warrants and Convertible Notes was equal to $2.39.

          (c) Except as set forth in Section 3.02(a) of the Company Disclosure Schedule, as of the close of business on August 8, 2002, no shares of capital stock of or other equity or voting interests in the Company, or options, warrants, convertible notes or other rights to acquire or receive any such stock or interests were issued, reserved for issuance or outstanding, and neither the Company nor any of its Subsidiaries is a party to any agreement relating to any such issuance. Since August 8, 2002, (i) there have been no issuances by the Company of shares of capital stock of or other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise or conversion, as the case may be, of Stock Options, Warrants or Convertible Notes, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement, and (ii) there have been no issuances by the Company of options, warrants, convertible notes or other rights to acquire shares of capital stock or other equity or voting interests from the Company. There are no outstanding stock appreciation rights or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company, any Subsidiary of the Company or any part of the Company or any such Subsidiary.

          (d) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Stock Options, the Warrants and the Convertible Notes will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or, to the Company's or any of its Subsidiaries knowledge, any other Share Encumbrance, except as set forth in Section 3.02(d) of the Company Disclosure Schedule. Except for the Convertible Notes, there are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible or exercisable into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, convertible notes, calls, rights, obligations, arrangements, understandings or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible or exercisable into, or exchangeable or exercisable for, shares of capital stock of or other equity or voting interests in the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, convertible note, call, right, obligation, arrangement, understanding or Contract. Each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Stock Option is not less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Stock Option. As of the date of this Agreement, (i) the Subject Shares (as such term is defined in the Stockholders Agreement) represent approximately 41% of the shares of Company Common Stock outstanding (assuming the exercise, exchange or conversion, as applicable, of all outstanding convertible securities of the Company (including the Stock Options, the Warrants and the Convertible Notes) which are currently exercisable, exchangeable or convertible, as applicable, or will become exercisable, exchangeable or convertible, as applicable, at any time within 60 days from the date of this Agreement), and (ii) the Subject Shares that constitute shares of Company Common Stock represent approximately 31% of the shares of Company Common Stock outstanding . There are not any outstanding contractual obligations of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (B) vote or dispose of any shares of the capital stock of any of its Subsidiaries. The Company is not a party to any voting or other stockholders agreements with respect to any shares of the capital stock of or other equity or voting securities in the Company or any of its Subsidiaries and, to the knowledge of the Company or any of its Subsidiaries, as of the date of this Agreement, there are no irrevocable proxies and no voting or other stockholders agreements with respect to any shares of the capital stock of or other equity or voting interests in the Company or any of its Subsidiaries.

          (e) As of the date hereof, the outstanding Indebtedness of the Company and its Subsidiaries is as set forth on Section 3.02(e) of the Company Disclosure Schedule.

     SECTION 3.03 Subsidiaries.

          (a) Section 3.03 of the Company Disclosure Schedule lists each Subsidiary of the Company. All the outstanding shares of capital stock of or other equity or voting interests in each such Subsidiary are owned by the Company, by another wholly owned Subsidiary of the Company or by the Company and another wholly owned Subsidiary of the Company, free and clear of any liens, encumbrances, hypothecations, rights of others, charges, adverse claims or interests, title defects, pledges, voting trusts or similar arrangements, limitations on voting rights, options, restrictions on transfer, proxies, title retention agreements, securityholder agreements or other similar restrictions or limitations, (collectively, "Share Encumbrances"), excepting only restrictions on the subsequent transfer of such shares imposed under applicable securities laws. Except for the capital stock of or other equity or voting interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

          (b) Those Subsidiaries that are Roflan Associates, Inc., a Massachusetts corporation, and Peter Gray Corporation, a Massachusetts corporation, are not engaged in any business and do not conduct any activity.

     SECTION 3.04 Authority; Noncontravention.

          (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated by this Agreement and the Stockholders Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval, and to comply with the provisions of this Agreement and the Stockholders Agreement. The execution and delivery of this Agreement and the Stockholders Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement and the Stockholders Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Stockholders Agreement or to consummate the transactions contemplated by this Agreement or the Stockholders Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws).

          (b) The Board of Directors of the Company, at a meeting duly called and held at which all of the directors of the Company were present either in person or by telephone, duly and with the unanimous approval of those directors in attendance adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as reasonably practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement, and
(vi) approving the Stockholders Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as is expressly and specifically permitted under
Section 5.02(b).

          (c) The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any mortgage, pledge, security interest, encumbrance, charge, lien, hypothecation, adverse claim or interest, easement, encroachment, title defect, title retention agreement or other similar restriction or limitation (whether arising by contract, by operation of law or otherwise) (collectively, "Liens") in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (i) the Articles of Incorporation or Bylaws of the Company or the articles of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries; (ii) any loan or credit agreement (including the Credit Facility), bond, debenture, note (including the Convertible Notes), mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, permission, concession, franchise, license or sublicense, whether oral or written (each, including all amendments thereof and supplements thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or any of their respective properties or assets is subject; or (iii) subject to the governmental filings and other matters referred to in Section 3.04(d), any Applicable Law; other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to (A) have a Company Material Adverse Effect, or (B) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement. A true, complete and correct list of all the Contracts (including all amendments thereof) comprising the Credit Facility are listed in Section 3.04(c) of the Company Disclosure Schedule.

          For purposes of this Agreement, "Credit Facility" means those Contracts listed in Section 3.04(c) of the Company Disclosure Schedule, collectively.

          (d) No consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity (each, a "Consent"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stockholders Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the Stockholders Agreement or the compliance by the Company with the provisions of this Agreement or the Stockholders Agreement, except for:
(i) any filings required under any applicable competition, merger control, antitrust or similar law; (ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business; (iv) any filings required under the rules and regulations of the Nasdaq Bulletin Board Market; (v) those Consents listed in Section 3.04(d) of the Company Disclosure Schedule; and (vi) such other Consents, the failure of which other Consents to be obtained or made individually or in the aggregate could not reasonably be expected to (A) have a Company Material Adverse Effect, or (B) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

     SECTION 3.05 SEC Documents. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since May 1, 1996 (together with all information incorporated therein by reference, the "SEC Documents"). No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC.

     As of their respective dates, each of the SEC Documents filed prior to June 15, 2002 (each a "Filed SEC Document") complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and none of the Filed SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Filed SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each SEC Document that the Company files with the SEC on or after June 15, 2002, as of the date thereof, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and none of such SEC Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in the case of the Proxy Statement, no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub in writing specifically for inclusion in the Proxy Statement.

     The financial statements (including the related notes) of the Company included in the SEC Documents (including the Proxy Statement) and the Other Filings complied, as of the date filed, or will comply when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally U.S. accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented or will present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes).

     SECTION 3.06 Information Supplied. None of the information supplied by the Company for inclusion or incorporation by reference in (a) the Proxy Statement, or (b) any other document filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment thereof or supplement thereto is mailed to stockholders, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that, in the case of the Proxy Statement, no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub in writing specifically for inclusion in the Proxy Statement. The Proxy Statement and the Other Filings made by the Company will comply as to form with the provisions of the Exchange Act or other Applicable Law, as the case may be, and the rules and regulations thereunder.

     SECTION 3.07 Absence of Certain Changes or Events. Except as set forth on
Section 3.07 of the Company Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

          (a) any Company Material Adverse Effect or any state of facts, change, development, effect or occurrence that could reasonably be expected to result in a Company Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock or any redemption, retirement, acquisition or purchase of any of the Company's or any Subsidiary's capital stock or other securities;

          (c) any split, reverse split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or other securities of the Company or any of its Subsidiaries;

          (d) (i) any granting by the Company or any of its Subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation prior to the date of this Agreement in the ordinary course of business consistent (in amount and kind) with past practice, (ii) any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made prior to the date of this Agreement in the ordinary course of business consistent (in amount and kind) with past practice, in each case to any current or former director, officer, employee or consultant, (iii) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of any increase in severance or termination pay, or (iv) any entry by the Company or any of its Subsidiaries into, or any amendment of, or any supplement to, (A) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, stock option, consulting or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, on the other hand, or (B) any Contract between the Company or any of its Subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or the Stockholders Agreement (all such Contracts referred to in this clause (iv), being herein called, collectively, the "Benefit Agreements");

          (e) any amendment of, or supplement to, any Company Stock Plan, any Stock Option, any Warrant or any Convertible Note;

          (f) any damage, destruction or loss, whether or not covered by insurance, in excess of $25,000 individually or in the aggregate;

          (g) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or Applicable Law;

          (h) any tax election that individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on any of the Company's tax attributes or any settlement or compromise of any material income tax liability;

          (i) any revaluation by the Company of any of its material assets;

          (j) any entering into any settlement regarding the breach, misrepresentation, infringement or violation of, any Intellectual Property, or any modification of any existing rights with respect thereto;

          (k) any incurring, assumption or guaranty of any debt, claim, commitment, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due

(including any Indebtedness), except (A) current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent (in amount and kind) with past practice, and (B) any Indebtedness incurred under and pursuant to the Credit Facility;

          (l) any subjection to any Lien of any portion of the Company's or any of its Subsidiaries' assets, properties or business (whether tangible or intangible), other than (A) mechanic's, materialmen's, and similar Liens, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its applicable Subsidiary, as the case may be, to the extent required by GAAP, (B) Liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its applicable Subsidiary, as the case may be, to the extent required by GAAP, and (C) statutory Liens with respect to current taxes not yet due and payable (all such Liens under clauses (A) through (C), inclusive, collectively, "Permitted Liens");

          (m) any sale, assignment, lease to others or transfer or other disposition of any portion of the Company's or any of its Subsidiaries' assets, except for Inventories sold in the ordinary course of business consistent (in amount and kind) with past practice;

          (n) any receipt of any written notice of termination of any Designated Contract (including any Contract that would have constituted a Designated Contract but for the termination thereof prior to the date of this Agreement);

          (o) any discharge, cancellation or compromise of any debt, claim, commitment, liability or obligation (including any Indebtedness), or waiver or release of any right of substantial value;

          (p) any making of any capital expenditures or commitments therefor in excess of $50,000 individually or in the aggregate;

          (q) (i) any making of any capital investment in, any loan to, or any acquisition of, any of the securities of, any other Person (or series of related capital investments, loans and acquisitions involving the same Person or such Person's Affiliates), except for overnight deposits, short-term money market investments, or (ii) any acquisition of any entity or business (whether by the acquisition of stock, the acquisition of all or a substantial portion of assets, merger or otherwise);

          (r) any change or authorization of any change in the articles of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries;

          (s) any labor union organizing activity with respect to the Company or any of its Subsidiaries, any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any material and adverse change in the Company's or any of its Subsidiaries' relations with its employees, distributors, agents, customers or suppliers;

          (t) any payment or agreement to pay any brokerage or finder's fee, or any incurring of any severance pay or retention obligations by reason of this Agreement or any of the transactions contemplated hereby;

          (u) any making of any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

          (v) any receipt of any written notice of any condemnation proceedings commenced with respect to any Leased Real Property or written notice as to the proposed commencement of any such proceedings; or

          (w) taking of any action or knowing omission of the taking of any action that would result in the occurrence of any of the foregoing.

     SECTION 3.08 Contracts.

          (a) Section 3.08(a) of the Company Disclosure Schedule contains a true, complete and correct list of all Contracts (whether written or oral) which, in each case, are related in any way to the Company or any of its Subsidiaries of the types described below to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound and under which any such Person continues to have any obligation (the "Designated Contracts"):

               (i) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) for the lease of personal property from or to third parties, in each case involving in excess of $50,000 per annum;

               (ii) any Contract establishing a partnership, joint venture, teaming arrangement or similar contract involving a sharing of profits or expenses (including joint research and development and joint marketing contracts);

               (iii) any Contract (or group of related Contracts with the same Person or such Person's Affiliates) under which the Company or any of its Subsidiaries has created, incurred, secured, assumed or guaranteed (or may create, incur, secure, assume or guarantee) any Indebtedness, or under which it has imposed (or may impose) a Lien (other than a Permitted Lien) on any of the Company's or any of its Subsidiaries' properties or assets, tangible or intangible;

               (iv) any Contract that prohibits or restricts the Company or any of its Subsidiaries from freely engaging in any business or line of business or competing anywhere in the world;

               (v) any Contract involving any officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries;

               (vi) (A) any Contract which contains any provisions requiring the Company or any of its Subsidiaries to indemnify any other party thereto other than in the ordinary course of business consistent (in amount and kind) with past practice;
(B) any Contract not containing a waiver of incidental, consequential and special damages in favor of the Company and its Subsidiaries; and (C) any guarantee of the payment or performance of any Person or any agreement to indemnify any Person, or act as a surety, or other agreement to be contingently or secondarily liable for, or to provide credit support in respect of, the obligations of any Person other than the endorsement of checks in the ordinary course of business consistent (in amount and kind) with past practice;

               (vii) any Contract under which the consequences of a breach, default or termination could reasonably be expected to have a Company Material Adverse Effect;

               (viii) any Contract with a sales representative, manufacturer's representative, distributor, and each material marketing Contract;

               (ix) employment, consulting, agency, collective bargaining or other similar Contracts, and other material instruments and arrangements relating to or for the benefit of employees, consultants, sales representatives, distributors, dealers, agents or independent contractors;

               (x) any other Contract (or group of related Contracts with the same Person or such Person's Affiliates) involving payments to be made or received by or to the Company or any of its Subsidiaries in excess of $100,000 per annum;

               (xi) any Contract involving the licensing of, or assignment or transfer of, any rights in any material Intellectual Property, other than in the ordinary course of business consistent (in amount and kind) with past practice;

               (xii) any license, licensing arrangement or other Contract providing in whole or in part for the use of, or limiting the use of, or for the acquisition or disposition of, any material Company Intellectual Property;

               (xiii) leases, licenses and other similar material Contracts, and material Permits concerning or relating to the real property used by the Company or any of its Subsidiaries; (xiv) brokerage or finder's Contracts;

               (xv) asset purchase agreements, stock purchase agreements and other non-ordinary course acquisition or divestiture agreements;

               (xvi) Contracts with respect to the representation of the Company or any of its Subsidiaries in foreign countries;

               (xvii) purchase Contracts for inventory items or supplies that, together with amounts on hand, constitute in excess of six months normal usage;

               (xviii) any Contract with any employee, agent, consultant, distributor, dealer or franchisee;

               (xix) any outstanding bid, proposal or offer made by the Company or any of its Subsidiaries which, if accepted, would result in a Government Contract (each, a "Government Bid") or any outstanding customer option relating to any Contract in the Backlog (or series of related bids, proposals, offers or customer options), in each case involving an amount in excess of $500,000, or that was bid knowing that when accepted it would result in a loss;

               (xx) any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order or other similar arrangement of any kind, between the Company or any of its Subsidiaries, on the one hand and (A) any Governmental Entity, (B) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract of a type described in clauses (A) or
(B) above, on the other hand (each, a "Government Contract"); and

               (xxi) any other Contract not the subject matter of clauses (i) through (xx) above that is material to the Company or any of its Subsidiaries.

          (b) The Company has made available to Parent a true, complete and accurate copy of each written Designated Contract (as amended, supplemented or modified to date) listed in Section 3.08(a) of the Company Disclosure Schedule. The Company has furnished to Parent an accurate summary of all oral Designated Contracts listed in Section 3.08(a) of the Company Disclosure Schedule. With respect to each Designated Contract: (i) such Designated Contract is a legal, valid, binding and enforceable obligation of the Company or the applicable Subsidiary, as the case may be, and to the Company's or any of its Subsidiaries' knowledge, any other party thereto (subject to bankruptcy and insolvency laws and equitable principles (whether applied at law or in equity)) and is in full force and effect; and (ii) neither the Company nor any of its Subsidiaries nor, to the Company's or any of its Subsidiaries' knowledge, any other party thereto is in material breach or violation of, or material default under, any such Designated Contract, and no event of default or event or condition exists, has occurred, is pending or, to the knowledge of the Company or any of its Subsidiaries, is threatened, which, after the giving of notice, lapse of time, both or otherwise, would constitute a material violation, breach or default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party under such Designated Contract. With respect to each Contract (other than a Designated Contract) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is subject: (A) neither the Company nor any of its Subsidiaries nor, to the Company's or any of its Subsidiaries' knowledge, any other party thereto is in default under, any such Contract; and (B) no event of default or event or condition exists, has occurred, is pending or, to the knowledge of the Company or any of its Subsidiaries, is threatened, which, after the giving of notice, lapse of time, both or otherwise, would constitute a default under such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party under such Contract, except in the case of both clauses (A) and (B) above, such defaults under such Contracts that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, no Consent of any third party is required under any Designated Contract as a result of or in connection with the execution and delivery of this Agreement or the Stockholders Agreement or the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby and thereby (including the Merger).

          (c) Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, no outstanding bid or proposal (or series of related bids or proposals) was bid knowing that when accepted it would result in a loss.

     SECTION 3.09 Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is not (a) any unsatisfied judgment against the Company or any of its Subsidiaries or any of their respective assets, nor any order, decree, stipulation or injunction to which the Company, any of its Subsidiaries or any of their respective assets are subject, or (b) any claim, complaint, demand, grievance, inquiry, action, suit, proceeding, hearing, investigation, arbitration, citation, summons, or subpoena, civil, criminal, regulatory or otherwise, in law or in equity, to which the Company or any of its Subsidiaries is a party or, to the Company's or any of its Subsidiaries' knowledge, which has been threatened against the Company or any of its Subsidiaries. There is no action, suit or proceeding pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, by or against or affecting the Company or any of its Subsidiaries in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Since May 1, 1996, there have been no product liability suits, actions or proceedings involving the Company or any of its Subsidiaries or relating to products or services manufactured, sold or provided by the Company or any of its Subsidiaries.

     SECTION 3.10 Taxes.

          (a) Each of the Company and its Subsidiaries and each Company Affiliated Group has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other taxes, except where the failures so to pay individually or in the aggregate could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no Federal, state or other material local, domestic or foreign, tax return or report of the

Company or any of its Subsidiaries or any Company Affiliated Group or member thereof has ever been under audit or examination by any taxing authority.

          (d) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due.

          (e) None of the Company and its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (f) The Company and its Subsidiaries have complied with Applicable Law relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under Applicable Laws, except where the failures to so comply, withhold and pay over, individually or in the aggregate, could not reasonably be expected to result in a material liability on the part of the Company or any of its Subsidiaries.

          (g) Neither the Company nor any of its Subsidiaries is a real property holding company within the meaning of Section 897 of the Code.

          (h) Except as set forth in Section 3.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (nor any predecessor of the foregoing Persons) has been a member of a Company Affiliated Group.

          (i) Neither the Company nor any of its Subsidiaries is liable for the taxes of any Person other than the Company and its Subsidiaries under Treasury Regulations section 1.1502-6 (or any analogous or similar provision of any state, local or foreign law, rule or regulation), as a transferee or successor, by contract or otherwise, for any taxable period beginning before the Closing Date.

          (j) Neither the Company nor any of its Subsidiaries is obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries will become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof.

          (k) As used in this Agreement:

               "taxes" shall include all (i) Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group (including any group liability for the taxes of any Person under Treasury Regulations section 1.1502-6(a) (or any analogous or similar provision of any state, local or foreign law, rule or regulation), as a transferee or successor, by contract, or otherwise), and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii) above.

               "Company Affiliated Group" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member.

     SECTION 3.11 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any debts, claims, commitments, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted which are or could reasonably be expected to become material to the Company or any of its Subsidiaries, except (a) as set forth in Section 3.11 of the Company Disclosure Schedule, (b) as and to the extent set forth as liabilities on the most recent consolidated balance sheet included in the Filed SEC Documents, and (c) for liabilities and obligations that were incurred after the date of such most recent consolidated balance sheet, in the ordinary course of business consistent (in amount and kind) with past practice.

     SECTION 3.12 Intellectual Property.

          (a) For purposes of this Agreement, "Intellectual Property" means: (i) any and all inventions, developments, improvements, discoveries, know-how, concepts and ideas, whether patentable or not in any jurisdiction and whether or not reduced to practice, (ii) any and all patents and patent applications (including reissues, reexaminations, continuations, divisions, continuations-in-part, extensions, revisions and counterparts thereof in any jurisdiction), patent disclosures, revalidations, industrial designs, industrial models and utility models, (iii) any and all trademarks, service marks, certification marks, logos, trade dress, trade names, corporate names, brand names, domain names and all other indicia of origin (whether registered or unregistered), and including all goodwill associated therewith and all applications and registrations therefor in any jurisdiction and any extension, modification or renewal of any such application or registration, (iv) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) any and all writings and other works of authorship, whether copyrighted, copyrightable or not in any jurisdiction, such works including, without limitation, computer programs and software (including source code, object code, data, databases and documentation therefor), together with all translations, adaptations, derivations and combinations thereof, (vi) any and all mask works and other semiconductor chip rights and registrations thereof, (vii) any and all non-public information, trade secrets and proprietary or confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any Person, (viii) any and all other intellectual property or proprietary rights, (ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing, (x) any and all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (xi) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

          (b) For purposes of this Agreement, "Company Intellectual Property" means Intellectual Property that is currently used in the business and operations of the Company or any of its Subsidiaries or which covers any aspect of the business and operations of the Company or any of its Subsidiaries.

          (c) Section 3.12(c) of the Company Disclosure Schedule sets forth a list of all material trademarks, service marks, trade names, and domain names, as well as all patents, patent applications, copyright registrations, copyright registration applications, trademark registrations, trademark registration applications and all other registered Intellectual Property or applications therefor owned by or licensed (as indicated) to the Company or any of its Subsidiaries. Except as specified in Section 3.12(c) of the Company Disclosure Schedule, all Company Intellectual Property is valid, enforceable, subsisting, uncancelled and unrevoked.

          (d) The Company or the applicable Subsidiary of the Company owns or is validly licensed or otherwise possesses valid rights to use, the Company Intellectual Property. The Company or the applicable Subsidiary of the Company either exclusively owns all right, title and interest in and to the Company Intellectual Property or uses the Company Intellectual Property pursuant to a Contract which is not currently terminable by anyone other than the Company or such Subsidiary. Section 3.12(d) of the Company Disclosure Schedule indicates which material Company Intellectual Property is used by the Company or any of its Subsidiaries pursuant to a Contract.

          (e) The Company or the applicable Subsidiary has the exclusive right to file, prosecute and maintain all of its material patent applications and other applications to register Company Intellectual Property, and has the exclusive right to maintain its material patents and other registrations of Company Intellectual Property and is not aware of any written claim by third parties regarding title to same or derivative works of same. Each of the Company and its Subsidiaries has taken all commercially reasonable actions to maintain, prosecute and protect its material Company Intellectual Property, including payment of all fees, annuities and all other payments which have heretofore become due to any Government Entity with respect to such material Company Intellectual Property.

          (f) No allegations or claims with respect to any Company Intellectual Property or any third party Intellectual Property have been asserted in writing or, to the Company's or any of its Subsidiaries' knowledge, threatened by any third party against (i) the Company, any of its Subsidiaries or any of their respective Affiliates, or (ii) to the Company's or any of its Subsidiaries' knowledge, against any other third party based on the third party's use of any Company Intellectual Property.

          (g) No use of any Company Intellectual Property by the Company, any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of its customers constitutes or has constituted an unauthorized use, inducement to infringe, contributory infringement, misappropriation or other violation of the Intellectual Property of any third party and no valid grounds exist for any bona fide claims against the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of its customers with respect to any Company Intellectual Property. To the Company's or any of its Subsidiaries' knowledge, no threats or allegations have been made, nor notice of any kind given, by the Company, any of its Subsidiaries or any of their respective Affiliates to any third parties regarding allegedly infringing activities or misappropriation of or with respect to any Company Intellectual Property. To the Company's or any of its Subsidiaries' knowledge, and except as set forth in Section 3.12(g) of the Company Disclosure Schedule, there has not been, and there is not presently, any material unauthorized use, infringement, misappropriation or violation of any material Company Intellectual Property by any Person.

          (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no material Company Intellectual Property is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof. Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Company Intellectual Property.

          (i) No Company Intellectual Property has been supplied by the Company or any of its Subsidiaries to any Person except pursuant to a binding license prohibiting further distribution and disclosure. Except as listed in Section 3.12(i) of the Company Disclosure Schedule, all computer programs and software which are distributed by the Company or any of its Subsidiaries (i) conform in all material respects with all specifications conveyed to its customers or other transferees, and (ii) are operative for their intended purposes free of any material defects or deficiencies.

          (j) Each of the current employees of the Company or any of its Subsidiaries is, and each of the former employees of the Company or such Subsidiary was, an "employee" within the meaning of and pursuant to 17 U.S.C.
101. All current and former employees, independent contractors and consultants of the Company or such Subsidiary have assigned all of their respective rights in any Intellectual Property developed by such employees, independent contractors and consultants for the Company or such Subsidiary to the Company or such Subsidiary. No current or former employee, independent contractor or consultant of the Company or any of its Subsidiaries has any interest in any Company Intellectual Property.

          (k) Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, none of the Company's and the Subsidiaries' rights in or to any of the Company Intellectual Property shall be adversely affected by the execution or delivery of this Agreement by the Company or by the performance by the Company of any of the Company's obligations hereunder.

     SECTION 3.13 Absence of Changes in Benefit Plans. Except as set forth in
Section 3.13 of the Company Disclosure Schedule or as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its Subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries and whether or not subject to United States law (collectively, "Benefit Plans"), unless such amendment or agreement to amend is required under applicable law, or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan that is a Pension Plan, or any material change in the manner in which contributions to any such Pension Plan are made or the basis on which such contributions are determined.

SECTION 3.14 Employee Benefits Matters.

          (a) Section 3.14(a) of the Company Disclosure Schedule contains a list of all Benefit Plans and all material Benefit Agreements, including each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan"). The Company has provided to Parent true, complete and correct copies of (i) each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof), (ii) the two most recent annual reports required to be filed with respect to each Benefit Plan (including reports filed on Form 5500), (iii) the most recent summary plan description prepared for each Benefit Plan, (iv) each trust agreement and group annuity contract relating to any Benefit Plan and (v) the most recent determination or qualification letter issued by any Governmental Entity for each Benefit Plan intended to qualify for favorable tax treatment. Each Benefit Plan has been administered in accordance with its terms. The Company and its Subsidiaries have caused the Benefit Plans and the administration thereof to be in compliance in all material respects with all applicable provisions of ERISA, the Code and all other Applicable Laws. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, all Pension Plans intended to be tax-qualified have been the subject of determination letters from the Internal Revenue Service ("IRS") to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain such a favorable determination as to the qualified status of each such Pension Plan; no such determination letter has been revoked (or, to the knowledge of the Company or any of its Subsidiaries, has revocation been threatened or otherwise communicated or considered by the
IRS); no event occurred relating to any such Pension Plan that would adversely affect the qualification of such Pension

Plan (or, if such event has occurred, that could not be corrected by means of self-correction) or materially increase the costs relating thereto.

          (b) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA, including a multiemployer plan under Section 3(37) of ERISA.

          (c) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "Welfare Plan"), there are no understandings, agreements or undertakings, written or oral, or summary plan description that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

          (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Benefit Agreement as a result of the transactions contemplated by this Agreement or the Stockholders Agreement or any benefits under any Benefit Plan or Benefit Agreement the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

          (e) The deduction of any amount payable pursuant to the terms of the Benefit Plans, Benefit Agreements or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

          (f) The Company has received no notice of and, to the knowledge of the Company or any of its Subsidiaries there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company or any of its Subsidiaries, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a Company Material Adverse Effect.

          (g) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made by the Company or any of its Subsidiaries as of the date of this Agreement in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed in or incorporated by reference into the Filed SEC Documents.

          (h) The Company and its Subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors or other non-employee characterization and not as employees of the Company or its Subsidiaries.

          (i) No bonuses or other payments have been made under or pursuant to the Company's 2002 Performance Incentive Plan.

     SECTION 3.15 Permits. Section 3.15 of the Company Disclosure Schedule sets forth all Consents of, with or to any Governmental Entity (collectively, "Permits") and other Consents necessary for, or otherwise material to, the conduct of the business of the Company and its Subsidiaries as currently conducted and ownership of the assets of each of the Company and its Subsidiaries. Except as set forth in Section 3.15 of the Company Disclosure Schedule, all such Permits and other Consents have been duly obtained and are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of or default under any such Permits and other Consents held by it. No such Permit or other Consent will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement or the Stockholders Agreement.

     SECTION 3.16 Leased Real Property.

          (a) Neither the Company nor any of its Subsidiaries owns any real property. Section 3.16(a) of the Company Disclosure Schedule lists all real property leased or subleased to the Company or any of its Subsidiaries as of the date of this Agreement or leased by an Affiliate of the Company or any of its Subsidiaries and used in the conduct of the business of the Company or any of its Subsidiaries (the "Leased Real Property"). Neither the Company nor any of its Subsidiaries uses any real property other than the Leased Real Property. The Company has made available to Parent true, correct and complete copies of the leases and subleases (as amended to date) and other agreements for occupancy, including all amendments, extensions and other modifications thereto as of the date of this Agreement with respect to each Leased Real Property (each, a "Real Property Lease" and, collectively, the "Real Property Leases").

          (b) With respect to each Real Property Lease, in all material respects:

               (i) such Real Property Lease is a legal, valid and binding obligation of the Company or its applicable Subsidiary, and is in full force and effect;

               (ii) neither the Company or its applicable Subsidiary, nor, to the Company's or any of its Subsidiaries' knowledge, any other party to such Real Property Lease is in breach or default, and, to the Company's or any of its Subsidiaries' knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder; and

               (iii) to the Company's or any of its Subsidiaries' knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Real Property Leases.

          (c) The Leased Real Property is sufficient for the continued conduct of the respective businesses of the Company and its Subsidiaries in substantially the same manner as such businesses are currently conducted.

          (d) The Real Property Leases cover all of the Leased Real Property currently utilized by the Company or any of its Subsidiaries; the property covered by such Real Property Leases may legally be used for such operations conducted thereon and all necessary access from public roads and all required utilities are legally and validly available to the property; the improvements on the properties or their use do not violate any existing covenants, restrictions or easements nor encroach any adjacent property not owned by the landlords under such Real Property Leases; the improvements on the properties are in commercially reasonable operating condition and repair and are suitable for the purposes for which they are currently used; and the tenants have (and will in the future have) commercially reasonable non-disturbance assurances upon all of the terms and conditions of the Real Property Leases from all holders of mortgages, deeds of trust and other superior Liens and from all lessors of underlying or ground leases. No repairs or replacements of any portion of the property covered by the Real Property Leases are required on the part of the Company or any of its Subsidiaries to comply with Applicable Law or to maintain good order and repair, which are beyond normal routine maintenance.

          (e) Neither the Company nor any of its Subsidiaries, as applicable, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any of its interest in any of the Real Property Leases.

     SECTION 3.17 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing or purporting to represent any employees of the Company or any of its Subsidiaries. Since May 1, 1996, neither the Company nor any of its Subsidiaries has experienced, or to the Company's or any of its Subsidiaries' knowledge, there has not been threatened, any material strikes, labor grievances, claims of unfair labor practices or other collective bargaining disputes or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has knowledge of any organizational effort being made or threatened since May 1, 1996, by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

     SECTION 3.18 Environmental Matters.

          (a) Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of its business and the use thereof by the Company or its applicable Subsidiary, as the case may be. Except as disclosed in Section 3.18(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has obtained all material Permits, licenses and other authorizations that are required under Environmental Laws to operate its business and the same are listed in Section 3.18(a) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received written notice of any violation of any applicable Environmental Law relating to any of the assets or to any premises utilized by the Company or any of its Subsidiaries and, to the Company's or any of its Subsidiaries' knowledge, no written notice of any such violation has been threatened.

          (b) Neither the Company nor any of its Subsidiaries has caused or taken any action that resulted in, and none of them is, subject to, any material liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises now or formerly utilized by its business or other properties or assets owned, leased, operated or used by the Company or any of its Subsidiaries in its business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by the Company or any of its Subsidiaries.

          (c) No Hazardous Substances have been treated, stored or disposed of by the Company or any of its Subsidiaries (or, to the Company's or any of its Subsidiaries' knowledge, any other Person) at, on, or under any part of the premises now or formerly utilized by it, except: (i) in compliance with Environmental Laws; and (ii) which does not require investigation or remediation pursuant to Environmental Laws.

          (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice or other written communication concerning any alleged liability for Environmental Liabilities and Costs and, to the Company's or any of its Subsidiaries' knowledge, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, relating to any environmental matters.

          (e) As used in this Agreement:

          "Damages" means any and all claims, liabilities (including tax liabilities), obligations, losses, fines, expenses, costs, proceedings, deficiencies, judgments, penalties or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, consulting fees, court costs, expert witness fees and attorneys' fees and expenses incurred in the investigation or defense of any of the same.

          "Environmental Laws" means any and all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, abatement, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

          "Environmental Liabilities and Costs" means any and all Damages: (i) relating to, or resulting from, the presence (including any allegation by a third party of the presence) of Hazardous Substances in the environment in quantities or concentrations exceeding those allowed pursuant to any Environmental Law, including claims for diminution of property value, personal injury or property damages; and/or (ii) imposed by, under or pursuant to Environmental Laws, based on, arising out of or otherwise in respect of (A) any real property owned, leased or operated by the Company or any of its Subsidiaries, or (B) the environmental conditions existing on the Closing Date on, under or above any real property owned, leased or operated by the Company or any of its Subsidiaries.

          "Hazardous Substance" means any substance that (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste", "hazardous material", "oil" or "hazardous substance" thereunder, or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Entity or Environmental Law.


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

          "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     SECTION 3.19 Legal Compliance. Except as set forth in Section 3.19 of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Laws applicable to it and to its assets. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there is not pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice relating to the Company or any of its Subsidiaries alleging any failure so to comply.

     SECTION 3.20 Assets. The Company and each of its Subsidiaries has good and valid title to its respective assets, free and clear of all Liens, except for Permitted Liens and those Liens listed on Section 3.20 of the Company Disclosure Schedule. The respective assets of the Company and each of its Subsidiaries include all assets reasonably required for the conduct of the business of the Company or such Subsidiary, as the case may be, by the Company or such Subsidiary as such business is now being conducted. The material tangible assets of the Company and each of its Subsidiaries are in good operating condition and repair (normal wear and tear excepted), free from any known defects (except such minor defects as do not interfere with the use thereof in the conduct of normal operations), and are suitable for the purposes for which they are presently used. All buildings, plants and other material structures currently utilized by the Company and its Subsidiaries are, in all material respects, in good operating condition and repair. No repairs or replacements of the material tangible assets of the Company or any of its Subsidiaries are required on the part of the Company or any of its Subsidiaries to comply with Applicable Law or to maintain good order and repair, which are beyond normal routine maintenance.

     SECTION 3.21 Insurance. Section 3.21 of the Company Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's and its Subsidiaries' business, true and complete copies of which have been delivered to, or made available for review by, Parent. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company and each of its Subsidiaries, of the kinds, in the amounts and against the risks customary for similar businesses of a similar size, nature and ownership. Except as set forth on Section 3.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company and each of its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     SECTION 3.22 Business Relationships with Affiliates. Section 3.22 of the Company Disclosure Schedule sets forth a true, complete and correct list (including the parties) of all agreements, arrangements, contracts, commitments, understandings or other relationships (written or oral) currently in effect, between or among the Company or any of its Subsidiaries, on the one hand, and any of its officers, directors, stockholders or Affiliates (or any Affiliate of any of its officers, directors or stockholders), on the other hand (the "Intercompany Agreements"). The Company heretofore has delivered or made available to Parent true, complete and correct copies (or a detailed summary in the case of an oral agreement) of each such Intercompany Agreement.

     SECTION 3.23 Government Contracts.

          (a) Except as set forth in Section 3.23(a) of the Company Disclosure
Schedule: (i) each of the Company and its Subsidiaries has complied in all material respects with all the terms and conditions of each Government Contract and Government Bid to which it is a party as required; (ii) each of the Company and its Subsidiaries has complied in all material respects with all requirements of any Applicable Law pertaining to such Government Contract or for Government Bid; (iii) all representations and certifications made by the Company or any Subsidiary with respect to such Government Contract or Government Bid were accurate in every material respect as of their effective date and the Company or its applicable Subsidiary, as the case may be, has complied in all material respects with all such representations and certifications; and (iv) no termination or default, cure notice or show cause notice has been issued and remains unresolved.

          (b) Except as set forth in Section 3.23(b) of the Company Disclosure
Schedule: (i) to the Company's or any of its Subsidiaries' knowledge, none of the Company's and its Subsidiaries' employees, consultants and agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to the conduct of the business of the Company or its applicable Subsidiary, as the case may be; (ii) there is no pending audit or, to the Company's or any of its Subsidiaries' knowledge, investigation of the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of their respective officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or any of its Subsidiaries or, to the Company's or any of its Subsidiaries' knowledge, any of their respective officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (iii) during the last five years, the Company and its Subsidiaries have not made any voluntary disclosure in writing to the U.S. Government or any non-U.S. government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have not had any such irregularities, misstatements or omissions arising under or relating to any such Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

          (c) Except as set forth in Section 3.23(c) of the Company Disclosure Schedule, there are (i) no outstanding written claims against the Company or any of its Subsidiaries, either by the U.S. Government or any non-U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Bid or Government Contract, and (ii) no written disputes between the Company or any of its Subsidiaries, on the one hand, and the U.S. Government or any non-U.S. Government, on the other hand, under the Contract Disputes Act or any other Federal statute or between the Company or any of its Subsidiaries, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid.

          (d) Except as set forth in Section 3.23(d) of the Company Disclosure Schedule, none of the Company and its Subsidiaries, nor to the Company's or any of its Subsidiaries' knowledge, any of their respective employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. government contracting. Except as set forth in Section 3.23(d) of the Disclosure Schedule, each of the Company and its Subsidiaries conducted its operations in all material respects in compliance with all requirements of all laws pertaining to all Government Contracts and Government Bids.

          (e) Except as set forth in Section 3.23(e) of the Company Disclosure Schedule, no statement, representation or warranty made by the Company or any of its Subsidiaries in any Government Contract, any Government Bid or any exhibit thereto or in any certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. government in connection with any Government Contract or Government Bid contained on the date so furnished or submitted (or on any other date where such statement, representation or warranty is deemed made or brought down as of a subsequent date either under Applicable Law or pursuant to the applicable Government Contract or Government Bid or any exhibit thereto or in any written certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. Government in connection with such Government Contract or Government Bid) contained any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, except for any untrue statement or failure to state a material fact that would not result in any material liability to the Company or any of its Subsidiaries as a result of such untrue statement or failure to state a material fact.

          (f) Except as set forth in Section 3.23(f) of the Company Disclosure Schedule, no outstanding Government Bid (or series of related Government Bids) was bid knowing that when accepted it would result in a loss.

          (g) Except as set forth on Section 3.23(g) of the Company Disclosure Schedule, the rates and rate schedules submitted to the U.S. Government with respect to Government Contracts to which the Company or any of its Subsidiaries is a party have been closed for all years prior to 1997.

          (h) The Company and each of its Subsidiaries is in compliance in all material respects with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995).

     SECTION 3.24 Government Furnished Equipment. Section 3.24 of the Company Disclosure Schedule incorporates the most recent schedule delivered to the U.S. Government or any non-U.S. government which identifies by description or by inventory number certain equipment and fixtures loaned, bailed or otherwise furnished to or held by the Company or any of its Subsidiaries by or on behalf of the United States or any foreign country (collectively, the "Government Furnished Equipment"). Such schedule was accurate and complete in all material respects on its date and, if dated on the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business consistent (in amount and kind) with past practice. All Government Furnished Equipment is in such condition that if returned to the applicable Governmental Entity on the date hereof or on the Closing Date such Governmental Entity would not be entitled to make any claim whatsoever or to institute any suit action or proceeding against the Company or any of its Subsidiaries arising out of or relating to the condition in which the Government Furnished Equipment was so returned.

     SECTION 3.25 Inventories. Except as set forth in Section 3.25 of the Company Disclosure Schedule and net of reserves as reflected in the most recent consolidated balance sheet included in the Filed SEC Documents, (a) all inventories of raw materials, work in process, finished products, goods, spare parts and replacement and component parts (collectively, "Inventories") are of such quality and quantity as to be usable in the ordinary course of business, and (b) Inventories that are finished goods are usable and saleable in the ordinary course of business.

     SECTION 3.26 Receivables. The receivables of the Company and its Subsidiaries (including accounts receivable, loans receivable and advances) have arisen only from bona fide transactions in the ordinary course of business consistent (in amount and kind) with past practice. There has not been any material adverse change in the collectibility of such receivables since the date of the most recent consolidated balance sheet included in the Filed SEC Documents. Section 3.26 of the Company Disclosure Schedule sets forth a list of all such receivables which are more than 30 days past due as of June 30, 2002, and of all such receivables classified as doubtful accounts as of June 30, 2002.

     SECTION 3.27 Product Warranties. Section 3.27 of the Company Disclosure Schedule sets forth a description of the standard warranties offered by each of the Company and its Subsidiaries with respect to its products or services (other than warranties under Applicable Law, if any). Section 3.27 of the Company Disclosure Schedule sets forth a list as of the date hereof of all pending or, to the Company's or any of its Subsidiaries' knowledge, threatened product warranty claims against the Company or any of its Subsidiaries.

     SECTION 3.28 Order Backlog. A true, correct and complete list of (a) all firm product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company or any Subsidiary to Persons other than Governmental Entities, and (b) all firm funded product and service purchase orders and contracts for the sale of goods or the delivery of services by the Company or any Subsidiary to Governmental Entities (collectively, the "Backlog") pending as of the latest practical date prior to the date of this Agreement is set forth in Section 3.28 of the Company Disclosure Schedule.

     SECTION 3.29 No Retention Agreements, etc. Except as set forth in Section
3.29 of the Company Disclosure Schedule, there are no retention agreements, severance agreements, change of control Contracts and similar arrangements to which the Company or any of its Subsidiaries, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

     SECTION 3.30 Power of Attorney/Bank Accounts. Section 3.30 of the Company Disclosure Schedule sets forth the names and locations of (a) each Person holding a power of attorney on behalf of the Company or any of its Subsidiaries, and (b) all banks, trust companies, brokerage firms or other financial institutions at which the Company or any of its Subsidiaries maintains an account or safe-deposit box and the name of each Person authorized to draw thereon or make withdrawals therefrom.

     SECTION 3.31 Disclosure. Neither the Company nor any of its Subsidiaries has knowingly failed to disclose to Parent any fact that could reasonably be expected to have Company Material Adverse Effect. No representation or warranty of the Company contained in this Agreement (including the Company Disclosure Schedule) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading in any material respect.

     SECTION 3.32 State Takeover Statutes. The approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby by the Board of Directors of the Company referred to in Section 3.04 constitutes approval of the Merger and the Stockholders Agreement and the transactions contemplated thereby for purposes of Sections 78.411 to 78.444, inclusive, of the NRS and represents the only action necessary to ensure that Sections 78.411 to 78.444, inclusive, of the NRS do not and will not apply to the execution and delivery of this Agreement or the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation (including Sections 78.378 to 78.3793, inclusive, of the NRS) of any jurisdiction (including Nevada, Louisiana, Texas and Oklahoma) is applicable to this Agreement, the Merger, the Stockholders Agreement or the other transactions contemplated hereby or thereby.

     SECTION 3.33 Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement, the Merger or the consummation of the other transactions contemplated hereby. For purposes of the Stockholder Approval, each outstanding share of Company Common Stock is entitled to one vote.

     SECTION 3.34 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than New York Capital Corp., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Stockholders Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth and identified by category of advisor in Section
3.34 of the Company Disclosure Schedule.

     SECTION 3.35 Opinion of Financial Advisor. The Company has received the written opinion of New York Capital Corp., in customary form and based on customary assumptions, to the effect that the Merger Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view as of the date hereof, a copy of which opinion has been delivered to Parent. The Company has delivered to Parent a true, correct and complete copy of such opinion, which opinion shall be included in the Proxy Statement.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     SECTION 4.01 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

     SECTION 4.02 Authority; Noncontravention.

          (a) Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated by this Agreement and the Stockholders Agreement and to comply with the provisions of this Agreement and the Stockholders Agreement. The execution and delivery of this Agreement and the Stockholders Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by Parent and Sub with the provisions of this Agreement and the Stockholders Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Stockholders Agreement or to consummate the transactions contemplated by this Agreement or the Stockholders Agreement. Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

          (b) The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement and compliance by Parent and Sub with the provisions of this Agreement and the Stockholders Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of incorporation or bylaws (or similar organizational documents) of Parent or Sub, (ii) any Contract to which Parent or Sub is party or any of their respective properties or assets is subject, or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any Applicable Law applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or the Stockholders Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement.

          (c) No Consent is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the Stockholders Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Stockholders Agreement or the compliance by Parent or Sub with the provisions of this Agreement or the stockholders Agreement, except for (i) any filings required under any applicable competition, merger control, antitrust or similar law, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, and (iii) such other Consents, the failure of which other Consents to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

     SECTION 4.03 Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01 Conduct of Business.

          (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent or as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in Section 5.01(a) of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and to comply with all Applicable Laws in all material respects and, to the extent consistent therewith, use their reasonable best efforts to keep available the services of their present officers and employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent or as expressly and specifically contemplated by this Agreement or as expressly and specifically set forth in
Section 5.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, reverse split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Option, Warrant or Convertible Note);

               (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible, exercisable or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options, Warrants or the conversion of Convertible Notes outstanding on the date of this Agreement and in accordance with their present terms);

               (iii) amend or propose to amend its articles of incorporation or bylaws (or similar organizational documents);

               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof, or (B) any assets other than acquisitions in the ordinary course of business consistent (in amount and kind) with past practice of inventory, components, raw materials or other immaterial assets;

               (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment, in each case in the ordinary course of business consistent (in amount and kind) with past practice;

               (vi) (A) except for the incurrence of Indebtedness under and pursuant to the Credit Facility, repurchase, prepay, incur or assume any Indebtedness or guarantee any Indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing (it being understood and agreed that the exception contained in this clause (A) shall not be in limitation of Section 5.03), or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

               (vii) make any new capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which is in excess of $25,000 individually or $45,000 during any monthly period;

               (viii) (A) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent (in amount and kind) with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent (in amount and kind) with past practice, (B) waive, release, grant or transfer any right of material value, or (C) waive any benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

               (ix) (A) enter into any Contract or make a bid or proposal which was or is expected to result in a loss; (B) enter into any Contract (or group of related Contracts with the same Person or such Person's Affiliates) involving payments to be made or received by or to the Company or any of its Subsidiaries in excess of $500,000 per annum; (C) modify, amend or terminate any Contract (including the Credit Facility); or (D) waive, release or assign any material rights or claims under any Contract;

               (x) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting or auditing methods, principles or practices; or

               (xi) except as required to comply with Applicable Law or any Contract, Benefit Plan or Benefit Agreement existing on the date of this Agreement, (A) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (B) pay to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any benefit other than the payment of cash compensation in the ordinary course of business consistent (in amount and kind) with past practice, (C) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement, or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement;

               (xii) form any Subsidiary of the Company;

               (xiii) enter into any Contract if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

               (xiv) take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect, or
(C) any condition to the Merger set forth in Article VII not being satisfied;

               (xv) adopt or enter into any employment agreement or any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Subsidiary thereof or terminate, either expressly or constructively, the employment of any employee of the Company or any Subsidiary thereof that has an employment, severance or similar agreement or arrangement with the Company or any of its Subsidiaries;

               (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent (in amount and kind) with past practice;

               (xvii) commence any suit, claim, action or proceeding (other than a suit, claim, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its Subsidiaries); or

               (xviii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

          (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct; (ii) the Company and each of its Subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its Subsidiaries promptly will notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit; and (v) none of the Company and its Subsidiaries will make or change any material tax election without Parent's consent.

          (c) Advice of Changes; Filings. The Company and each of its Subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters requested by Parent, and (ii) promptly advise Parent orally and in writing of any change or event that could reasonably be expected to have a Company Material Adverse Effect. Upon obtaining knowledge thereof, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 7.02(a) would not be satisfied. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby.

          (d) Litigation. The Company shall provide to Parent immediate written notice and copies of all pleadings and correspondence in connection with any suit, claim, action, investigation or proceeding before or by a Governmental Entity against the Company, any of its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement.

          (e) Other Actions. Subject to Section 5.02(a), neither the Company nor its Board of Directors shall take any action that would, or that could reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the Stockholders Agreement or have the effective result, directly or indirectly, of depriving Parent of any material right or benefit to which it is entitled hereunder or under the Stockholders Agreement.

     SECTION 5.02 No Solicitation.

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide written Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal, and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Agreement (including this Section 5.02), and subject to compliance with Sections 5.02(b) and 5.02(c), (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement having terms that are at least as favorable to the Company as the terms contained in the Confidentiality Agreement, provided that all such information is provided on a prior basis to Parent, and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal, but in each case only to the extent the Board of Directors of the Company determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under Applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.02(a) by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.02(a) by the Company.

          The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than by Parent or Sub) relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (1) assets or businesses that constitute or represent 15% or more of the total revenue, operating income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (2) 15% or more of the outstanding shares of Company Common Stock, or 15% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (1) above, in each case other than the transactions contemplated by this Agreement and the Stockholders Agreement.

          The term "Superior Proposal" means any bona fide binding written offer not solicited, initiated, facilitated or encouraged by or on behalf of the Company or any of its Subsidiaries made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment by resolution duly adopted (after consultation with a financial advisor of nationally recognized reputation) (x) to have a higher value than the consideration to be received by the Company's stockholders in connection with the Merger, taking into account, among other things, any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise, and (y) is reasonably capable of being consummated.


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

          (b) Neither the Board of Directors of the Company nor any committee thereof shall: (i) withdraw (or modify in a manner adverse to Parent or Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Sub) the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger, or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), unless the Board of Directors of the Company (A) receives a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal, and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Agreement (including this Section 5.02), (B) reasonably determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure to make an Adverse Recommendation Change in connection with such Superior Proposal would constitute a breach of its fiduciary duties under Applicable Law, and (C) gives Parent five business days' prior written notice of its intention to take any such action (it being understood and agreed that no such permitted Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement and the Stockholder Agreement (including the Merger), or change the obligation of the Company to present the Merger for approval at a duly called Stockholders Meeting on the earliest practicable date determined in consultation with Parent); (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal, or resolve or agree to take any such action; or (iii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a)) or resolve or agree to take any such action.

          (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company promptly shall (but in any event within one calendar day) advise Parent in writing (i) of any direct or indirect request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the specific terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry, and (ii) if the Board of Directors of the Company shall make any determination as to any Takeover Proposal as contemplated by the proviso to the first sentence of Section 5.02(a). The Company shall keep Parent informed on a current basis of the status and specific details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or (ii) making any disclosure to the Company's stockholders if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, by resolution duly adopted, that the failure so to disclose would be inconsistent with Applicable Law; provided, however, that in no event


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

shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b).

          (e) If prior to the Stockholder Approval, the Board of Directors of the Company receives a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal and that was not solicited, initiated, facilitated or encouraged after the date of this Agreement in violation of this Agreement, then the Board of Directors of the Company may (subject to this and the following sentences of this Section 5.02(e)) terminate this Agreement pursuant to Section 8.01(f) and enter into a definitive acquisition agreement with respect to such Takeover Proposal; provided, however, that, prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to Section 8.01(f), identifying the Takeover Proposal then so determined to be a Superior Proposal and the parties thereto and all of the material terms thereof, (ii) the Company has delivered a copy of the definitive acquisition agreement for such Takeover Proposal in the form to be entered into, and (iii) at least five days after the Company has provided the notice referred to in clause (i) above and at least 48 hours after the Company has made the delivery required in clause (ii) above (provided such Board of Directors reasonably determines in good faith by resolution duly adopted that such Takeover Proposal continues to be a Superior Proposal), the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to Section 8.01(f), and (B) the Termination Fee (as provided in Section 8.03(b)). For purposes of this Section 5.02(e), the term "Takeover Proposal" shall have the meaning set forth in Section 8.03(b)(i)(B).

     SECTION 5.03 Indebtedness. The Company will take all actions necessary to ensure that the condition precedent set forth in Section 7.02 (f) will be satisfied. In addition, during the period commencing on the Balance Sheet Date and ending on the Closing Date, the Company shall not (and the Company shall cause all of its Subsidiaries to not) incur any Indebtedness (other than for interest accruing during such period under and pursuant to the terms of those instruments governing the Indebtedness of the Company or any of its Subsidiaries existing on the Balance Sheet Date).

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01 Preparation of the Proxy Statement; Stockholders Meeting.

          (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment thereof or supplement thereto) or responding to any comments of


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

the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval.

          (b) The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred. The Company shall cause the Stockholders Meeting to be held as promptly as reasonably practicable after the date of this Agreement, but in any event shall be on the 9th business day of a month. Subject to Section 5.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

     SECTION 6.02 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, full access during normal business hours during the period prior to the Effective Time or the termination of this Agreement pursuant to Article VIII to all their respective properties, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Applicable Law, and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of independent public accountants). Except as required by Applicable Law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement, dated October 6, 2000, between Parent and Quarterdeck Investment Partners, Inc. (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 6.03 Reasonable Best Efforts; Notification.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the


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

obtaining of all necessary actions, nonactions and Consents from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iii) the taking of all steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iv) the obtaining of all Consents from third parties; and (v) the defending of any suit, claim, action, investigation or proceeding, whether judicial or administrative, challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, including the Merger. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby or thereby. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any actions, nonactions and Consents referred to above and, in connection therewith, will notify the other party promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other party with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

          (b) Notwithstanding Section 6.03(a) or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to:
(i) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective Subsidiaries; or (ii) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (A) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger, or (B) seeking to prohibit Parent or any of its Affiliates from effectively controlling a material portion of the business or operations of the Company or its Subsidiaries.

          (c) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

     SECTION 6.04 Indemnification.

          (a) Parent agrees that all rights to indemnification now existing for actions occurring prior to the Effective Time in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its Subsidiaries (the


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

"Indemnified Parties") as provided in their respective articles of incorporation or bylaws (or similar organizational documents), shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time unless otherwise required by law; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

          (b) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than three years (except as provided in the last proviso of this Section 6.04(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided, however that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not significantly less advantageous to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided further, however that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof (which the Company represents to be $42,000 for the 12-month period ending March 31, 2003) and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.04(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     SECTION 6.05 Employee Matters.

          (a) For a period of at least 12 months following the Effective Date, Parent shall provide (or shall cause the Surviving Corporation or its Subsidiaries to provide) each employee who is employed by the Company or any of its Subsidiaries as of the Closing Date (a "Continuing Employee") with compensation and employee benefits (other than stock or other equity or equity-linked based plans) which are substantially comparable in the aggregate to those provided by the Company or such Subsidiary as of the date hereof. The Company acknowledges that following the Effective Date all employee benefits will be provided to employees of the Surviving Corporation under plans sponsored by Parent or an Affiliate of Parent. Parent will use its reasonable best efforts
(i) to waive or have the Surviving Corporation waive any waiting period or limitations regarding pre-existing conditions with respect to Continuing Employees and their beneficiaries under any group health or other benefit plan maintained by Parent for the benefit of any Continuing Employees after the Effective Date, (ii) to credit any covered expenses incurred by any employee under the Company's group health plan prior to the Effective Date towards any deductibles, limits or out-of-pocket maximums under any group health plan maintained by Parent for the benefit of any Continuing Employees after the Effective Date, (iii) to credit the service of each Continuing Employee with the Company or any of its Subsidiaries prior to the Effective Date for the purposes of determining such Continuing Employee's years of service under plans maintained by Parent for the benefit of any Continuing Employee after the Effective Date, (iv) provide severance benefits to Continuing Employees terminated without cause within 12 months of the Effective Date that are substantially comparable to the severance that would have been provided by the Company under the Company's severance plans in effect on the date hereof, and
(v) provide continuation health care coverage to all Continuing Employees and their qualified beneficiaries who incur a qualifying event on and after the


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

Effective Date in accordance with the continuation health care coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. In addition, Parent shall assume responsibility for the cafeteria plan which is maintained under Section 125 of the Code for the benefit of the Continuing Employees of the Company, and the Company shall provide to Parent prior to the Effective Date a list of those Continuing Employees participating in the cafeteria plan, together with a list of their elections made prior to the Effective Date, and any balances in their respective accounts as of the Effective Date.

          (b) The Company will cause the Company's Retirement Savings 401(K) Plan (the "Existing 401(K) Plan") to be amended to provide that the transactions contemplated by this Agreement shall be a distributable event under the Existing 401(K) Plan. Parent will amend its 401(K) Plan to accept rollover contributions and direct rollovers from the Continuing Employees, including any outstanding loans held under the Existing 401(K) Plan.

     SECTION 6.06 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 6.07 Additional Reports. The Company timely shall file all SEC Documents and Other Filings required to be filed by it with the SEC or other Governmental Entities on or after the date of this Agreement, and promptly shall furnish to Parent copies of such SEC Documents and Other Filings which it so files.

     SECTION 6.08 Pre-Closing Date Balance Sheet. The Company shall prepare and deliver to Parent on or prior to the sixth business day of the month during which the Closing will occur an unaudited consolidated balance sheet of the Company and its Subsidiaries (the "Pre-Closing Date Balance Sheet") at and as of the last day of the most recently completed calendar month ending immediately preceding the Closing Date (the "Balance Sheet Date"), to be prepared as set forth in this Section 6.08 using actual data through the Balance Sheet Date. The Company shall provide to Parent any information and back-up materials reasonably requested by Parent with respect thereto. The Pre-Closing Date Balance Sheet shall be prepared applying GAAP on a basis consistent with the audited consolidated balance sheet of the Company and its Subsidiaries at and as of March 31, 2002 included in the SEC Documents (the "March 31, 2002 Balance Sheet") through full application of the accounting methods, treatments, policies and procedures used by the Company in preparing the March 31, 2002 Balance Sheet, shall fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and shall contain changes in contract estimates at completion ("EACs") and estimates to complete ("ETCs") determined on a basis consistent with the method


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

used for the determination of such amounts in the March 31, 2002 Balance Sheet, except as modified or set forth in subparagraphs (i) through (vii) below in this
Section 6.08:

               (i) Adjustment of Reserves and Valuation Accounts. The amount of any reserve or valuation accounts shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining the reserves or valuation accounts included in the March 31, 2002 Balance Sheet, and there shall be no increases or decreases made to any reserves or valuation accounts in the Pre-Closing Date Balance Sheet (including contract reserves, purchase accounting reserves, deferred tax asset valuation accounts, allowances for bad debts, inventory reserves of any kind, warranty reserves, income tax reserves and other reserves), except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Balance Sheet Date Net Worth as a result of any reversal, reduction or other usage of reserves included in the March 31, 2002 Balance Sheet unless such reversal, reduction or usage was caused by facts or events that occurred after March 31, 2002, and on or before the Balance Sheet Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of March 31, 2002, the reversals or reductions also shall be made to the March 31, 2002 Balance Sheet for purposes of increasing the Target Net Worth.

               (ii) Contract Estimates at Completion. There shall be no changes to the contract EACs from those contract EACs used in the preparation of the March 31, 2002 Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. Notwithstanding subparagraph (vi) below in this Section 6.08, it is further understood that if the contract EACs used in preparation of the March 31, 2002 Balance Sheet are discovered to have been incorrect because of estimating errors, of any kind, including because certain costs were omitted from or included in those contract EACs, for whatever reason(s), including misallocation of direct or indirect costs to such contract EACs, such errors (including costs that were omitted from or included in the contract EACs) in the preparation of the March 31, 2002 Balance Sheet shall be corrected in the contract EACs used in the preparation of the Pre-Closing Date Balance Sheet.

               (iii) Loss Contracts. There shall be no changes made to the provisions for loss contracts from those used in the preparation of the March 31, 2002 Balance Sheet, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that loss contract reserves for contract bids and proposals and unexercised contract options of the Company that were in a loss position and outstanding at March 31, 2002 and which are awarded or exercised during the period between March 31, 2002 through and including the Balance Sheet Date shall be accrued and included in the Pre-Closing Date Balance Sheet.

               (iv) Adjustment of Liability and Accrual Accounts. The amount of all liability and accrual accounts, shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining such accounts included in the March 31, 2002 Balance Sheet, and there shall be no changes made to any accounts, except to the extent that such changes are required by documented and substantiated changes in facts and events occurring after March 31, 2002 and on or before the Balance Sheet Date and are not solely the result of changes in management estimates. It is further understood that there shall be no increase in the Balance Sheet Date Net Worth as a result of reversals or reductions of liability and accrual accounts, unless such reversal or reduction was caused by facts or events that occur after March 31, 2002 and on or before the Balance Sheet Date; provided, however, that if such facts causing such reversal or reduction existed and applied to, and were known or should have been known as of March 31, 2002, the reversals or reductions also shall be made to the March 31, 2002 Balance Sheet for purposes of increasing the Target Net Worth.

               (v) Consistent Application of Accounting Policies, Methods and Practices. The accounting policies, methods and practices and their related applications used by the Company to prepare the Pre-Closing Date Balance Sheet shall be consistent with those underlying the March 31, 2002 Balance Sheet. Use of different or alternative accounting policies and methods that are otherwise in accordance with GAAP is not permitted because such use violates this consistency requirement. Specifically, the Company shall be precluded from waiving or allowing "inconsistency" adjustments recorded by the Company during the preparation of the Pre-Closing Date Balance Sheet on the basis of "materiality" as the term is used and understood by the Company and Ernst & Young LLP.

               (vi) Accounting for Certain Assumed Liabilities. The Pre-Closing Date Balance Sheet shall include liabilities required by GAAP for all assumed obligations of the Company that accrue from March 31, 2002 to the Balance Sheet Date including those that accrue because of the passage of time or the achievement or reasonably expected achievement of a performance measurement, even if such liabilities were not included in the March 31, 2002 Balance Sheet. Examples of these types of liabilities include, but are not limited to warranties, customer and vendor claims against the Company, litigation, taxes, management incentive bonuses, profit sharing plans, employer matching contributions for sponsored savings plans, and compensated absences (vacation time, sick pay, etc.). Such liabilities shall be accrued on a pro rata basis as of the Balance Sheet Date even if the Company's accounting policies, including those accounting policies underlying the March 31, 2002 Balance Sheet, only required that such liabilities be accrued at the end of the Company's fiscal year.

               (vii) Goodwill and Other Intangible Assets. Notwithstanding GAAP or the Company's accounting policies, there shall be no increases or decreases to goodwill and other intangible assets from those used in preparation of the March 31, 2002 Balance Sheet and included in the Target Net Worth.

          The Company shall provide Parent such access to the books and records of the Company and its Subsidiaries and appropriate employees of the Company as may reasonably be required for the review of the Pre-Closing Date Balance Sheet.


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

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

          (b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under any applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

          (c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

     SECTION 7.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained herein that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained herein that is not so qualified shall be true and correct in all material respects (except that the representations and warranties of the Company set forth in Section 3.02 shall be true and correct in all respects), in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity or any other third party (or any such suit, action or proceeding threatened by any Governmental Entity): (i) challenging or seeking to restrain or prohibit the consummation of the Merger;
(ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger;
(iii) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company; or
(iv) seeking to prohibit Parent or any of its Affiliates from effectively controlling a material portion of the business or operations of the Company or its Subsidiaries.

          (d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c) shall be in effect.

          (e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all Consents of all Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement.

          (f) Indebtedness. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that on the Balance Sheet Date: (a) the aggregate Indebtedness of the Company and its Subsidiaries, on a consolidated basis, shall be not more than $4,593,000; or (b) the Balance Sheet Date Net Worth shall be equal or greater to the sum of (i) the Adjusted Target Net Worth as of the Balance Sheet Date plus (ii) the amount by which the aggregate Indebtedness of the Company and its Subsidiaries as of the Balance Sheet Date exceeds $4,593,000. In addition, during the period commencing on the Balance Sheet Date and ending on the Closing Date, neither the Company nor any of its Subsidiaries shall have incurred any Indebtedness (other than for interest accruing during such period under and pursuant to the terms of those instruments governing the Indebtedness of the Company or any of its Subsidiaries existing on the Balance Sheet Date).

               For purposes of this Agreement:

               (i) "Adjusted Target Net Worth", as of any date, shall mean the Target Net Worth as of such date minus $302,593. On the date of this Agreement, the Adjusted Target Net Worth is equal to $11,705,000.

               (ii) "Balance Sheet Date Net Worth" means, with respect to the Company and its Subsidiaries, on a consolidated basis, (x) the excess of the consolidated assets set forth on the Pre-Closing Date Balance Sheet over the consolidated liabilities (excluding for purposes of this calculation (A) the Indebtedness of the Company and its Subsidiaries, and (B) the aggregate outstanding principal amount in respect of the Convertible Notes) set forth on the Pre-Closing Date Balance Sheet, reduced by (y) the aggregate amount of cash received by the Company in respect of Stock Options and Warrants exercised at any time after March 31, 2002, if any.

               (iii) "Indebtedness" shall mean, with respect to any Person, (A) any indebtedness for borrowed money of such Person (including any interest accruing on such indebtedness), (B) any capital lease obligations or any other similar capital obligations of such Person, (C) any synthetic lease obligations or any other similar lease obligations of such Person,

(D) any obligations of such Person under any derivative agreements or any other similar agreements (including interest-rate, exchange-rate, commodity and equity-linked agreements), (E) any obligations of such Person in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings, and (F) any indebtedness or other obligations of any other Person of the type specified in any of the foregoing clauses, the payment or collection of which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss; provided, however, that, with respect to the Company and its Subsidiaries, the term "Indebtedness" shall not include the aggregate outstanding principal amount in respect of the Convertible Notes (it being understood and agreed, however, that the term "Indebtedness" shall include any accrued and unpaid interest on the Convertible Notes).

               (iv) "Target Net Worth" shall mean $12,007,593 (i.e., the excess of the consolidated assets set forth on the March 31, 2002 Balance Sheet over the consolidated liabilities (excluding for purposes of this calculation the Indebtedness of the Company and its Subsidiaries) set forth on the March 31, 2002 Balance Sheet), as such $12,007,593 amount may be increased from time to time pursuant to, and in accordance with, the procedures set forth in Section 6.08.

          (g) No Material Adverse Effect. Since the date of the latest audited balance sheet included in the Filed SEC Documents, there shall not have occurred any Company Material Adverse Effect.

          (h) Dissenters' Rights. The aggregate number of shares of Company Common Stock which are entitled to vote at the Stockholders Meeting and are held of record by a Person or Persons who exercise their appraisal right under the NRS to dissent from the proposed Merger, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Company Common Stock held of record as of the record date for the Stockholders Meeting and entitled to vote on the proposed Merger at such meeting.

          (i) Convertible Securities. All the actions contemplated by Section
2.03 shall have been fully effected.

          (j) Intercompany Agreements. All Intercompany Agreements shall have been terminated and of no force and effect pursuant to termination agreements satisfactory to Parent other than (A) those Intercompany Agreements between the Company or any wholly owned Subsidiary of the Company, on the one hand, and any wholly owned Subsidiary of the Company, on the other hand, and (B) those Intercompany Agreements listed in Section 7.02(j) of the Company Disclosure Schedule.

          (k) FIRPTA Certificate. The Company shall have executed and delivered to Parent a certificate, dated the Closing Date and sworn under penalty of perjury, in form and substance satisfactory to Parent.

          (l) Base Period R&E Information. The Company shall have delivered to Parent on the Company's letterhead, all information reasonably requested by Parent relating to the Company's base period research and experimental expenses and any other information reasonably requested by Parent to allow Parent to claim research and experimental tax credits in accordance with the relevant sections of the Code and the regulations prescribed pursuant to the Code.

          (m) Pre-Closing Date Balance Sheet. The Company's covenants and agreements set forth in Section 6.08 shall have been performed. The Pre-Closing Date Balance Sheet shall have been prepared and delivered to Parent at least two full business days prior to the Closing Date.

     SECTION 7.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained herein that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Parent and Sub contained herein that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated within 180 days after the date of this Agreement for any reason; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (ii) if any Legal Restraint having the effect set forth in
Section 7.01(c) shall be in effect and shall have become final and nonappealable; or

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

          (c) by Parent if: (i) an Adverse Recommendation Change has occurred; or (ii) the Board of Directors of the Company or any committee thereof shall have failed to confirm its recommendation and declaration of advisability of this Agreement and the Merger within ten business days after a written request by Parent that it do so;

          (d) by Parent: (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and
(B) has not been or is incapable of being cured by the Company within 15 calendar days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 7.02(c) shall be in effect and shall have become final and nonappealable;

          (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and
(ii) has not been or is incapable of being cured by Parent within 15 calendar days after its receipt of written notice thereof from the Company;

          (f) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Takeover Proposal that such Board of Directors reasonably determines in good faith by resolution duly adopted constitutes a Superior Proposal; provided, however, that (i) such Takeover Proposal was not solicited, initiated, facilitated or encouraged by the Company and did not otherwise result from a breach of Section 5.02, (ii) the Board of Directors of the Company shall have complied with all the requirements of Section 5.02 (including Section 5.02(e)) in connection with such Takeover Proposal, and (iii) no termination pursuant to this Section 8.01(f) shall be effective unless the Company shall simultaneously pay to Parent the Termination Fee (as provided in Section 8.03(b)). For purposes of this Section 8.01(f), the term "Takeover Proposal" shall have the meaning set forth in Section 8.03(b)(i)(B).

     SECTION 8.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.34, Section 5.01(e), the last sentence of Section 6.02, this Section 8.02, Section 8.03 and Article IX, which shall survive any such termination. In addition and without limiting the foregoing, if such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, then such termination shall not affect such party's liabilities or obligations in respect of such material breach.


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

     SECTION 8.03 Fees and Expenses.

          (a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (b) If: (i) (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), and (B) within 12 months of the date of such termination, the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 8.03(b)(i)(B), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 5.02(a) except that all references to 15% shall be deemed references to 40%); (ii) this Agreement is terminated by Parent pursuant to
Section 8.01(c), or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(f), then the Company shall pay Parent a fee equal to $1,100,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to
Section 8.01(c), within two business days after such termination, (y) in the case of a payment as a result of any event referred to in Section 8.03(b)(i)(B), upon the first to occur of any such events, and (z) in the case of a termination by the Company pursuant to Section 8.01(f), simultaneously with such termination.

          (c) If (i) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), (ii) this Agreement is terminated by the Company pursuant to Section 8.01(b)(i), (iii) this Agreement is terminated by Parent pursuant to Section 8.01(c) or Section 8.01(d)(i), or (iv) this Agreement is terminated by the Company pursuant to Section 8.01(f), then (in addition to any Termination Fee to which Parent may be entitled to pursuant to
Section 8.03(b)) the Company shall reimburse Parent for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement (including legal fees), the Stockholders Agreement and the transactions contemplated hereby and thereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand therefor.

          (d) The Company acknowledges that the agreements contained in Sections 8.03(b) and 8.03(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 8.03(b) and 8.03(c), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in Sections 8.03(b) and 8.03(c), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in Sections 8.03(b) and 8.03(c) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that, after the Stockholder Approval has been obtained, there shall be made


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

no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02 Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class certified or registered mail or by next-day or overnight mail or personal delivery, if to Parent or Sub, to

               L-3 Communications Corporation
               600 Third Avenue
               New York, NY 10016

               Facsimile: (212) 805-5494
               Attention: Christopher C. Cambria, Esq.


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

     with a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, NY  10036-8299

               Facsimile: (212) 969-2900
               Attention: James P. Gerkis, Esq.

     if to the Company, to

               Westwood Corporation
               12402 E. 60th Street
               Tulsa, Oklahoma 74146

               Facsimile: (918) 294-0540
               Attention: Ernest H. McKee

     with  a copy to:

               Conner & Winters
               A Professional Corporation
               3700 First Place Tower
               15 E. 5th Street
               Tulsa, Oklahoma 74103-4344

               Facsimile: (918) 586-8548
               Attention: C. Raymond Patton, Jr., Esq.

or, in each case, at such other address as may be specified in a Notice to the other parties hereto. Any Notice shall be deemed effective and given upon receipt (or refusal of receipt).

     SECTION 9.03 Definitions.

          (a) Capitalized and other defined terms shall have the respective meanings ascribed thereto in the sections of this Agreement referred to in the table of definitions contained in this Agreement.

          (b) As used in this Agreement:

          "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "Applicable Law" means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Entity applicable to such Person or any of is assets, (ii) Permits applicable to such Person or any of its assets, and (iii) orders, decisions,


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

injunctions, judgments, awards and decrees of or agreements with any Governmental Entity, in each case in this clause (iii) specifically naming or applicable to such Person or any of its assets.

          "EBITDA" means, for any period of time, the sum for the Company and its Subsidiaries, calculated in accordance with GAAP, of (i) net sales for such period, minus (ii) costs of sales for such period, minus (iii) operating expenses for such period; provided, however; that EBITDA shall in any event exclude (A) depreciation and amortization expenses, (B) interest expense, (C) extraordinary items, (D) income taxes exclusive of franchise taxes, and (E) all gains or losses in connection with sales or dispositions of assets and investments not in the ordinary course of business.

          "Knowledge" or "knowledge" of any Person and words or phrases of similar import, means, with respect to any Person, the knowledge of such Person after due inquiry.

          "Person" or "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity.

          "Subsidiary" means, with respect to any Person, each corporation or other Person in which such Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     SECTION 9.04 Interpretation.

          (a) When a reference is made in this Agreement to an Article or to a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

          (b) The parties hereto have participated jointly in the negotiation and drafting of the Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


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

     SECTION 9.05 Counterparts. This Agreement may be executed with counterpart signature pages, or in one or more counterparts (including by telecopy), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and any agreement entered into by the parties on the date of this Agreement, and (b) except for the provisions of Section 6.04, is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws rules.

     SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any New York State court, and (b) any Federal court of the United States of America sitting in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section
9.02 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any New York State court, or (ii) any Federal court of the United States of America sitting in the State of New York, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of


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

any action, suit or proceeding, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.10.

     SECTION 9.11 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.12 Exhibits and Schedules. All exhibits and schedules to this Agreement shall constitute a part of this Agreement and are incorporated herein by reference.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       L-3 COMMUNICATIONS CORPORATION


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Senior Vice President,
                                                  Secretary and General Counsel


                                       BLUE ACQUISITION CORP.


                                       By: /s/ Christopher C. Cambria
                                           -------------------------------
                                           Name:  Christopher C. Cambria
                                           Title: Vice President


                                       WESTWOOD CORPORATION


                                       By: /s/ Ernest H. McKee
                                           -------------------------------
                                           Name:  Ernest H. McKee
                                           Title: President

                                                                      Appendix B


                                FAIRNESS OPINION

                          NEW YORK CAPITAL CORPORATION
                             CORPORATE HEADQUARTERS
                                 770 PARK AVENUE
                            NEW YORK, NEW YORK 10021
                    Tel. (212) 415-9003 o Fax (631) 324-1523
                                www.nycapital.com
                            Email: info@nycapital.com

                                  CONFIDENTIAL

August 6, 2002

Westwood Corporation
12402 East 60th Street
Tulsa, OK   74146

Attention: Mr. David L. Shepherd, Chief financial Officer
                  And Secretary-Treasurer

Dear Sirs:

         You have requested our opinion as to the fairness from a financial point of view to the stockholders of Westwood Corporation ("Westwood") of the terms of a proposed merger of Westwood with a wholly-owned subsidiary of L-3 Communications Corporation ("L-3") (the "Merger"). Pursuant to the Merger each share of Westwood would become entitled to receive in cash $2.30 or, in the case of shares issuable upon exercise of outstanding options and warrants, the difference between $2.30 and the exercise price of the options or warrants, and outstanding convertible debt would be converted into shares of common stock pursuant to the terms of such debt. It is understood that, giving effect to such exercise and conversion, the number of shares of Westwood to be outstanding would be 10,481,103. In addition, outstanding debt of Westwood will remain with the surviving corporation in the Merger.

         In formulating our opinion, we have reviewed: 1) drafts of the Agreement and Plan of Merger among L-3, the aforementioned subsidiary of L-3 and Westwood; 2) drafts of a Stockholders Agreement among the parties to the Agreement and Plan of Merger and certain major stockholders of Westwood; 3) recent Forms 10-Q, 10-K and 8-K of Westwood; 4) similar documents of L-3; 5) a Confidential Memorandum dated November 2001 on Westwood, prepared in connection with consideration of strategic alternatives by Westwood, including private placement of its securities and sale or merger, 6) projections prepared by Westwood of its results of operations and financial condition through the fiscal year ending March 31, 2005; 7) drafts of proxy material relating to the Merger;
8) to the extent we considered appropriate, Annual Reports and Forms 10-K and 10-Q (through the latest available quarter) of certain publicly traded companies comparable in nature of business to Westwood (as indicated by their respective code numbers under the North American Industry Classification System); 9) recent prices and trading volumes of Westwood common stock and of the publicly traded companies regarded by us as comparable in nature of business; 10) to the extent we considered appropriate, recent merger and acquisition and similar transactions for publicly traded companies in the business in which Westwood is engaged (since the beginning of 2001, we were unable to find such transactions where the acquired companies provided publicly available information through filings with the Securities and Exchange Commission); and 11) such other matters as we deemed appropriate and relevant. In addition, we discussed with management of Westwood and L-3 the purposes of the Merger.


                    Satellite Office for overnight deliveries

    23 Pudding Hill Lane           East Hampton             New York 11937
     Tel. (631) 324-5133       Fax (631) 324-1523     Email: info@nycapital.com

                                                    NEW YORK CAPITAL CORPORATION

Westwood Corporation
August 6, 2002
Page 2

         We have previously provided a fairness opinion to the Board of Directors of Westwood in connection with a private financing in February 2001 and were engaged by Westwood to consider strategic alternatives, including a refinancing and a sale or merger, in June and July 2001.

         In view of the historical annual losses of Westwood (and losses of several of the compared companies) until the twelve months ended March 31, 2002 and the resultant erratic effective tax rates of Westwood and the compared companies, we employed other metrics designed to avoid these obstacles to comparability. Specifically, we calculated market value (MV) (based on closing prices at August 2, 2002) as a ratio to pre-tax income; MV plus interest-bearing debt (IBD) as a ratio to earnings before interest and taxes (EBIT), MV plus IBD as a ratio to EBIT plus depreciation and amortization (EBITDA), M0V as a ratio to revenues (REV), and MV as a ratio to stockholders' equity (BK), all for the latest reported twelve months, generally ended March 31, 2002, and as of that date.

         The following table shows the range of these metrics for the compared companies and for Westwood, as well as for Westwood reflecting the Merger consideration:

                      Comparable            Comparable             Current        Westwood
                      Group I (a)           Group II (b)          Westwood         Merger
                      -----------           ------------          --------         ------
MV/Pre-Tax Income     2.93 - 55.12 (d)      7.20 - 15.51 (c)        7.54           19.50
MV + IBD/EBIT         3.39 - 27.95          9.10 - 17.41 (c)        9.99           19.10
MV + IBD/EBITDA       8.39 - 17.72         11.91 - 17.63 (c)        6.07           11.60
MV/REV                 .58 - 1.51            .28 - 2.70              .17             .43
MV/BK                  .79 - 6.43            .77 - 2.12 (c)         1.56            4.03

  (a) Like Westwood, heavily involved in defense - 9 companies
  (b) Substantially involved in civilian business - 5 companies
  (c) Several had negative pre-tax EBIT, EBITDA or BK
  (d) One ratio was 216.53 because of a negligible pre-tax income

It should also be noted that the $2.30 per share consideration is 85% above the recent price of Westwood's common stock (average close since June 3, 2002), 31% above the highest price attained in the latest twelve-month period, and over 80% above the price generally prevailing over that period.

         It is apparent from the foregoing table that the consideration being paid in the Merger constitutes a very substantial premium to the stockholders of Westwood over their current values and, in a number of cases, places the consideration at the upper end of the range of the respective metrics.

         On the basis of the foregoing, it is our opinion that the terms of the proposed merger of Westwood with a wholly owned subsidiary of L-3 are fair from a financial point of view to the stockholders of Westwood.

Very truly yours,


Jay Cooke
President

                                                                      Appendix C


                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT dated as of August 8, 2002 (this "Agreement"), among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation having its principal office at 600 Third Avenue, New York, NY 10016 ("Parent"), BLUE ACQUISITION CORP., a Nevada corporation and a wholly owned subsidiary of Parent having its principal office at 600 Third Avenue, New York, NY 10016 ("Sub"), WESTWOOD CORPORATION, a Nevada corporation having its principal office at 12402 E. 60th Street, Tulsa, OK 74146 (the "Company"), and each of THE INDIVIDUALS AND OTHER PARTIES LISTED ON SCHEDULE A ATTACHED HERETO (together with any person as hereafter may become a party hereto pursuant to Section 5, each, a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS, contemporaneously herewith, Parent and Sub are entering into an Agreement and Plan of Merger with the Company, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing, among other things, for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; capitalized and other defined terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time;

     WHEREAS, each Stockholder owns (of record or beneficially) the number and type of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A hereto (such shares of Company Common Stock beneficially owned or owned of record being referred to herein as such Stockholder's "Subject Shares"); and

     WHEREAS as a condition to the willingness of Parent and Sub to enter into the Merger Agreement, Parent and Sub have required that each Stockholder enter into this Agreement, and in order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

     SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, only as to itself, represents and warrants to Parent and Sub as follows:

     (a) Organization; Authority; Execution and Delivery; Enforceability. With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has all requisite corporate or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. With respect to each Stockholder that is a natural person, such Stockholder has all requisite power, authority and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with the terms hereof have been duly authorized by all necessary corporate or other action on the part of such Stockholder and no other corporate or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent and Sub, constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) with respect to each Stockholder that is not a natural person, any certificate of incorporation or bylaws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (B) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject, or (C) subject to the governmental filings and other matters referred to in the following sentence, any Applicable Law. No Consent is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under applicable competition, merger control, antitrust or similar laws or regulations, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

     (b) The Subject Shares. Such Stockholder is the record or beneficial owner of the number and type of Subject Shares of such Stockholder set forth opposite his or its name on Schedule A hereto, and if such Stockholder is a record owner of Subject Shares such Stockholder has good and marketable title to such Subject Shares, free and clear of any Share Encumbrances, except as set forth on Section 3.02(d) of the Company Disclosure Schedule to the Merger Agreement. Such Stockholder does not own beneficially or of record any shares of capital stock or other securities of the Company or any of its Subsidiaries other than the Subject Shares as set forth opposite his or her or its name on Schedule A hereto. Such Stockholder has the sole right to vote and, except as set forth in the Pledge Agreements in the case of the Pledged Shares (as such terms are defined below in this Section 1(b)), to Transfer (as defined in Section 2(c)) the Subject Shares owned by such Stockholder, and none of the Subject Shares owned by such Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except, in the case of the voting of the Subject Shares, as set forth in Sections 2 and 3 and, in the case of the Transfer of the Subject Shares, as set forth in Section 2 and, in the case of the Pledged Shares, the Pledge Agreements.

     For purposes of this Agreement, "Pledge Agreements" means, collectively,
(i) the Chattel, Pledge and Security Agreement, dated December 18, 2001, between Ernest H. McKee and Stillwater Bank and Trust Company, Stillwater, Oklahoma (the "Bank"), in respect of the pledge (the "Pledge") of 750,000 shares (the "Pledged Shares") of Company Common Stock held by Ernest H. McKee to the Bank, (ii) the Assignment of Investment Property/Securities Agreement dated as of March 1, 2002, between Ernest H. McKee and the Bank, and (iii) the Letter Agreement dated as of the date hereof, between Ernest H. McKee and the Bank.

     (c) Private Offering. Such Stockholder has not, nor has any Affiliate of such Stockholder nor has anyone acting on behalf of such Stockholder, issued, sold or offered any security of the Company to any person under circumstances that would cause the sale, if any, of the Subject Shares of any Stockholder to Parent (or its designee or assignee) as contemplated by Section 2(i) to be subject to the registration or qualification requirements of the Securities Act or any applicable state securities laws. The sale and delivery, if any, of the Subject Shares of such Stockholder hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of any applicable state securities laws.

     SECTION 2. Covenants of Each Stockholder. Each Stockholder, severally and not jointly, only as to itself, covenants and agrees as follows:

     (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) of such stockholders with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

     (b) During the term of this Agreement, at any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) of such stockholders is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to in respect of the Subject Shares), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal (as defined in Section 5.02(a) of the Merger Agreement); (ii) any amendment of the Company's Articles of Incorporation or Bylaws, except with the prior written consent of Parent as provided in, and in accordance with, Section 5.01(a) of the Merger Agreement; or (iii) any other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the consummation of any of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this

Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

     (c) During the term of this Agreement, such Stockholder shall not: (i) sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, "Transfer"), or, except as may be required under the Pledge Agreements, consent to or permit any Transfer of, any Subject Shares of such Stockholder or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any such Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement; or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal (as defined in Section 5.02(a) of the Merger Agreement) or Frustrating Transaction with respect to any Subject Shares of such Stockholder, other than pursuant to this Agreement.

     (d) During the term of this Agreement, such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares of such Stockholder, other than, in the case of the Pledged Shares, as may be required under the Pledge Agreements, unless such Transfer is made in compliance with this Agreement (including the provisions of Sections 2(h) and 2(i)).

          The Company shall ensure that no Transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force and effect.

     (e) Subject to the following paragraph of this Section 2(e), such Stockholder shall not, nor shall such Stockholder permit any of its Affiliates to, or authorize or permit any director, officer, employee, partner or agent of such Stockholder or any of its Affiliates, or any investment banker, attorney or other advisor or representative of such Stockholder or any of its Affiliates to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined in Section 5.02(a) of the Merger Agreement) or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal (as defined in Section 5.02(a) of the Merger Agreement) or Frustrating Transaction, or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any Person with respect to, any Takeover Proposal (as defined in Section 5.02(a) of the Merger Agreement) or Frustrating Transaction.

          Notwithstanding the preceding paragraph of this Section 2(e) and notwithstanding Section 2(f), nothing in this Agreement shall limit or restrict a Stockholder that is a director of the Company or limit or restrict a partner or an employee or agent of a Stockholder that is a director of the Company from acting in his or her or its capacity as a member of the Board of Directors of the Company to the extent that such Board of Directors is engaging in activities expressly and specifically permitted under Section 5.02 of the Merger Agreement.

     (f) (i) During the term of this Agreement, such Stockholder shall take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

          (ii) During the term of this Agreement, such Stockholder shall not, and such Stockholder shall not permit any of its Affiliates to, or authorize or permit any director, officer, employee, partner or agent of such Stockholder or any of Affiliates or any investment banker, attorney or other advisor or representative of such Stockholder or any of its Affiliates to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without the prior written consent of Parent, except as may be required by Applicable Law or as expressly contemplated by
Section 6.06 of the Merger Agreement.

     (g) Such Stockholder hereby waives any rights of appraisal in connection with, or rights to dissent from, the Merger that such Stockholder may have.

     (h) (i) If (A) (1) the Merger Agreement is terminated (x) by either Parent or the Company pursuant to Section 8.01(b)(iii) of the Merger Agreement, (y) by Parent pursuant to Section 8.01(c) of the Merger Agreement, or (z) by the Company pursuant to Section 8.01(f) of the Merger Agreement, (2) an Acquisition Agreement with respect to any Takeover Proposal (as defined in Section 8.03(b)(i)(B) of the Merger Agreement) is entered into by the Company or any of its Subsidiaries within 12 months after such termination of the Merger Agreement, and (3) such Takeover Proposal (as defined in Section 8.03(b)(i)(B) of the Merger Agreement) is consummated within 24 months of such termination, or
(B) a Parent Takeover Proposal (as defined in Section 2(h)(vi)) made by Parent (including any amendment of the Merger Agreement) which provides for Transaction Consideration (as defined in Section 2(h)(iii)) in excess of $2.30 (as such amount may be adjusted from time to time for any of the events referred to in the last sentence of Section 6, the "Deal Price") per share is consummated (any Takeover Proposal or Parent Takeover Proposal referred to in clause (A) or (B) above is referred to herein as a "Transaction"), then such Stockholder shall pay to Parent an amount in cash equal to such Stockholder's Profit (as defined in Section 2(h)(ii)); provided, however, that if all or any part of the Transaction Consideration which such Stockholder is entitled to receive is not cash, then such Stockholder's Profit shall be paid to Parent in each type of consideration paid to such Stockholder and in the same proportions as the types of consideration comprising the Transaction Consideration which such Stockholder is entitled to receive, in each case determined at the close of business on the date of the consummation of the Transaction, such that (1) in respect of Transaction Consideration to be paid to such Stockholder in cash, Parent shall be paid Profits by such Stockholder in cash in an amount equal to the aggregate Transaction Consideration to be paid to such Stockholder in cash multiplied by a fraction (x) the numerator of which is equal to such Stockholder's Profit and
(y) the denominator of which is equal to the aggregate Transaction Consideration to be received by such Stockholder (such fraction, the "Profit Percentage"), (2) in respect of Transaction Consideration to be paid to such Stockholder in the form of securities, Parent shall be paid Profits by such Stockholder, for each type of securities to be so paid, in the form of that number of such securities that is equal to the total number of such securities to be paid to such Stockholder multiplied by the Profit Percentage, and (3) in respect of Transaction Consideration to be paid to such Stockholder in consideration of a type other than cash or securities, Parent shall be paid Profits by such Stockholder in the form of such type of consideration and in an amount equal to the aggregate fair market value of such consideration to be paid to Stockholder, with such fair market value determined as of the date of the consummation of the relevant transaction, multiplied by the Profit Percentage; provided further, however, that all such determinations shall be made as of the close of business on the date of the consummation of the relevant Transaction without any regard to any events or circumstances occurring thereafter (such as changes in the trading price of any securities). Such Profits shall be paid to Parent, for each type of consideration, within three business days after the receipt by such Stockholder of such consideration. Any payment of Profit under this Section 2(h) shall (AA) if paid in cash, be paid by wire transfer of same day funds to an account designated by Parent, and (BB) if paid through the transfer of securities or other non-cash consideration, be paid through the delivery of such securities or other non-cash consideration, suitably endorsed or otherwise documented for transfer (if applicable), to Parent at its address set forth in Section 9.02 of the Merger Agreement.

          (ii) The "Profit" of such Stockholder shall mean, as of the close of business on the date of consummation of a Transaction, the amount (if a positive number) equal to (A) the product of (1) the Transaction Consideration (as determined at such time) minus the Deal Price multiplied by (2) the number of Subject Shares held by such Stockholder on the date of termination of this Agreement in accordance with Section 8 (other than any Subject Shares sold, transferred and delivered to Parent or its designee pursuant to Section 2(i)), minus (B) any Profit Taxes (as defined in Section 2(h)(v)).

          (iii) "Transaction Consideration" shall mean, with respect to any Transaction, the fair market value of the consideration which such Stockholder (or its transferees) is entitled to receive (including any residual interest in the Company retained immediately following consummation of a Transaction) in respect of each share of Company Common Stock of such Stockholder (or its transferees) in such Transaction, determined as of the close of business on the date of the consummation of such Transaction; provided, however, that if different types or amounts of consideration are to be paid (or retained) in a Transaction, the "Transaction Consideration" shall be determined by dividing (1) the aggregate fair market value of all the consideration (determined as of the close of business on the date of the consummation of such Transaction received or receivable by (including any residual interest in the Company retained by) such Stockholder (or its transferees) (assuming for purposes of this calculation that such Stockholder (or his transferees) has converted, exercised or exchanged all convertible securities owned by any of them prior to the consummation of such Transaction) by (2) the number of Subject Shares held by such Stockholder (or its transferees) on the date of termination of this Agreement in accordance with Section 8 (other than any Subject Shares sold, transferred and delivered to Parent or its designee pursuant to Section 2(i)).

          (iv) For purposes of this Section 2(h), the "fair market value" of any non-cash consideration consisting of:

               (A) securities listed on a national securities exchange or traded on the NASDAQ shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ for the 10 trading days prior to the date of determination; and

               (B) consideration which is other than securities of the form specified in Section 2(h)(iv)(A) shall be determined by a nationally recognized independent investment banking firm mutually selected, within three business days after the event requiring selection of such investment banking firm, by Parent and the Stockholders, which determination shall be made by such investment banking firm within 15 business days after the date of such event; provided, however, that if Parent and the Stockholders do not agree within three business days after the date of such event as to the selection of an investment banking firm, then, by the end of the fifth business day after the date of such event, each of Parent, on the one hand, and the Stockholders, on the other hand, shall select a nationally recognized investment banking firm, which two investment banking firms shall jointly make such determination within 20 business days after the date of such event, or, if such two investment banking firms are unable to agree on such determination, the two investment banking firms shall, by the end of the 20th business day after the date of such event, select a third nationally recognized investment banking firm and notify such third investment banking firm in writing (with a copy to Parent and each Stockholder) of their respective determinations of the fair market value of such non-cash consideration, following which such third investment banking firm shall, within 15 business days after the date of its selection, notify Parent and each Stockholder in writing of its selection of one or the other of the two original determinations of the fair market value of such non-cash consideration; provided further, however, that the reasonable and customary fees and expenses of all such investment banking firms shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

          (v) The "Profit Taxes" of such Stockholder shall mean the net amount of income taxes (U.S. federal, state and local) actually incurred by such Stockholder solely as a result of the receipt of Profits by such Stockholder determined taking into account any deduction, loss or offset against income taxes attributable to the payment of Profits by such Stockholder to Parent in accordance with the terms of this Agreement; provided, however, that solely for the purposes of calculating Profit Taxes, clause (B) of the definition of Profits contained in Section 2(h)(ii) shall be disregarded. Solely for purposes of calculating Profit Taxes, in the case of a Stockholder that is treated as a pass-through entity for U.S. federal, state or local income tax purposes, as the case may be, the term "Stockholder" shall mean any direct member of such pass-through entity and any indirect member of such pass-through entity that owns its interest in such pass-through entity to the extent it owns such interest through one or more other pass-through entities. For the purposes of this clause, a "pass-through entity" includes without limitation, a partnership, disregarded entity, trust, subchapter S corporation, controlled foreign corporation, foreign person holding company or a passive foreign investment company to the extent a qualifying electing fund election has been made with respect to it.

          (vi) A "Parent Takeover Proposal" means any inquiry, proposal or offer from Parent or any of its Subsidiaries relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 40% or more of the total revenue, operating income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (B) 40% or more of the outstanding shares of Company Common Stock, or 40% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above.

          (vii) If any payment of any Stockholder's Profits described in this
Section 2(h) shall consist in whole or in part of a fractional share of securities or other property, then the applicable Stockholder, in lieu of such fractional share of securities or other property, shall pay to Parent a cash adjustment in an amount equal to the fair market value of such fractional share of securities or other property determined as of the close of business on the date of the consummation of the Transaction to which such payment relates and calculated pursuant to Section 2(h)(iv).

          (viii) Payment of any Stockholder's Profits described in this Section 2(h) shall not be in lieu of (but shall be in addition to) the fees and expenses (including any Termination Fee) that may become payable to Parent pursuant to
Section 8.03 of the Merger Agreement and/or damages incurred in the event of a breach of this Agreement or the Merger Agreement.

     (i) During the term of this Agreement (taking into account the penultimate sentence of Section 8), at the request of Parent or Sub, such Stockholder shall exercise, exchange or convert, as the case may be, or cause to be exercised, exchanged or converted, as the case may be, such number and type of convertible securities (including Stock Options, Warrants and Convertible Notes) beneficially owned by such Stockholder and then exercisable, exchangeable or convertible, as the case may be, as Parent or Sub, as the case may be, may request, in each case within two business days following the later of (i) such request and (ii) the last to occur of (A) the expiration or termination of any waiting period (and any extension thereof) applicable to the relating Option Exercise referred to below under any applicable competition, merger control, antitrust or similar law or regulation and (B) the receipt of any other regulatory approvals applicable to such Option Exercise; provided, however, that Parent or Sub, as the case may be, shall purchase, upon the terms and subject to the conditions set forth in the next following sentence of this Section 2(i), all the shares of Company Common Stock issued upon such exercise, exchange or conversion, as the case may be, of convertible securities; provided further, however, that such Stockholder shall not be obligated so to exercise, exchange or convert, as the case may be, any convertible security (including any Stock Option, Warrant or Convertible Note) if the exercise price, exchange price or conversion price, as the case may be, per share of Company Common Stock in respect of such convertible security is above the Deal Price. At the request of Parent or Sub (an "Option Exercise"), such Stockholder shall sell, transfer and deliver or cause to be sold, transferred and delivered to Parent or Sub (or their respective designees or assignees), as the case may be, and Parent or Sub (or their respective designees or assignees), as the case may be, shall purchase from, such Stockholder, all or any portion (as specified by Parent or Sub, as the case may be) of the Subject Shares that consist of Company Common Stock of such Stockholder within four business days following the later of (1) such request and (2) the last to occur of (x) the expiration or termination of any waiting period (and any extension thereof) applicable to such sale and purchase under any applicable competition, merger control, antitrust or similar law or regulation and (y) the receipt of any other regulatory approvals applicable to such sale and purchase, for a purchase price per share equal to the Deal Price.

     (j) If, during the term of this Agreement (taking into account the penultimate sentence of Section 8), Parent or one of its Affiliates offers to purchase or otherwise acquire shares of Company Common Stock (the "Offer") in connection with a Parent Takeover Proposal (including any amendment of the Merger Agreement), then, at the request of Parent, each Stockholder hereby agrees validly to tender (or cause the record owner of such shares, as applicable, validly to tender), pursuant to and in accordance with the terms of the Offer set forth in the acquisition agreement in respect of such Offer (including any amendment of the Merger Agreement), but in no event later than ten business days after the date on which Parent or such Affiliate commences the Offer, all the Subject Shares and to not withdraw any of the Subject Shares so tendered unless the Offer is terminated or has expired; provided, however, that Parent (or such Affiliate) shall purchase all the Subject Shares so tendered at a price per share of Company Common Stock equal to the Deal Price or any higher price that may be paid in the Offer; provided further, however, that Parent's (or such Affiliates') obligation to accept for payment and pay for the Subject Shares in the Offer shall be subject to all the terms and conditions of the Offer set forth in the acquisition agreement in respect of such Offer (including any amendment of the Merger Agreement).

     SECTION 3. Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) Each Stockholder hereby irrevocably grants to, and appoints, each of Parent, Christopher C. Cambria, its Senior Vice President, Secretary and General Counsel, and Michael T. Strianese, its Senior Vice President of Finance, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or any Frustrating Transaction, and (iii) otherwise in accordance with
Section 2. The proxy granted in this Section 3 shall expire upon the earlier of the termination of this Agreement pursuant to Section 8 or the date that is 24 months and three days following the date of the granting of such proxy pursuant hereto.

     (b) Each Stockholder represents and warrants that any proxies heretofore given in respect of such Stockholder's Subject Shares were not irrevocable, and that all such proxies hereby are revoked.

     (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.

     SECTION 4. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.

     SECTION 5. Additional Purchases. Each Stockholder agrees that any shares of capital stock of the Company ("New Subject Shares") that such Stockholder acquires beneficial ownership thereof after the date of this Agreement and prior to the date of termination of this Agreement in accordance with Section 8, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Subject Shares. If, at any time or from time to time after the date of this Agreement and prior to the date of termination of this Agreement in accordance with Section 8, any Stockholder acquires beneficial ownership of New Subject Shares, but is not the record owner of such New Subject Shares, then, contemporaneously with such acquisition, such Stockholder shall cause the holder of record of such New Subject Shares (if such holder of record is not then a party to this Agreement) to execute and deliver to Parent a joinder agreement to be bound by the provisions of, and to become a party to, this Agreement as a "Stockholder", in form and substance satisfactory to Parent. Upon the occurrence of any of the events referred to in this Section 5, Schedule A hereto shall be adjusted appropriately.

     SECTION 6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder (including the obligations under Section 2(h)) shall attach to such Stockholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and each Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares listed on Schedule A hereto opposite the name of each Stockholder shall be adjusted appropriately and the Deal Price will be adjusted appropriately.

     SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign, in whole or in one or more parts, (a) any or all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, and (b) any of or all its rights, interests and obligations under Section 2(h) or Section 2(i) to one or more third parties, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

     SECTION 8. Termination. This Agreement shall terminate upon the earlier of
(a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that the proxy granted in Section 3 shall terminate as provided in Section 3(a); provided further, however, that if the Merger Agreement is terminated pursuant to Section 8.01(b)(iii), Section 8.01(c) or Section 8.01(f) of the Merger Agreement, then Sections 1, 2(h), 4,

6, 7, 9, 10 and 11, as well as this Section 8, shall continue in full force and effect for the duration of the Residual Period. The "Residual Period" means the period beginning on the date of termination of the Merger Agreement and ending 12 months thereafter; provided, however, that if within such 12 month-period the Company or any of its Subsidiaries enters into an Acquisition Agreement contemplated under clause (i)(A)(2) of Section 2(h), then the Residual Period shall not end until the date that is 24 months and three days after the termination of the Merger Agreement. Notwithstanding the foregoing, this Agreement shall not terminate (i) with respect to any Option Exercise made prior to the date of termination of the Merger Agreement until the sale, transfer and delivery of the Subject Shares with respect to such Option Exercise have been effected, and (ii) with respect to Section 2(j) until the Offer is terminated or has expired. No termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

     SECTION 9. General Provisions.

     (a) Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all the parties hereto.

     (b) Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (i) delivered personally,
(ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class certified or registered mail or by next-day or overnight mail or personal delivery, to Parent, Sub or the Company in accordance with Section 9.02 of the Merger Agreement and to any of the Stockholders at its or his respective address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like Notice), with a copy to:

          Conner & Winters
          A Professional Corporation
          3700 First Place Tower
          15 E. 5th Street
          Tulsa, Oklahoma 74103-4344
          Facsimile: (918) 586-8548
          Attention: C. Raymond Patton, Jr., Esq.

Any Notice shall be deemed effective and given upon receipt (or refusal of receipt).

     (c) Interpretation.

          (i) When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References herein to a person are also to its permitted successors and assigns. References herein to a gender are also to all other genders. References herein to convertible securities also shall include exchangeable securities and exercisable securities.

          (ii) The parties hereto have participated jointly in the negotiation and drafting of the Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (d) Counterparts; Effectiveness. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages, or in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 3) any rights or remedies.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

     (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     (h) Definitions. For the purpose of this Agreement, "beneficially own" or "beneficial ownership" or phrases of similar import with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that for purposes of determining beneficial ownership of a security under this Agreement, all vesting requirements or other waiting periods with respect to the conversion, exercise or exchange of a security that is convertible, exercisable or exchangeable shall be deemed to be fully satisfied.

     SECTION 10. Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of New York or of any New York state court if any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of New York or a New York state court.

     SECTION 11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.

     SECTION 12. Pledge Agreements. From the date hereof until the date of termination of this Agreement with respect to all Option Exercises pursuant to the penultimate sentence of Section 8, Ernest H. McKee hereby agrees to not (a) amend, supplement or modify, or (b) agree to amend, supplement or modify, any of the Pledge Agreements without the prior written consent of Parent.

     IN WITNESS WHEREOF, each of the parties duly has executed this Agreement, all as of the date first written above.

                                    Parent:

                                    L-3 COMMUNICATIONS CORPORATION


                                  By:   /s/ Christopher C. Cambria
                                        -----------------------------------
                                        Name:  Christopher C. Cambria
                                        Title: Senior vice President, Secretary
                                               and General Counsel


                                    Sub:

                                    BLUE ACQUISITION CORP.


                                  By:   /s/ Christopher C. Cambria
                                        -----------------------------------
                                        Name:  Christopher C. Cambria
                                        Title: Vice President


                                    Company:

                                    WESTWOOD CORPORATION


                                  By:   /s/ Ernest H. McKee
                                        -----------------------------------
                                        Name:  Ernest H. McKee
                                        Title: President


                                    Stockholders:

                                    /s/ Ernest H. McKee
                                    ---------------------------------------
                                    ERNEST H. MCKEE

                                    /s/ William J. Preston
                                    ---------------------------------------
                                    WILLIAM J. PRESTON

                                                                      SCHEDULE A

                                                 Number and Type of Subject
                                                        Shares Owned
Name and Address of Stockholders                 of Record or Beneficially
--------------------------------          --------------------------------------

Ernest H. McKee                           1,932,277(1) shares of Common Stock(2)
2902 E. 74th Street
Tulsa, Oklahoma  74136

William J. Preston, M.D.                  1,403,371(3) shares of Common Stock(4)
1717 Woodstead Court
The Woodlands, Texas  77380

----------
(1) Includes options to acquire 174,924 shares of Company Common Stock pursuant to Company Stock Plans, 258,750 shares of Company Common Stock issuable upon conversion of the Convertible Notes, and Warrants to acquire 121,563 shares of Company Common Stock.

(2) All such Subject Shares are owned beneficially and of record by Ernest H. McKee.

(3) Includes options to acquire 100,000 shares of Company Common Stock pursuant to Company Stock Plans, 368,750 shares of Company Common Stock issuable upon conversion of the Convertible Notes, and Warrants to acquire 164,063 shares of Company Common Stock.

(4) All such Subject Shares are owned beneficially and of record by William J. Preston, M.D.

                                                                      Appendix D


                           RIGHTS OF DISSENTING OWNERS

                          RIGHTS OF DISSENTING OWNERS

         NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
         (Added to NRS by 1995, 2086)

         NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
         (Added to NRS by 1995, 2087)

         NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
         (Added to NRS by 1995, 2087)

         NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
         (Added to NRS by 1995, 2087; A 1999, 1631)

         NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (Added to NRS by 1995, 2087)

         NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
         (Added to NRS by 1995, 2087)

         NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
         (Added to NRS by 1995, 2087)

         NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
         (Added to NRS by 1995, 2087)

         NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
         (Added to NRS by 1995, 2087)

         NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
         (Added to NRS by 1995, 2088)

         NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
         (Added to NRS by 1995, 2088)

         NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
         (Added to NRS by 1995, 2088)

         NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

                  (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

                  (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
         (Added to NRS by 1995, 2087; A 2001, 1414, 3199)

         NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                  (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                           (I) The surviving or acquiring entity; or

                           (II) Any other entity which, at the effective date of
the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                  (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
         (Added to NRS by 1995, 2088)

         NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
         (Added to NRS by 1995, 2089)

         NRS 92A.410 Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
         (Added to NRS by 1995, 2089; A 1997, 730)

         NRS 92A.420 Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
         (Added to NRS by 1995, 2089; 1999, 1631)

         NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

         NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

         1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
         (Added to NRS by 1995, 2090; A 1997, 730)

         NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
         (Added to NRS by 1995, 2090)

         NRS 92A.460 Payment for shares: General requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.
         (Added to NRS by 1995, 2090)

         NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
         (Added to NRS by 1995, 2091)

         NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
         (Added to NRS by 1995, 2091)

         NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
         (Added to NRS by 1995, 2091)

         NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
         (Added to NRS by 1995, 2092)

                                                                      Appendix I

                              WESTWOOD CORPORATION
                             12402 East 60th Street
                              Tulsa, Oklahoma 74146

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 13, 2002



                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                             OF WESTWOOD CORPORATION


The undersigned hereby constitutes and appoints Ernest H. McKee, Richard E. Minshall, Anthony Pantaleoni, John H. Williams, Sr. and William J. Preston, and each of them, lawful attorneys and proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock of Westwood Corporation the undersigned is entitled to vote at the Special Meeting of Stockholders of Westwood Corporation, to be held on the 13th day of November, 2002, at 9:00 a.m., Central Standard Time, in the executive offices of Westwood Corporation at 12402 East 60th Street, Tulsa, Oklahoma 74146, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or postponements thereof. Receipt of the Proxy Statement dated October 7, 2002, is acknowledged.


Please mark your vote as indicated in this example: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.


1. To approve and adopt the Agreement and Plan of Merger dated as of August 8, 2002, by and among L-3 Communications Corporation, Blue Acquisition Corp. and Westwood Corporation relating to the merger of Blue Acquisition Corp., a wholly owned subsidiary of L-3 Communications Corporation, with and into Westwood Corporation and authorize the completion of the merger on the terms set forth in such Agreement and Plan of Merger.


            [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments or postponements thereof.


                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, this Proxy will be voted "FOR" item 1.

This proxy is solicited by the board of directors of Westwood Corporation.


                                    -----------------------------------
                                    Signature


                                    -----------------------------------
                                    Signature if held jointly


                                    Dated:
                                          -----------------------------



(Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.)